                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/

    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                 THE LESLIE FAY COMPANY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share
     2)  Aggregate number of securities to which transaction applies: 2,111,966
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $7.00
     4)  Proposed maximum aggregate value of transaction: $14,783,762
     5)  Total fee paid: $2,956.75

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
         -----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     3)  Filing Party:
         -----------------------------------------------------------------------
     4)  Date Filed:
         -----------------------------------------------------------------------

                          THE LESLIE FAY COMPANY, INC.
                                 1412 BROADWAY
                            NEW YORK, NEW YORK 10018

                                                                   July 30, 1999

To the Stockholders of The Leslie Fay Company, Inc.:

    You are cordially invited to attend the Annual Meeting of Stockholders of The Leslie Fay Company, Inc. (the "Company") to be held at the Fashion Institute of Technology, Seventh Avenue at 27th Street, C-Building, 9th Floor, New York, New York on Tuesday, August 24, 1999, at 10:30 a.m., local time.

    At the meeting, you will be asked to consider and vote upon a proposal to adopt an Agreement and Plan of Merger (the "Merger Agreement") dated as of May 12, 1999 among the Company, Three Cities Offshore II C.V., Three Cities Fund II, L.P. and TCR Acquisition Sub Co. ("Merger Sub"). You can find the full text of the Merger Agreement as Annex A at the back of the accompanying Proxy Statement, and we urge you to read it in its entirety. Your Board of Directors is seeking your vote on this important transaction. You will also be asked to vote on the various other matters listed in the accompanying Notice of Meeting.

    If the Merger Agreement is adopted, upon completion of the merger, Merger Sub will be merged with and into the Company. As part of the merger, you will have the right to elect to receive $7.00 per share in cash for some or all of your shares, and any shares for which you do not make an election will remain your shares of the Company's Common Stock, par value $.01 per share ("Common Stock"). However, if the holders of more than 2,111,966 shares elect to receive cash, there will be a pro rata reduction so that all of the holders who elect to receive cash will receive cash for some of their shares and keep the remainder of their shares. Pursuant to the Merger, the Company's certificate of incorporation will be amended and restated to modify certain provisions regarding the approval of business combination transactions. The Company will continue its operations as a public company following completion of the merger.

    THE BOARD OF DIRECTORS HAS ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

    THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION AS TO WHETHER STOCKHOLDERS OF THE COMPANY SHOULD ELECT TO RECEIVE CASH OR KEEP THEIR SHARES OF COMMON STOCK. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION WITH RESPECT TO SUCH ELECTION.

    Under the Company's amended and restated certificate of incorporation, the affirmative vote of at least two-thirds of the votes of all of the outstanding shares of Common Stock is required to adopt the Merger Agreement.

    The accompanying Proxy Statement explains the proposed merger and provides specific information concerning the meeting. We have also enclosed a copy of our annual report for the year ended January 2, 1999 and a copy of our quarterly report for the thirteen weeks ended April 3, 1999, both of which contain important information about the Company. Please read all of them carefully.

    YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE URGE YOU TO PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

    Your prompt submission of a proxy card will be greatly appreciated.

                                          Sincerely,

                                          John J. Pomerantz
                                          Chairman of the Board
                                          and Chief Executive Officer

                          THE LESLIE FAY COMPANY, INC.
                                 1412 BROADWAY
                            NEW YORK, NEW YORK 10018

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 24, 1999

To the Stockholders of The Leslie Fay Company, Inc.:

    The 1999 Annual Meeting of Stockholders (the "Meeting") of The Leslie Fay Company, Inc. (the "Company") will be held at the Fashion Institute of Technology, Seventh Avenue at 27th Street, C-Building, 9th Floor, New York, New York, on Tuesday, August 24, 1999, at 10:30 a.m. local time to:

    1. Consider and vote upon a proposal to adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of May 12, 1999, among the Company, Three Cities Offshore II C.V. ("Offshore II"), Three Cities Fund II, L.P. (together with Offshore II, the "Buyers") and TCR Acquisition Sub Co. ("Merger Sub"), pursuant to which, among other things, Merger Sub will merge with and into the Company (the "Merger") and each stockholder of the Company will have the right to receive cash in the amount of $7.00 per share, without interest, for some or all of their shares and to keep the balance of their shares of Common Stock of the Company. If more than 2,111,966 shares elect to receive cash, there will be a pro rata reduction so that all of the electing stockholders will receive cash for some of their shares and keep the remainder of their shares. The Merger Agreement is more fully described in the accompanying Proxy Statement;

    2.  Elect eight directors;

    3. Ratify the appointment of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ending January 1, 2000;

    4. Adjourn the Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Meeting to adopt the Merger Agreement; and

    5. Consider such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

    Information regarding the proposals to be acted upon at the Meeting is contained in the accompanying Proxy Statement. A copy of the Merger Agreement is set forth as Annex A in the accompanying Proxy Statement.

    The close of business on Friday, July 23, 1999 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof. Only holders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting or any adjournments or postponements thereof.

    The accompanying Proxy Statement sets forth information relating to the Company and the Buyers, including financial information relating to the Company and describes the terms and conditions of the Merger and the Merger Agreement. Other important information about the Company is contained in our annual report for the year ended January 2, 1999 and our quarterly report for the thirteen weeks ended April 3, 1999, both of which are being sent to you along with this Proxy Statement. Please review all of these materials carefully before completing the enclosed proxy card.

    PLEASE DO NOT SEND ANY CERTIFICATES FOR YOUR SHARES WITH YOUR PROXY CARD. A FORM OF ELECTION WITH INSTRUCTIONS FOR THE ELECTION OF CONSIDERATION AND SURRENDER OF YOUR SHARES IS BEING SENT TO YOU SEPARATELY WITH A RETURN ENVELOPE ADDRESSED TO THE EXCHANGE AGENT, AMERICAN STOCK TRANSFER & TRUST COMPANY.

                                          By Order of the Board of Directors,

                                                    WARREN T. WISHART
                                                        Secretary

New York, New York
July 30, 1999

--------------------------------------------------------------------------------

It is important that your shares be represented at the Meeting. Whether or not you plan to attend the Meeting, you are urged to, as promptly as practicable, sign, date and return the enclosed form of proxy, which requires no postage if mailed in the United States. If you hold shares directly in your name and attend the Meeting, you may vote your shares in person, even if you have previously submitted a proxy card. Your proxy may be revoked at any time before it is voted by submitting a written revocation or a proxy bearing a later date to the Secretary of the Company, or by attending and voting in person at the Meeting. For shares held in "street name," you may revoke or change your vote by submitting new voting instructions to your broker or nominee.
--------------------------------------------------------------------------------

                          THE LESLIE FAY COMPANY, INC.
                                 1412 BROADWAY
                            NEW YORK, NEW YORK 10018

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD AUGUST 24, 1999

    This Proxy Statement is furnished to the holders of shares of Common Stock of The Leslie Fay Company, Inc. (the "Company") in connection with the solicitation of proxies ("Proxies") by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, August 24, 1999, at 10:30 a.m., local time, at the Fashion Institute of Technology, Seventh Avenue at 27th Street, C-Building, 9th Floor, New York, New York, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Meeting.

    The cost of preparing, assembling, printing, mailing and distributing the Notice of Meeting, this Proxy Statement and Proxies is to be borne by the Company. The Company also will reimburse brokers, banks and other custodians, nominees and fiduciaries, who are holders of record of the Company's Common Stock, for their reasonable out-of-pocket expenses in forwarding proxy solicitation materials to the beneficial owners of shares of Common Stock. In addition to the use of the mail, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by personal interview, telephone, telegram, cablegram or other means of electronic communication. The approximate mailing date of this Proxy Statement is July 30, 1999.

    Unless otherwise specified, all Proxies received will be voted in favor of the proposal to adopt the merger agreement described in this Proxy Statement and of the other proposals. A stockholder may revoke a Proxy at any time before its exercise by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Attendance at the Meeting, without voting in person, will not constitute revocation of a Proxy.

    The close of business on Friday, July 23, 1999 has been fixed by the Board as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting and any adjournments or postponements thereof. As of the Record Date, there were 6,041,138 shares of Common Stock of the Company issued and outstanding. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on each matter to come before the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is required to constitute a quorum for the transaction of business at the Meeting. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting for the purpose of determining the presence of a quorum.

    YOUR BOARD OF DIRECTORS HAS RECOMMENDED A VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT AND THE OTHER PROPOSALS.

           CERTAIN QUESTIONS AND ANSWERS ABOUT VOTING AND THE MERGER

Q:  WHY AM I RECEIVING THESE MATERIALS?

A: The Board of Directors of The Leslie Fay Company, Inc. is providing these proxy materials to give you information to determine how to vote in connection with the annual meeting of stockholders which will take place on Tuesday, August 24, 1999 at 10:30 a.m., local time, at the Fashion Institute of Technology, Seventh Avenue at 27th Street, C-Building, 9th Floor, New York, New York.

Q:  WHAT WILL BE VOTED ON AT THE MEETING?

A: Whether to adopt a merger agreement pursuant to which Merger Sub will merge with and into the Company, with the Company as the surviving corporation. Upon the occurrence of the merger, the Company's certificate of incorporation will be amended and restated to modify certain provisions regarding the approval of business combination transactions.

Q:  WILL ANY OTHER MATTERS BE VOTED ON AT THE MEETING?

A: Yes. The stockholders of the Company will also be asked to vote to (1) elect directors of the Company, (2) ratify the appointment of the Company's independent accountants and (3) adjourn the meeting if there are not enough votes to adopt the merger agreement.

Q:  WHO CAN VOTE?

A: All stockholders of record as of the close of business on Friday, July 23, 1999.

Q:  WHAT SHOULD I DO NOW?

A: Please vote. You are invited to attend the meeting. However, you should mail your signed and dated proxy card in the enclosed envelope as soon as possible, so that your shares will be represented at the meeting in case you are unable to attend. No postage is required if the proxy card is returned in the enclosed postage prepaid envelope and mailed in the United States.

Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION
    CARD?

A: It means your shares are registered differently or are held in more than one account. Please provide voting instructions for each proxy card that you receive.

Q:  HOW CAN I VOTE SHARES HELD IN MY BROKER'S NAME?

A: If your broker holds your shares in its name (or in what is commonly called "street name"), then you should give your broker instructions on how to vote. Otherwise your shares will not be voted on any matter presented at the annual meeting, including with respect to the adoption of the merger agreement.

Q:  CAN I CHANGE MY VOTE?

A: You may change your proxy instructions at any time prior to the vote at the meeting. For shares held directly in your name, you may accomplish this by completing a new proxy or by attending the meeting and voting in person. Attendance at the meeting alone will not cause your previously granted proxy to be revoked unless you vote in person. For shares held in "street name," you may accomplish this by submitting new voting instructions to your broker or nominee.

Q:  WHAT VOTE IS REQUIRED TO ADOPT THE MERGER AGREEMENT?

A: For the merger to occur, at least two-thirds of all outstanding shares of Common Stock of the Company must vote "FOR" the adoption of the merger agreement.

Q:  HOW ARE VOTES COUNTED?

A: You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN" or do not vote, it has the same effect as a vote "AGAINST" with respect to the vote that requires the merger agreement to be adopted by two-thirds of all outstanding Common Stock of the Company. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendation of the Board of Directors of the Company.

Q:  WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger agreement is adopted by stockholders, you will be able to keep your stock in the Company or elect to receive $7.00 per share in cash for any or all of your shares. However, if the holders of more than 2,111,966 shares of Common Stock elect to receive cash, there will be a pro rata reduction so that you will receive cash for some of your shares and keep the remainder of your shares. See page 26.

Q:  WHAT IS THE BOARD'S RECOMMENDATION?

A: The Board recommends that you vote your shares "FOR" adoption of the merger agreement.

Q:  WHY IS THE BOARD RECOMMENDING THAT I VOTE TO ADOPT THE MERGER AGREEMENT?

A: In the opinion of your Board, the merger and the merger agreement are in the best interests of the Company and its stockholders. To review the background and reasons for the merger in greater detail, see pages 14 to 17.

Q:  HOW DO STOCKHOLDERS ELECT TO RECEIVE CASH IN THE MERGER?

A: A cash election form is being mailed to holders of record of Common Stock at the same time as this Proxy Statement. For a cash election to be effective, the cash election form must be properly completed and received, along with all other required documents, by the exchange agent no later than 5:00 p.m., New York City time, on Tuesday, August 17, 1999. See "THE MERGER AGREEMENT--Cash Election Procedure."

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: If you elect to exchange shares for cash, you must send your stock certificates, along with the form of cash election, to be received no later than August 17, 1999. If you do not want to exchange shares for cash, you should not complete a form of cash election.

Q: ASSUMING THE MERGER IS COMPLETED, WHAT HAPPENS TO STOCKHOLDERS WHO DO NOT VOTE OR ELECT TO RECEIVE CASH?

A: Stockholders who do not vote or elect to receive cash in the merger will keep their shares of Common Stock.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A:  We hope to complete the merger promptly after the stockholders' meeting.

Q:  WILL I HAVE TO PAY FEDERAL INCOME TAXES AS A RESULT OF THE TRANSACTION?

A: The transaction is anticipated to be tax-free to stockholders who keep their shares of Common Stock. Stockholders who elect to receive cash in the merger will generally be taxed at capital gains rates on the excess of $7.00 per share over their tax basis in the shares for which a cash election is made, although certain cash election consideration may be taxable as a dividend. See page 20.

Q:  WILL I HAVE APPRAISAL RIGHTS?

A:  Yes. See page 23.

Q:  WHO CAN ANSWER MY QUESTIONS?

A: If you have more questions about the merger or would like additional copies of this Proxy Statement, you should contact American Stock Transfer & Trust Company at 1-800-937-5449 (toll free in the United States) or 1-718-921-8200 (call collect).

                               TABLE OF CONTENTS

SUMMARY...............................................................................          1
PROPOSAL 1--APPROVAL OF THE MERGER AGREEMENT..........................................         14
THE MERGER............................................................................         14
Background of the Transaction.........................................................         14
Recommendation of the Board; Reasons for the Merger...................................         16
Certain Financial Projections.........................................................         17
Plans for the Company after the Merger................................................         18
Interests of Certain Persons in the Merger and the Company............................         18
Certain Effects of the Merger.........................................................         19
Certain Federal Income Tax Consequences...............................................         20
Accounting Treatment..................................................................         22
Financing of the Merger...............................................................         22
Regulatory Approvals..................................................................         23
Risk that the Merger will not be Consummated..........................................         23
Appraisal Rights......................................................................         23
THE MERGER AGREEMENT..................................................................         26
The Merger............................................................................         26
Capital Stock of the Constituent Corporations.........................................         26
Surrender and Payment of Shares of Common Stock.......................................         27
Treatment of Stock Options............................................................         27
Directors and Officers; Certificate of Incorporation and Bylaws Following the
  Merger..............................................................................         27
Representations and Warranties........................................................         28
Covenants.............................................................................         28
Indemnification and Insurance.........................................................         30
No Solicitation; Fiduciary Obligations of Directors...................................         31
Conditions............................................................................         31
Termination...........................................................................         31
Fees and Expenses.....................................................................         32
Amendment and Waiver..................................................................         32
RELATED AGREEMENTS....................................................................         33
BUSINESS OF MERGER SUB................................................................         34
BUSINESS OF THE COMPANY...............................................................         34
Products..............................................................................         34
Design................................................................................         35
Trademarks and Licenses...............................................................         35
Markets and Distribution..............................................................         35
Manufacturing.........................................................................         36
Imports and Import Restrictions.......................................................         36
Backlog...............................................................................         37
Credit and Collection.................................................................         38
Competition...........................................................................         38
Employees.............................................................................         38
Reorganization Under Chapter 11.......................................................         38
Properties............................................................................         39
Legal Proceedings.....................................................................         39
MARKET PRICES OF AND DIVIDENDS ON THE COMMON STOCK....................................         41
HISTORICAL AND PRO FORMA CAPITALIZATION...............................................         42
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE COMPANY........................         43
PRO FORMA CONSOLIDATED FINANCIAL INFORMATION..........................................         45

MANAGEMENT............................................................................         49
SECURITY AND VOTING OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............         49
CERTAIN TRANSACTIONS..................................................................         50
Vote Required and Recommendation......................................................         50

PROPOSAL 2--ELECTION OF DIRECTORS.....................................................         51
Information About Nominees............................................................         51
Certain Arrangements Regarding the Election of Directors..............................         52
Information About Non-Director Executive Officers.....................................         53
Meetings and Committees of the Board..................................................         53
EXECUTIVE COMPENSATION................................................................         54
Summary Compensation Table............................................................         54
Option/SAR Grants in Last Fiscal Year.................................................         55
Aggregated Option/SAR Exercise in Last Fiscal Year and Fiscal Year End Value Table....         55
Compensation of Directors.............................................................         55
Employment Agreements.................................................................         56
Severance Agreements..................................................................         57
Compensation Committee Interlocks and Insider Participation...........................         57
Report of the Compensation Committee..................................................         57
CEO Compensation......................................................................         58
PERFORMANCE GRAPH.....................................................................         59
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE...............................         59
Vote Required and Recommendation......................................................         59

PROPOSAL 3--RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS................         60
Vote Required and Recommendation......................................................         60

PROPOSAL 4--ADJOURNMENT PROPOSAL......................................................         60
Vote Required and Recommendation......................................................         60

WHERE YOU CAN FIND MORE INFORMATION...................................................         61

AVAILABLE INFORMATION.................................................................         61

MISCELLANEOUS.........................................................................         61
Stockholder Proposals.................................................................         61
Other Matters.........................................................................         61

ANNEX A--AGREEMENT AND PLAN OF MERGER.................................................        A-1

ANNEX B--DELAWARE GENERAL CORPORATION LAW SECTION 262.................................        B-1

                                    SUMMARY

    THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROXY STATEMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO FULLY UNDERSTAND THE PROPOSED MERGER AND THE OTHER MATTERS BEING PRESENTED FOR YOUR CONSIDERATION, AND FOR A MORE COMPLETE DESCRIPTION OF THE TERMS OF THE PROPOSED MERGER, YOU SHOULD READ THIS ENTIRE DOCUMENT CAREFULLY, INCLUDING THE ANNEXES, AND THE OTHER DOCUMENTS TO WHICH WE REFER YOU. THOSE OTHER DOCUMENTS ARE LISTED IN THE SECTION HEADED "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 61. FOR FURTHER INFORMATION, ALSO SEE THE SECTION HEADED "AVAILABLE INFORMATION" ON PAGE 61.

    All information contained in this Proxy Statement relating to Three Cities Offshore II C.V. ("Offshore II"), Three Cities Fund II, L.P. ("Fund II" and, together with Offshore II, the "Buyers") and TCR Acquisition Sub Co. ("Merger Sub") has been supplied by the Buyers for inclusion and has not been independently verified by the Company. No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement.

                       INFORMATION CONCERNING THE MEETING

    TIME, DATE AND PLACE. The Company's annual meeting of stockholders (the "Meeting") will be held on Tuesday, August 24, 1999 at 10:30 a.m., local time, at the Fashion Institute of Technology, Seventh Avenue at 27th Street, C-Building, 9th Floor, New York, New York.

    PURPOSE OF THE MEETING. At the Meeting, holders of the Company's common stock, par value $.01 per share ("Common Stock"), at the close of business on the Record Date, as defined below, will consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the "Merger Agreement") dated as of May 12, 1999 among the Company, the Buyers and Merger Sub. If the Merger Agreement is adopted at the Meeting, Merger Sub will be merged with and into the Company (the "Merger"), and the Company will be the surviving corporation of the Merger. You may elect to receive $7.00 per share in cash for some or all of your shares. Any shares for which you do not make an election to receive cash will remain shares of Common Stock of the Company. However, if the holders of more than 2,111,966 shares elect to receive cash, there will be a pro rata reduction so that all of the holders who elect to receive cash will receive cash for some of their shares and keep the remainder of their shares. Pursuant to the Merger, the Company's certificate of incorporation will be amended and restated to modify certain provisions regarding the approval of business combination transactions. At the Meeting, you will also vote upon the election of directors, the ratification of the appointment of the Company's independent accountants for the fiscal year ending January 1, 2000, a proposal to adjourn the Meeting if there are not enough votes to adopt the Merger Agreement and such other matters as may properly be brought before the meeting.

    RECORD DATE FOR THE MEETING; QUORUM REQUIREMENTS. The close of business on Friday, July 23, 1999 has been fixed as the Record Date (the "Record Date") for determining stockholders entitled to notice of, and to vote at, the Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Meeting. As of the Record Date, 6,041,138 shares of Common Stock were outstanding. The presence, in person or by proxy, of a majority of all outstanding shares of Common Stock is required to constitute a quorum for the transaction of business at the Meeting.

    VOTING REQUIREMENTS. Under our certificate of incorporation, the affirmative vote of at least two-thirds of all of the outstanding shares of Common Stock is required to adopt the Merger Agreement. The Buyers, who own approximately 36% of the Common Stock, and certain affiliates of Dickstein Partners Inc., who own approximately 11% of the Common Stock, each have agreed to vote their shares of Common Stock in favor of adoption of the Merger Agreement.

    The affirmative vote of at least two-thirds of all of the outstanding shares of Common Stock is required to adopt the Merger Agreement. Directors are elected by a plurality of votes of the shares of Common Stock represented in person or by proxy at the Meeting. The affirmative vote of the majority of the shares of Common Stock represented in person or by proxy at the Meeting will be required for approval of each matter other than the election of directors and adoption of the Merger Agreement that is being submitted to a vote of the stockholders. Proxies submitted that contain abstentions or broker nonvotes will be deemed present at the Meeting for determining the presence of a quorum. Abstentions with respect to any matter are considered as present for determining a quorum and present and entitled to vote with respect to any matter (abstentions as to a matter have the effect of votes against such matter). Broker nonvotes with respect to any matter are considered as present for determining a quorum but are otherwise not considered in determining whether the requisite vote on that matter has been obtained. The 177,272 shares of Common Stock issued in the name of the Plan Administrator (as defined herein), who holds such shares for the benefit of the creditors of the Company pending the resolution of certain creditor claims, will be voted in respect of each proposal submitted to the Meeting in the same proportion as all other shares have been voted at the Meeting.

    PROXIES. A proxy card is enclosed for your use in voting by mail. A Proxy may be revoked at any time prior to its exercise at the Meeting. Common Stock represented by properly executed Proxies received at or prior to the Meeting, and which have not been revoked, will be voted in accordance with the instructions indicated on the Proxy.

    YOU SHOULD NOT SEND ANY CERTIFICATES REPRESENTING SHARES OF COMMON STOCK WITH YOUR PROXY CARD. A FORM OF ELECTION, WHICH ACCOMPANIES THIS PROXY STATEMENT, IS BEING SENT TO EACH HOLDER OF RECORD OF SHARES OF COMMON STOCK ON THE RECORD DATE AND, UPON REQUEST TO AMERICAN STOCK TRANSFER & TRUST COMPANY, THE EXCHANGE AGENT, WILL BE SENT TO EACH PERSON WHO BECOMES A HOLDER OF RECORD OF SHARES OF COMMON STOCK UP TO FIVE BUSINESS DAYS BEFORE THE ELECTION DATE. SEE "THE MERGER AGREEMENT-- SURRENDER AND PAYMENT OF SHARES OF COMMON STOCK."

                  PROPOSAL 1--ADOPTION OF THE MERGER AGREEMENT

THE PARTIES TO THE MERGER AGREEMENT

    THE COMPANY. The Company is engaged principally in designing and arranging for the manufacture and sale of diversified lines of women's dresses and sportswear. The Company's products focus on career, social and evening clothing that cover a broad retail price range and offer the consumer a wide selection of styles, fabrics and colors suitable for different ages, sizes and fashion preferences. The Company believes that it is among the major producers of moderate-price dresses and that it is one of the major resources to retailers of such products. The Leslie Fay business has been in continuous operation as an apparel company since 1947.

    Effective October 27, 1998, the Company purchased certain assets of The Warren Apparel Group Ltd. ("Warren"). Warren was a privately owned wholesaler of women's career, social occasion and evening dresses sold in department and specialty stores nationwide primarily under the "David Warren," "DW3," "Warren Petites," "Reggio" and "Rimini" brands. The purchase of these assets facilitates the Company's return to the better dress business.

    The Company emerged from bankruptcy on June 4, 1997. See "BUSINESS OF THE COMPANY--Reorganization Under Chapter 11."

    The address of the Company is 1412 Broadway, New York, NY 10018.

    MERGER SUB. Merger Sub is a corporation that is wholly owned by the Buyers and has been formed solely to effect the Merger and does not conduct any business activities. Pursuant to the Merger Agreement, Merger Sub will be merged into the Company, with the Company as the surviving corporation (the "Surviving Corporation").

    The address of Merger Sub is c/o Three Cities Research, Inc., 650 Madison Avenue, New York, NY 10022.

THE MERGER AGREEMENT

    CAPITAL STOCK OF THE COMPANY AND MERGER SUB. If the Merger is consummated, you may elect to keep your shares or receive $7.00 per share in cash for any or all of your shares. However, if the holders of more than 2,111,966 shares elect to receive cash, there will be a pro rata reduction so that all of the holders electing to receive cash will receive cash for some of their shares and keep the remainder of their shares. Under the Merger Agreement, the Buyers will receive a number of shares of the Company's Common Stock that depends upon the number of shares of Common Stock that holders of shares of Common Stock surrender for cash in the Merger. See "THE MERGER AGREEMENT-- Capital Stock of the Constituent Corporations."

    CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. Pursuant to the Merger Agreement, the Company's certificate of incorporation will be amended and restated to modify certain provisions regarding the approval of certain business combination transactions. See "THE MERGER AGREEMENT--Directors and Officers; Certificate of Incorporation and Bylaws Following the Merger."

    CONDITIONS TO, AND TERMINATION OF, THE MERGER. The conditions referred to below are only brief summaries of certain conditions and termination rights specified in the Merger Agreement, and are qualified in their entirety by reference to the Merger Agreement. See Annex A at the back of this Proxy Statement for the complete text of the Merger Agreement.

    The Buyers and the Company may terminate the Merger Agreement by mutual written consent.

    The Buyers or the Company may terminate the Merger Agreement if:

    - the Merger has not been consummated on or before September 30, 1999;

    - a statute, rule, regulation or executive order has been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated by the Merger Agreement;

    - an order, decree, ruling or injunction has been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated by the Merger Agreement and such order, decree, ruling or injunction has become final and non-appealable; or

    - if the vote of the Company's stockholders adopting the Merger Agreement has not been obtained at the Meeting or any adjournment thereof.

    The Buyers may terminate the Merger Agreement if the Board or any committee thereof has:

    - withdrawn or modified, or proposed publicly to withdraw or modify, in a manner adverse to the Buyers, its approval of the Merger Agreement or recommendation to the Company's stockholders;

    - approved or recommended, or proposed publicly to approve or recommend, certain takeover proposals;

    - caused the Company to enter into any agreement with respect to any Superior Proposal (defined in the Merger Agreement as certain takeover proposals whose terms the Board determines in good faith to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed); or

    - resolved to take any of the foregoing actions.

    The Buyers may also terminate the Merger Agreement if the Company has breached in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, and such breach has not been cured within 30 days after the Buyers give written notice to the Company.

    The Company may terminate the Merger Agreement if:

    - the Buyers or Merger Sub breach in any material respect any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement, and such breach has not been cured within 30 days after the giving of written notice to the Buyers or Merger Sub; or

    - the Company receives a Superior Proposal and the Board, based on the advice of independent outside legal counsel, determines in good faith that such action is necessary for the Board to avoid breaching its fiduciary duties to the Company's stockholders under applicable law.

    NO SOLICITATION.

    The Company has agreed in the Merger Agreement not to (1) solicit, initiate or encourage any discussions or inquiries or the making of any proposal for (a) a merger or other business combination involving the Company or any of its subsidiaries or (b) the acquisition of 10% or more of the assets or capital stock of the Company or any of its subsidiaries or (2) enter into an agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger. The Company may, if the Board determines in good faith, after consulting with independent outside legal counsel, that the failure to take such actions would breach its fiduciary duties to the Company's stockholders under applicable law,

    - furnish information with respect to the Company and any of its subsidiaries to any person proposing such a transaction pursuant to a customary confidentiality agreement and

    - participate in discussions or negotiations regarding such a transaction.

    See "THE MERGER AGREEMENT--No Solicitation; Fiduciary Obligations of Directors."

    FEES AND EXPENSES. For a discussion of the obligations for the payment of fees and expenses in connection with the Merger, see "THE MERGER AGREEMENT--Fees and Expenses."

RIGHT OF APPRAISAL

    Under the Delaware General Corporation Law, the Company's stockholders are entitled to rights of appraisal in connection with the Merger. See "THE MERGER--Appraisal Rights" for a discussion of what you must do in order to exercise your appraisal rights.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE COMPANY

    The following selected historical consolidated financial data for each of the years in the three-year period ended January 2, 1999 are derived from, and are qualified by reference to, the Company's audited consolidated financial data and notes thereto included in the Company's Annual Report for the year ended January 2, 1999, a copy of which accompanies this Proxy Statement. The following selected historical consolidated financial data for each of the years in the two-year period ended December 30, 1995 are derived from, and are qualified by reference to, the Company's audited consolidated financial data and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 30, 1995, a copy of which does not accompany this Proxy Statement. The selected historical consolidated financial data for the thirteen weeks ended April 3, 1999 are derived from, and are qualified by reference to, the Company's unaudited consolidated financial data and notes thereto included in the Company's Quarterly Report on Form 10-Q for the thirteen weeks ended April 3, 1999, a copy of which accompanies this Proxy Statement. The results for the thirteen weeks ended April 3, 1999 are not necessarily indicative of results for the full year. The information presented below should be read in conjunction with such financial statements and notes thereto and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Annual Report for the year ended January 2, 1999.

                                                                  (THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                                                       PREDECESSOR
                                                                   REORGANIZED COMPANY                                 COMPANY
                                     -------------------------------------------------------------------------------   ----------

                                                                               PRO FORMA
                                      THIRTEEN      THIRTEEN     FIFTY-TWO    FIFTY-THREE   THIRTY-ONE                 TWENTY-TWO
                                        WEEKS         WEEKS        WEEKS         WEEKS        WEEKS                      WEEKS
                                        ENDED         ENDED        ENDED         ENDED        ENDED                      ENDED
                                      APRIL 3,      APRIL 4,     JANUARY 2,   JANUARY 3,    JANUARY 3,    PRO FORMA     JUNE 4,
                                        1999          1998          1999        1998(A)      1998(B)       1996(A)      1997(C)
                                     -----------   -----------   ----------   -----------   ----------   -----------   ----------
                                     (UNAUDITED)   (UNAUDITED)                (UNAUDITED)                (UNAUDITED)
Net Sales..........................    $61,144       $45,258      $152,867     $132,160      $73,091      $110,053      $197,984
Operating Income (Loss)............      7,222         5,860        13,020       11,782        4,322         4,079        14,355
Reorganization Costs...............         --            --            --           --           --            --         3,379(d)
Interest Expense and Financing
  Costs............................        669           190           950        1,113          336         2,298         1,372
Tax Provision (Benefit)............      2,272         1,901         3,212        2,684          677           130           451
Other Non-Recurring Items..........         --            --            --           --           --            --       136,341(g)
Net Income (Loss)..................    $ 4,281       $ 3,769      $  8,858     $  7,985      $ 3,309      $  1,651      $145,494
                                     -----------   -----------   ----------   -----------   ----------   -----------   ----------
                                     -----------   -----------   ----------   -----------   ----------   -----------   ----------
Net Income (Loss) per Share
  --Basic..........................    $  0.71       $  0.55(h)   $   1.35     $   1.17(h)   $  0.49(h)   $   0.24(h)         --(h)
                                     -----------   -----------   ----------   -----------   ----------   -----------   ----------
                                     -----------   -----------   ----------   -----------   ----------   -----------   ----------
  --Diluted........................    $  0.70       $  0.54(h)   $   1.31     $   1.16(h)   $  0.48(h)   $   0.24(h)         --(h)
                                     -----------   -----------   ----------   -----------   ----------   -----------   ----------
                                     -----------   -----------   ----------   -----------   ----------   -----------   ----------

                                        AS OF         AS OF        AS OF         AS OF                                   AS OF
                                       4/3/99        4/4/98       01/02/99     01/03/98                                 06/04/97
                                     -----------   -----------   ----------   -----------                              ----------
Total Assets.......................    $74,432       $63,594      $ 67,804     $ 61,051                                 $ 77,789
Assets of Product Lines Held for
  Sale and Disposition.............         --            --            --           --                                       --
Long-Term Debt (Including Capital
  Leases)..........................          4            53            17           49                                      108

                                      FIFTY-TWO      FIFTY-TWO      FIFTY-TWO
                                        WEEKS          WEEKS          WEEKS
                                        ENDED          ENDED          ENDED
                                     DECEMBER 28,   DECEMBER 30,   DECEMBER 31,
                                         1996           1995           1994
                                     ------------   ------------   ------------
Net Sales..........................    $429,676       $442,084      $ 531,843
Operating Income (Loss)............      17,965          1,235        (27,278)
Reorganization Costs...............       5,144(d)      16,575(d)     115,769(d)
Interest Expense and Financing
  Costs............................       3,932(e)       3,262(e)       5,512(e)
Tax Provision (Benefit)............        (839)(f)       (761)(f)        981(f)
Other Non-Recurring Items..........          --             --             --
Net Income (Loss)..................    $  9,728       $(17,841)     $(149,540)
                                     ------------   ------------   ------------
                                     ------------   ------------   ------------
Net Income (Loss) per Share
  --Basic..........................    $   0.52(h)    $  (0.95)(h)  $   (7.97)(h)
                                     ------------   ------------   ------------
                                     ------------   ------------   ------------
  --Diluted........................    $   0.52(h)    $  (0.95)(h)  $   (7.97)(h)
                                     ------------   ------------   ------------
                                     ------------   ------------   ------------
                                        AS OF          AS OF          AS OF
                                       12/28/96       12/30/95       12/31/94
                                     ------------   ------------   ------------
Total Assets.......................    $237,661       $245,980      $ 281,634
Assets of Product Lines Held for
  Sale and Disposition.............       3,003(i)         326(i)      21,063(i)
Long-Term Debt (Including Capital
  Leases)..........................          --(j)          --(j)          --(j)

NOTES TO SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

(a) The unaudited pro forma adjustments to the statements are as follows:

    DISPOSITION OF SASSCO:

    The operating results of the Sassco Fashions line have been eliminated to give effect to the disposition as of the beginning of the period presented, including depreciation expense on its property, plant and equipment, an allocated corporate charge based on workload by department related to the Sassco Fashions line and direct charges associated with financing fees on its factoring agreement and fees incurred on letters of credit issued on its behalf. For periods including June 4, 1997, the gain recorded on the disposition of the Sassco Fashions line has been reversed.

    DISPOSITION OF CASTLEBERRY:

    The operating results of the Castleberry line have been eliminated to give effect to the disposition as of the beginning of the period presented, including depreciation expense on its property, plant and equipment and an allocated corporate charge based on workload by department related to the Castleberry line.

    FRESH-START REPORTING:

    The Company used fresh-start reporting to record the estimated effect of the Plan (as defined under "BUSINESS OF THE COMPANY--Reorganization Under Chapter 11") as if it had been effective as of the beginning of period presented. This includes adjustments of the following items:

    (i) The elimination of the historical depreciation and amortization for the remaining product line, including the amounts in cost of sales, on the beginning of period asset balances and the recording of the amortization credit for the "Excess of revalued net assets acquired over equity under fresh-start reporting" (assuming a three-year amortization period).

    (ii) The elimination of historical reorganization expense that will not be incurred after June 4, 1997.

   (iii) The elimination of the fresh-start revaluation charge and the reversal of the gain on debt discharge pursuant to the Plan.

(b) Financial information for the thirty-one weeks ended January 3, 1998 represents the consolidated results of the reorganized entity after the consummation of the Plan.

(c) Financial information for the twenty-two weeks ended June 4, 1997 represents the consolidated results prior to the Company's consummation of the Plan. The income statement information includes the results of Castleberry and Sassco Fashions lines prior to their sale or spin-off in connection with the consummation of the Plan.

(d) The Company incurred reorganization costs in 1997, 1996, 1995 and 1994 while operating as a debtor in possession. Included in 1997, 1996, 1995 and 1994 is a provision of $0, $652,000, $3,181,000 and $53,000,000, respectively, for a write-down of a portion of the excess purchase price over net assets acquired in the 1984 leveraged buyout of The Leslie Fay Company, related to certain of the Company's product lines, which the Company believes will be unrecoverable.

(e) On January 2, 1994, the Company decided not to accrue interest on approximately $253,000,000 of pre-petition debt. During 1996 and 1995 the Company had direct borrowings under the FNBB Credit Agreement on 102 days in the second and third quarters of 1996 and 10 days in the third quarter of 1995, the highest amounts of which were $28,672,000 and $3,956,000, respectively. The Company had no direct borrowings under the predecessor credit agreement in 1994.

    Interest on direct borrowings was incurred at a rate of prime plus 1.5%. The terms of the FNBB Credit Agreement are described in Note 7(b) to the audited Consolidated Financial Statements.

(f) The Company recognized an income tax credit of $1,103,000 and $1,811,000 in 1996 and 1995, respectively, representing a reduction of foreign income tax liabilities as a result of negotiated settlements on prior years' estimated taxes. The Company paid only state, local and foreign taxes in 1996, 1995 and 1994. The elimination of the income tax benefit in 1994 resulted from the complete utilization of tax refunds from prior years' taxes paid.

(g) Amount consists of the following three components: Gain on Sale/Transfer of the Sassco Fashions line of $89,810,000 (net of $3,728,000 of income taxes), charge for Revaluation of Assets and Liabilities Pursuant to the Adoption of Fresh-Start Reporting of ($27,010,000) and Gain on Debt Discharge (an extraordinary item) of $73,541,000.

(h) Net income (loss) per share for the pro forma fifty-three weeks ended January 3, 1998, thirty-one weeks ended January 3, 1998, pro forma 1996 and the thirteen weeks ended April 4, 1998 was calculated based on 6,800,000 shares of new common stock, adjusted to give effect to the 2 for 1 stock split effected in July 1998, issued in connection with the consummation of the Plan. Earnings per common share for the twenty-two weeks ended June 4, 1997 is not presented because such presentation would not be meaningful. The old stock of 18,771,836 shares, used in calculating the net income (loss) per share in 1994 through 1996, was canceled under the Plan and the new stock was not issued until June 4, 1997.

(i) The Company classified certain product lines as "Assets of Product Lines Held for Sale and Disposition," as the Company had announced its intention to dispose of these lines.

(j) Amount excludes long-term debt classified in liabilities subject to compromise.

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The unaudited pro forma consolidated statements of operations and balance sheets set forth below are shown for illustrative purposes only. They are based on the Company's audited consolidated balance sheet at January 2, 1999, unaudited consolidated balance sheet at April 3, 1999, audited consolidated statement of operations for the year ended January 2, 1999 and unaudited consolidated statement of operations for the thirteen weeks ended April 3, 1999, adjusted to reflect the election by holders of 2,111,966 shares of Common Stock to receive cash in the Merger at $7.00. See "THE MERGER--Financing of the Merger."

    The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that may be obtained in the future, or the financial condition that would have resulted, if the Merger had been completed at the the beginning of the fiscal year ended January 2, 1999 or the beginning of the fiscal quarter ended April 3, 1999, as the case may be.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                                 FIFTY-TWO WEEKS ENDED JANUARY 2, 1999
                                       ----------------------------------------------------------
                                                     DEBT      INTEREST       FEE       PRO FORMA
                                        AUDITED   ASSUMPTION(A) EXPENSES(B) AMORTIZATION(C)  BALANCE
                                       ---------  -----------  ---------  ------------  ---------
                                            (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Net Sales............................   $152,867          --          --           --    $152,867
Cost of Sales........................    115,547          --          --           --     115,547
                                       ---------  -----------  ---------  ------------  ---------
  Gross profit.......................     37,320          --          --           --      37,320
                                       ---------  -----------  ---------  ------------  ---------
Operating Expenses:
  Selling, warehouse, general and
    administrative expense...........     28,076          --          --           --      28,076
  Non-cash stock based
    compensation.....................      1,724          --          --           --       1,724
  Depreciation and amortization
    expense..........................        406          --          --           --         406
                                       ---------  -----------  ---------  ------------  ---------
    Total operating expenses.........     30,206          --          --           --      30,206
  Other income.......................     (1,334)         --          --           --      (1,334)
  Amortization of excess revalued net
    assets acquired over equity......     (4,572)         --          --           --      (4,572)
                                       ---------  -----------  ---------  ------------  ---------
  Total operating expenses, net......     24,300          --          --           --      24,300
                                       ---------  -----------  ---------  ------------  ---------
  Operating income...................     13,020          --          --           --      13,020
Interest Expense, net and Financing
  Costs..............................        950          --         752           50       1,752
                                       ---------  -----------  ---------  ------------  ---------
  Net Income before taxes............     12,070          --        (752)         (50 )    11,268
Tax provision (benefit)..............      3,212          --        (316)         (21 )     2,875
                                       ---------  -----------  ---------  ------------  ---------
  Net Income.........................     $8,858          --       $(436)        $(29 )    $8,393
                                       ---------  -----------  ---------  ------------  ---------
                                       ---------  -----------  ---------  ------------  ---------
  Net Income Per Common Share
    --Basic..........................      $1.35                                            $1.51
                                       ---------
                                       ---------
    --Diluted........................      $1.31                                            $1.45
                                       ---------                                        ---------
                                       ---------                                        ---------
Weighted Average Common Shares
  Outstanding
    --Basic..........................  6,553,637                                        5,553,637
                                       ---------                                        ---------
                                       ---------                                        ---------
    --Diluted........................  6,777,614                                        5,777,614
                                       ---------                                        ---------
                                       ---------                                        ---------

                                                   THIRTEEN WEEKS ENDED APRIL 3, 1999
                                       ----------------------------------------------------------
                                                     DEBT      INTEREST       FEE       PRO FORMA
                                        AUDITED   ASSUMPTION(A) EXPENSES(B) AMORTIZATION(C)  BALANCE
                                       ---------  -----------  ---------  ------------  ---------
                                            (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Net Sales............................    $61,144          --          --           --     $61,144
Cost of Sales........................     44,460          --          --           --      44,460
                                       ---------  -----------  ---------  ------------  ---------
  Gross profit.......................     16,684          --          --           --      16,684
                                       ---------  -----------  ---------  ------------  ---------
Operating Expenses:
  Selling, warehouse, general and
    administrative expense...........     10,373          --          --           --      10,373
  Non-cash stock based
    compensation.....................        301          --          --           --         301
  Depreciation and amortization
    expense..........................        280          --          --           --         280
                                       ---------  -----------  ---------  ------------  ---------
    Total operating expenses.........     10,954          --          --           --      10,954

  Other income.......................       (349)         --          --           --        (349)
  Amortization of excess revalued net
    assets acquired over equity......     (1,143)         --          --           --      (1,143)
                                       ---------  -----------  ---------  ------------  ---------
  Total operating expenses, net......      9,462          --          --           --       9,462
                                       ---------  -----------  ---------  ------------  ---------

  Operating income...................      7,222          --          --           --       7,222
Interest Expense, net and Financing
  Costs..............................        669          --         188           13         870
                                       ---------  -----------  ---------  ------------  ---------

  Net Income before taxes............      6,553          --        (188)         (13 )     6,352
Tax provision (benefit)..............      2,272          --         (79)          (5 )     2,188
                                       ---------  -----------  ---------  ------------  ---------

  Net Income.........................     $4,281         $--       $(109)         $(8 )     4,164
                                       ---------  -----------  ---------  ------------  ---------
                                       ---------  -----------  ---------  ------------  ---------
  Net Income Per Common Share
    --Basic..........................      $0.71                                            $0.83
                                       ---------                                        ---------
                                       ---------                                        ---------
    --Diluted........................      $0.70                                            $0.81
                                       ---------                                        ---------
                                       ---------                                        ---------
  Weighted Average Common Shares
    Outstanding
    --Basic..........................  6,041,138                                        5,041,138
                                       ---------                                        ---------
                                       ---------                                        ---------
    --Diluted........................  6,144,820                                        5,144,820
                                       ---------                                        ---------
                                       ---------                                        ---------

                     PRO FORMA CONSOLIDATED BALANCE SHEETS

                                                                           JANUARY 2, 1999
                                               -----------------------------------------------------------------------
                                                               DEBT        INTEREST            FEE          PRO FORMA
                                                 AUDITED    ASSUMPTION    EXPENSES(B)    AMORTIZATION(C)     BALANCE
                                               -----------  -----------  -------------  -----------------  -----------

                                                                           (IN THOUSANDS)
ASSETS
Current Assets:
  Cash and cash equivalents..................   $     946    $      --     $      --        $      --       $     946
  Restricted cash and cash equivalents.......       3,267           --            --               --           3,267
  Accounts receivable--net of allowances for
    possible loss of $6,825..................      16,172           --            --               --          16,172
  Inventories................................      38,627           --            --               --          38,627
  Prepaid expenses and other current
    assets...................................         970           --            --              200           1,170
                                               -----------  -----------  -------------         ------      -----------
    Total Current Assets.....................      59,982           --            --              200          60,182

Property, Plant and Equipment, at cost, net
  of accumulated depreciation of $409........       2,781           --            --               --           2,781
Excess of purchase price over net assets
  acquired, net of accumulated amortization
  of -$50-...................................       4,490           --            --               --           4,490
Deferred Charges and Other Assets............         551           --            --               --             551
                                               -----------  -----------  -------------         ------      -----------
Total Assets.................................   $  67,804    $      --     $      --        $     200       $  68,004
                                               -----------  -----------  -------------         ------      -----------
                                               -----------  -----------  -------------         ------      -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Short-term debt............................   $   1,162    $   2,000     $     394        $     229       $   3,785
  Accounts payable...........................      12,070           --            --               --          12,070
  Accrued expenses and other current
                               liabilities...       7,486           --            --               --           7,486
  Accrued expenses and other current
    confirmation liabilities.................       3,267           --            --               --           3,267
Income taxes payable.........................         371           --            --               --             371
Current portion of capitalized leases........          48           --            --               --              48
                                               -----------  -----------  -------------         ------      -----------
    Total Current Liabilities................      24,404        2,000           394              229          27,027

Note Payable.................................          --        5,000            42               --           5,042
  Excess of revalued net assets acquired over
    equity under fresh-start reporting, net
    of accumulated amortization of $7,239....       6,469           --            --               --           6,469
Long term debt-capitalized lease.............          17           --            --               --              17
Deferred liabilities.........................         477           --            --               --             477
                                               -----------  -----------  -------------         ------      -----------
    Total Liabilities........................      31,367        7,000           436              229          39,032
                                               -----------  -----------  -------------         ------      -----------
Commitments and Contingencies

Stockholders' Equity:
  Preferred stock, $.01 par value; 500 shares
    authorized; no shares issued and
    outstanding..............................          --           --            --               --              --
  Common stock, $.01 par value; 20,000 shares
    authorized; 6,858 shares issued..........          69           --            --               --              69
  Capital in excess of par value.............      28,824           --            --               --          28,824
  Accumulated retained earnings..............      12,167           --          (436)             (29)         11,702
                                               -----------  -----------  -------------         ------      -----------
                                                   41,060   --........          (436)             (29)         40,595
Less:
Treasury stock at cost, 817 common shares
  actual and 1,817 common shares pro forma...       4,623        7,000            --               --          11,623
                                               -----------  -----------  -------------         ------      -----------
    Total Stockholders' Equity...............      36,437       (7,000)         (436)             (29)         28,972
                                               -----------  -----------  -------------         ------      -----------
Total Liabilities and Stockholders' Equity...   $  67,804    $      --     $      --        $     200       $  68,004
                                               -----------  -----------  -------------         ------      -----------
                                               -----------  -----------  -------------         ------      -----------

                                                                            APRIL 3, 1999
                                               -----------------------------------------------------------------------
                                                               DEBT        INTEREST            FEE          PRO FORMA
                                                 AUDITED    ASSUMPTION    EXPENSES(B)    AMORTIZATION(C)     BALANCE
                                               -----------  -----------  -------------  -----------------  -----------

                                                                           (IN THOUSANDS)
ASSETS
Current Assets:..............................   $     662    $      --     $      --        $      --       $     662
  Cash and cash equivalents..................       3,086           --            --               --           3,086
  Restricted cash and cash equivalents.......                                                                       0
  Restricted short term investments..........                                                                       0
  Accounts receivable--net of allowances for
    possible loss of $6,542..................      33,465           --            --               --          33,465
  Inventories................................      27,883           --            --               --          27,883
  Prepaid expenses and other current
    assets...................................         957           --            --              237           1,194
                                               -----------  -----------  -------------         ------      -----------
    Total Current Assets.....................      66,053           --            --              237          66,290
Property, Plant and Equipment, at cost, net
  of accumulated depreciation of $640........       3,418           --            --               --           3,418
Excess of purchase price over net assets
  acquired, net of accumulated amortization
  of -$126-..................................       4,414           --            --               --           4,414
Deferred Charges and Other Assets............         547           --            --               --             547
                                               -----------  -----------  -------------         ------      -----------
Total Assets.................................   $  74,432    $      --     $      --        $     237       $  74,669
                                               -----------  -----------  -------------         ------      -----------
                                               -----------  -----------  -------------         ------      -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Short-term debt............................   $   6,267    $   2,000     $      67        $     245       $   8,579
  Accounts payable...........................       9,794           --            --               --           9,794
  Accrued expenses and other current
    liabilities..............................       6,012           --            --               --           6,012
  Accrued expenses and other current
    confirmation liabilities.................       3,086           --            --               --           3,086
Income taxes payable.........................       2,177           --            --               --           2,177
Current portion of capitalized leases........          49           --            --               --              49
                                               -----------  -----------  -------------         ------      -----------
    Total Current Liabilities................      27,385        2,000            67              245          29,697

Note Payable.................................          --        5,000            42               --           5,042
  Excess of revalued net assets acquired over
    equity under fresh-start reporting, net
    of accumulated amortization of $8,382....       5,326           --            --               --           5,326
Long term debt-capitalized lease.............           4           --            --               --               4
Deferred liabilities.........................         590           --            --               --             590
                                               -----------  -----------  -------------         ------      -----------
    Total Liabilities........................      33,305        7,000           109              245          40,659
                                               -----------  -----------  -------------         ------      -----------
Commitments and Contingencies

Stockholders' Equity:
  Preferred stock, $.01 par value; 500 shares
    authorized; no shares issued and
    outstanding..............................          --           --            --               --              --
  Common stock, $.01 par value; 20,000 shares
    authorized; 6,858 shares issued..........          69           --            --               --              69
  Capital in excess of par value.............      29,233           --            --               --          29,233
  Accumulated retained earnings..............      16,448           --          (109)              (8)         16,331
                                               -----------  -----------  -------------         ------      -----------
                                                   45,750   --........          (109)              (8)         45,633
Less:
Treasury stock at cost, 817 common shares
  actual and 1,817 common shares pro forma...       4,623        7,000            --               --          11,623
                                               -----------  -----------  -------------         ------      -----------
    Total Stockholders' Equity...............      41,127       (7,000)         (109)              (8)         34,010
                                               -----------  -----------  -------------         ------      -----------
Total Liabilities and Stockholders' Equity...   $  74,432    $      --     $      --        $     237       $  74,669
                                               -----------  -----------  -------------         ------      -----------
                                               -----------  -----------  -------------         ------      -----------

------------------------------

(a) Reflects cost of additional borrowing to acquire 1,000,000 shares at $7.00 per share.

(b) Assumes that interest on note payable in the principal amount of $5,000,000 is paid in monthly installments.

(c) Assumes that fees relating to the transactions associated with the Merger are amortized over a five-year period.

MARKET PRICES OF AND DIVIDENDS ON THE COMMON STOCK

    On December 8, 1998, the common stock of the Company began trading on the Nasdaq SmallCap Market under the symbol "LFAY." Prior thereto, such stock was traded on the OTC Bulletin Board operated by the National Association of Securities Dealers, Inc. ("NASD"). The following table sets forth the high bid and low asked prices on the bulletin board and on the Nasdaq SmallCap Market for each quarter during 1997, 1998 and 1999 and, from June 4, 1997, adjusted to give retroactive effect to a 2 for 1 split of the Company's common stock effected in July 1998:

                                                                                 HIGH        LOW
                                                                               ---------  ---------
FISCAL YEAR 1997:
First Quarter................................................................  $    0.12  $    0.01
Second Quarter (prior to June 4, 1997).......................................       0.10       0.02(a)
Second Quarter (from June 4, 1997)...........................................       4.75       3.69
Third Quarter................................................................       8.07       3.13
Fourth Quarter...............................................................       8.88       6.00

FISCAL YEAR 1998:
First Quarter................................................................  $    8.44  $    6.00
Second Quarter...............................................................       8.81       6.63
Third Quarter................................................................       9.38       4.75
Fourth Quarter...............................................................       8.00       4.38

FISCAL YEAR 1999:
First Quarter................................................................  $    6.75  $    3.88
Second Quarter...............................................................       6.88       4.25
Third Quarter (through July 26, 1999)........................................       6.50       6.31

------------------------

(a) The old common stock was canceled on June 4, 1997. The stockholders holding the old common stock of the Company did not retain any value for their equity.

    The Merger was announced on May 12, 1999. The closing bid price of the Common Stock on the Nasdaq SmallCap Market on May 11, 1999, the day preceding announcement of the Merger, was $6.38 per share. On July 26, 1999, the closing bid price of the Common Stock on the Nasdaq SmallCap Market was $6.39 per share. YOU ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR YOUR SHARES OF COMMON STOCK. As of July 23, 1999, there were approximately 1,200 holders of record of the Common Stock of the Company.

                       PROPOSAL 2--ELECTION OF DIRECTORS

    The second matter you will be asked to vote upon is the election of eight directors to serve until the Company's Annual Meeting of Stockholders to be held in the year 2000 and until their respective successors are elected and qualified. See "PROPOSAL 2--Election of Directors."

                  PROPOSAL 3--RATIFICATION OF THE APPOINTMENT
                    OF THE COMPANY'S INDEPENDENT ACCOUNTANTS

    The third matter that you will be asked to vote upon is the ratification of the appointment of Arthur Andersen LLP as the Company's independent accountants for the year ending January 1, 2000. See "PROPOSAL 3--Ratification of the Appointment of the Company's Independent Accountants."

                        PROPOSAL 4--ADJOURNMENT PROPOSAL

    The fourth matter that you will be asked to vote upon is the adjournment of the Meeting, if necessary, to permit the further solicitation of proxies in the event that there are not sufficient votes at the time of the Meeting to approve the Merger. See "PROPOSAL 4--Adjournment Proposal."

                          FORWARD-LOOKING INFORMATION

    This Proxy Statement contains forward-looking statements, which are generally identified by words such as "may," "should," "seeks," "believes," "expects," "intends," "estimates," "projects," "strategy" and similar expressions or the negative of those words. Those statements appear in a number of places in this Proxy Statement and include statements regarding the intent, belief, expectation, strategies or projections of the Company, its management or the Buyers at that time. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those projected, expressed or implied in the forward-looking statements. These risks and uncertainties, many of which are not within the Company's control, include, but are not limited to, the uncertainty of potential manufacturing difficulties, the dependence on key personnel, the possible impact of competitive products and pricing, the Company's continued ability to finance its operations, general economic conditions and the achievement and maintenance of profitable operations and positive cash flow. The accompanying information contained in this Proxy Statement identifies important factors that could cause expectations not to be met. Forward-looking statements speak only as of the date made, and neither the Company nor the Buyers undertake any obligation to update or revise any forward-looking statements. It is likely that if one or more of the risks and uncertainties materializes, the current expectations of the Company and its management will not be realized.

--------------------------------------------------------------------------------
                                   PROPOSAL 1
                        APPROVAL OF THE MERGER AGREEMENT
--------------------------------------------------------------------------------

                                   THE MERGER

BACKGROUND OF THE TRANSACTION

    Since emerging from bankruptcy in June 1997, the Company has from time to time purchased shares of its Common Stock in the open market at prevailing prices pursuant to a publicly-disclosed share repurchase program. A total of 817,000 shares have been purchased in this manner (after giving effect to a two-for-one split effected in July 1998).

    On February 25, 1999, Mark B. Dickstein and Chaim Y. Edelstein, each of whom was a director of the Company at the time, submitted to John J. Pomerantz, Chief Executive Officer and Chairman of the Board, a tentative proposal for consideration by the directors that the Company offer to purchase up to 2,500,000 shares of its Common Stock for a per share consideration of $8.00 principal amount of 12% senior notes due 2006. Mr. Pomerantz circulated a copy of the proposal to the other directors and to the executive officers of the Company. On March 5, 1999, Mr. Pomerantz and Warren T. Wishart, Chief Financial Officer and Senior Vice President--Administration and Finance of the Company, met with representatives of The CIT Group/Commercial Services, Inc. ("CIT") to discuss whether CIT would permit the incurrence of additional debt by the Company. On March 9, 1999, Messrs. Pomerantz, Wishart, Dickstein and Edelstein met with counsel for the Company and counsel for Dickstein & Co., L.P. ("Dickstein & Co."), Dickstein International Limited ("Dickstein International"), Dickstein Focus Fund L.P. ("Dickstein Focus") and Mark B. Dickstein (together with Dickstein & Co., Dickstein International and Dickstein Focus, the "Dickstein Sellers"). The meeting explored both the tentative February 25, 1999 proposal and a variety of alternatives to such proposal. After the meeting, the Dickstein Sellers filed an amendment to their Schedule 13D stating that they had proposed the Company buy back stock for debt securities of the Company expected to be valued on a per share basis in excess of the then current trading price of the Common Stock.

    On March 16, 1999, the Board met, with all directors and counsel for the Company and the Dickstein Sellers present. The Board concluded that it would be advisable to retain Conway, Del Genio, Gries & Co., LLC ("Conway Del Genio") to examine the February 25, 1999 proposal and advise the Board whether it would be an appropriate course of action for the Company. On March 29, 1999, CIT submitted a proposal to the Company for the financing of a cash tender offer by the Company for up to 3 million shares of Common Stock at $6.00 per share. During March 1999, representatives of the Company asked Mr. Dickstein whether the Dickstein Sellers would be interested in selling some or all of their shares of Common Stock to the Company or to a third party if one could be found. Mr. Dickstein indicated the Dickstein Sellers would not be willing to sell their shares in any transaction facilitated by the Company unless the Company's other stockholders had a substantial opportunity to participate therein.

    On April 6, 1999, upon the invitation of Mr. Pomerantz, Messrs. de Vogel and Wagner, representatives of the Buyers, met with Messrs. Pomerantz, Ward and Wishart, the Company's Chairman of the Board and Chief Executive Officer, President and Chief Financial Officer, respectively, to discuss a possible transaction involving the Buyers.

    On April 12, 1999, the Board met again and authorized the management of the Company to negotiate the terms of an amendment to the Company's credit agreement with CIT to be used to finance the repurchase of up to $15 million of Common Stock at a price of $6.00 per share, such amendment and repurchase subject to Board approval. Conway Del Genio preliminarily advised the Board that they believed such a proposal was a reasonable one for the Board to adopt and concluded (based on various assumptions) that the fair market value of a share of Common Stock after such a transaction was between $10.03 and $11.54. It was the sense of the Board that the Company should not undertake the expense of a tender offer for shares of Common Stock unless it was assured that at least 2,000,000 shares could be purchased by the Company. Mr. Dickstein indicated that the Dickstein Sellers would be prepared to commit to sell 2,000,000 shares, provided that the Company would purchase 500,000 of such shares outside the tender offer. Mr. Dickstein explained that the Dickstein Sellers' commitment meant that, subject to certain exceptions, they would be bound to tender their shares even if the market price of the Common Stock were to exceed the offer price during the pendency of the tender offer. In consideration of this commitment, the Dickstein Sellers would require that a certain minimum number of their Shares be purchased by the Company at the offer price outside the offer.

    At the April 12, 1999 meeting, the Board authorized management to proceed with the tender offer and to enter into an agreement with the Dickstein Sellers with respect to the purchase of the 500,000 shares outside of the offer and the commitment of the Dickstein Sellers to tender 1,500,000 shares in the offer. Subsequently, a third party indicated to the Company's financial advisor an interest in purchasing up to $20 million of the Company's Common Stock at a price of $6.00 per share. Mr. Dickstein reiterated the position of the Dickstein Sellers that they would not participate in a transaction for the purchase of the Company's stock unless the Company's other stockholders had a substantial opportunity to participate. The Company did not pursue this third party proposal.

    Between the end of February 1999 and the end of April 1999, members of the Company's management met with representatives of six potential financial investors (other than the Buyers) to discuss their participation in a transaction or series of transactions involving the Dickstein Sellers and the Company's public stockholders. Some of such potential investors conducted due diligence, but none of the investors expressed any interest in participating in a transaction at $7.00 per share or more.

    On April 26, 1999, counsel for the Company furnished counsel for the Dickstein Sellers a draft of a proposed exchange offer and of an agreement between the Company and the Dickstein Sellers. Thereafter the details of the proposed agreement were negotiated between counsel for the Company and counsel for the Dickstein Sellers.

    On April 28, 1999, J. William Uhrig wrote to Mark Dickstein indicating that the Buyers were preparing to present an offer on the following day to purchase shares of the Company for $7.00 per share. Mr. Uhrig stated in the letter that he was writing Mr. Dickstein in addition to the Company because of his understanding that Mr. Dickstein and the funds represented by him were interested in selling certain shares owned by them and suggested he meet with Mr. Dickstein on the following day to present the offer. On April 29, 1999, representatives of the Buyers and the Dickstein Sellers met.

    On April 30, 1999, counsel for the Buyers furnished to counsel for the Company a draft of a proposed merger agreement among the Company and two affiliates of the Buyers pursuant to which one of such affiliates would be the surviving corporation.

    On May 4, 1999, the Board met with Mr. Uhrig and Mr. de Vogel of the Buyers. The representatives of the Buyers described to the Board a proposed transaction to acquire approximately 2,000,000 shares from the Dickstein Sellers and make a joint tender offer with the Company for approximately 2,000,000 additional shares. The representatives of the Buyers also discussed with the Board the management philosophy of the Buyers. The Board concluded that negotiations should be held with the representatives of the Buyers to determine whether a transaction could be effected with them.

    Later that day a meeting was held among representatives of the Company, the Dickstein Sellers and the Buyers together with their respective counsel and representatives of Conway Del Genio to review the draft merger agreement and the stock purchase agreement among the Buyers and the Dickstein Sellers (the "Stock Purchase Agreement"). In the course of that meeting it was determined to change the structure of the proposed transaction from a joint tender offer to be followed by a reverse triangular merger to a merger with a cash out option. Over the course of the next several days counsel for the respective parties continued to negotiate the various agreements.

    At 10:00 a.m. on May 10, 1999, the Board met by telephone, with all directors and counsel for the Company and the Dickstein Sellers present, to consider the Merger, the Merger Agreement and the related documents. At the meeting, the Company's management and counsel discussed the Merger with the Board. The Company's counsel reviewed the terms of the Merger Agreement with the Board. The meeting was adjourned until 7:45 a.m. the next day.

    At 7:45 a.m. on May 11, 1999, the Board met by telephone, with all directors and counsel for the Company and the Dickstein Sellers present, to further consider the Merger, the Merger Agreement and the related documents. At the meeting, the Company's counsel reviewed the changes in the documents reflecting the proposed transaction since the prior day's meeting. Thereafter, the Board unanimously approved the Merger and the Merger Agreement.

    On May 12, 1999, the Dickstein Sellers sold to the Buyers 2,158,000 shares of Common Stock at a purchase price of $6.95 per share, subject to adjustment, and the Company, the Buyers and Merger Sub entered into the Merger Agreement. See "RELATED AGREEMENTS."

RECOMMENDATION OF THE BOARD; REASONS FOR THE MERGER

    The Board has carefully considered the terms of the proposed Merger and has unanimously determined that the Merger and the Merger Agreement are in the best interests of the Company and its stockholders, has approved the Merger and the Merger Agreement and unanimously recommends that its stockholders vote "FOR" the adoption of the Merger Agreement.

    Except to the extent a recommendation is made in a person's capacity as a director, no executive officer of the Company, nor any affiliate of either Buyer has made any recommendation with respect to adoption of the Merger Agreement or any other transaction contemplated by the Merger Agreement. The Buyers and the Dickstein Sellers have agreed to vote their shares of Common Stock in favor of adoption of the Merger Agreement.

    In reaching its decision to approve the Merger and the Merger Agreement and to recommend that stockholders vote to adopt the Merger Agreement, the Board consulted with its financial and legal advisors and with senior management and considered a number of factors, including, without limitation, the following:

    - the ability of the Merger, through the cash election feature, to provide the Company's stockholders with a level of liquidity currently unavailable in the marketplace;

    - that the Merger is expected to increase pro forma earnings per share to the Company's existing stockholders (before transaction expenses) if the holders of 2,111,966 shares of Common Stock elect to receive cash in the Merger;

    - the changes to the Company's certificate of incorporation that will result from the Merger, which the Board believes will enhance investor interest in the Company, and

    - the fact that the Merger will not significantly disrupt the market for the Common Stock.

    The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not quantify or otherwise assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors. For a discussion of the interest of certain members of management and Board in the Merger, see "--Interests of Certain Persons in the Merger."

    THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

    The Company has been informed by directors and executive officers of the Company, who owned or controlled an aggregate of 22,000 shares of Common Stock on the Record Date, that they plan to vote their shares of Common Stock or shares of Common Stock controlled by them in favor of adoption of the Merger Agreement.

CERTAIN FINANCIAL PROJECTIONS

    The Company does not as a matter of course make public forecasts or projections as to future performance (including as to revenues, earnings, other income statement items and cash flows) or financial position. However, in January 1999, the Company's management prepared certain projections in connection with the Board's review of the current fiscal year. These projections were provided to the Buyers when the Company began discussing a possible transaction involving the Buyers. See "--Background of the Transaction." The projections set forth below are the same as included in the materials presented to the Board. See "--Background of the Transaction." The projections are included in this Proxy Statement solely because they were provided to the Buyers in connection with their decision to enter into the Merger Agreement.

    The projections were based upon numerous estimates and assumptions that are inherently subject to significant uncertainties, are difficult to predict and, in many cases, are influenced by factors beyond the Company's control. The material assumptions used in preparing the projections are described in the projections and related footnotes. Certain assumptions on which the projections were based related to the achievement of strategic goals, objectives and targets over the applicable periods that were more favorable than recent historical results, based in part on the acquisition by the Company of the Warren Apparel Group Ltd. in October 1998. See "BUSINESS OF THE COMPANY." The projections do not include any effects of the Merger and its related transactions, including the increase in interest expense and other expenses. Accordingly, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than those predicted. See "SUMMARY-- Forward-Looking Information."

                                                                     (IN
                                                                 THOUSANDS)
                                                                 -----------
                                                                    1999
                                                                 (PROJECTED)
                                                                 -----------
Net Sales......................................................   $ 190,633
Gross Profit...................................................      49,013
Operating Profit...............................................      16,229
Net Income.....................................................      10,285

    Additionally, the Company informed the Buyers that it expected net sales to be $215 million in 2000.

    THE COMPANY DOES NOT AS A MATTER OF COURSE MAKE PUBLIC ANY PROJECTIONS AS TO FUTURE PERFORMANCE OR EARNINGS, AND THE PROJECTIONS SET FORTH ABOVE ARE INCLUDED IN THIS OFFER TO PURCHASE ONLY BECAUSE THE INFORMATION WAS MADE AVAILABLE TO THE BUYERS BY THE COMPANY. THE COMPANY HAS INFORMED THE BUYERS AND MERGER SUB THAT THESE PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH THE PUBLISHED GUIDELINES OF THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS REGARDING PROJECTIONS AND FORECASTS. THE COMPANY HAS ALSO INFORMED THE BUYERS AND MERGER SUB THAT ITS INTERNAL FINANCIAL FORECASTS (UPON WHICH THE

PROJECTIONS PROVIDED TO THE BUYERS WERE BASED IN PART) ARE, IN GENERAL, PREPARED SOLELY FOR INTERNAL USE AND CAPITAL BUDGETING AND OTHER MANAGEMENT DECISION-MAKING PURPOSES AND ARE SUBJECTIVE IN MANY RESPECTS AND THUS SUSCEPTIBLE TO VARIOUS INTERPRETATIONS AND PERIODIC REVISION BASED ON ACTUAL EXPERIENCE AND BUSINESS DEVELOPMENTS. PROJECTED INFORMATION OF THIS TYPE IS BASED ON ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, ALL OF WHICH ARE DIFFICULT TO PREDICT AND MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY, ITS FINANCIAL ADVISOR, THE BUYERS OR MERGER SUB. MANY OF THE ASSUMPTIONS UPON WHICH THE FOREGOING PROJECTIONS WERE BASED, NONE OF WHICH WERE APPROVED BY THE BUYERS OR MERGER SUB, ARE DEPENDENT UPON ECONOMIC FORECASTING (BOTH GENERAL AND SPECIFIC TO THE COMPANY'S BUSINESSES), WHICH IS INHERENTLY UNCERTAIN AND SUBJECTIVE. NONE OF THE BUYERS, MERGER SUB, THE COMPANY OR ITS FINANCIAL ADVISOR ASSUMES ANY RESPONSIBILITY FOR THE ACCURACY OR VALIDITY OF ANY OF SUCH PROJECTIONS. INCLUSION OF THE FOREGOING PROJECTIONS SHOULD NOT BE REGARDED AS AN INDICATION THAT THE BUYERS, MERGER SUB, THE COMPANY OR ANY OTHER PERSON WHO RECEIVED SUCH INFORMATION CONSIDERS IT AN ACCURATE PREDICTION OF FUTURE EVENTS, AND NEITHER THE BUYERS NOR MERGER SUB HAS RELIED ON THEM AS SUCH.

    NONE OF THE BUYERS, MERGER SUB OR THE COMPANY, OR ITS FINANCIAL ADVISOR, OR ANY OTHER PARTY, INTENDS TO PUBLICLY UPDATE OR OTHERWISE PUBLICLY REVISE THE PROJECTIONS SET FORTH ABOVE.

    THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY, THE BUYERS AND MERGER SUB HAVE NOT EXAMINED OR COMPILED THESE PROJECTIONS AND ACCORDINGLY DO NOT EXPRESS AN OPINION OR ANY OTHER FORM OF ASSURANCE WITH RESPECT TO THEM.

PLANS FOR THE COMPANY AFTER THE MERGER

    Except as indicated elsewhere in this Proxy Statement, none of the Buyers, Merger Sub or the Company currently have any plans or proposals that relate to or would result in an extraordinary corporate transaction, such as a merger, reorganization or liquidation involving the Company or any of its subsidiaries, a sale or transfer of a material amount of assets of the Company or any of its subsidiaries or any material change in the Company's capitalization, corporate structure or business or the composition of the Board or executive officers following the consummation of the Merger. The Company anticipates that any indebtedness to be incurred in connection with the Merger will be repaid primarily with cash generated from the operations of the business of the Company or a subsequent refinancing. However, the Company may, in the future, consider such other means of repaying such indebtedness as the Company may determine.

INTERESTS OF CERTAIN PERSONS IN THE MERGER AND THE COMPANY

    In considering the recommendation of the Board, you should be aware that directors of the Company have certain relationships or interests in the Merger and the Company, including those referred to below, that are different from the interests of other stockholders and that may present actual or potential conflicts of interest. The Board was aware of these potential and actual conflicts of interest and considered them in evaluating the proposed Merger.

    CASH ELECTION AND STOCK OPTIONS. As of the Record Date, the Buyers owned an aggregate of 2,158,000 shares of Common Stock, representing approximately 36% of the total outstanding shares of

Common Stock on that date. The Buyers do not intend to elect to make a cash election with respect to any of such shares in connection with the Merger. If the holders of at least 2,111,966 shares of Common Stock elect to receive cash in the Merger, then the Buyers will own 3,269,966 shares of Common Stock following the Merger, representing approximately 65% of the Company's outstanding shares of Common Stock. See "THE MERGER AGREEMENT--Surrender and Payment of Shares of Common Stock."

    As of the Record Date, directors and executive officers of the Company owned an aggregate of 22,000 shares of Common Stock for each of which shares, they will be entitled to elect to receive $7.00 per share in cash. The Dickstein Sellers have indicated that they expect to elect to make a cash election with respect to 250,000 shares of Common Stock. The Company's executive officers and directors have informed the Company that neither they nor their affiliates intend to make such an election.

    DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. Under the terms of the Merger Agreement, upon consummation of the Merger, the current executive officers and directors of the Company will remain as the initial executive officers and directors of the Surviving Corporation (as defined herein). Messrs. Pomerantz, Ward, Felicetti and Wishart, the Company's Chairman of the Board and Chief Executive Officer, President, Senior Vice President--Manufacturing and Sourcing and Senior Vice President--Administration and Finance and Chief Financial Officer, respectively, have agreed to waive any rights arising under their employment agreements and with respect to their stock options as a result of any change in control resulting from the acquisition of shares of Common Stock by the Buyers or the Merger. See "PROPOSAL 2--Employment Agreements."

    In connection with the execution and delivery of the Stock Purchase Agreement, Mark B. Dickstein and Chaim Y. Edelstein resigned from the Board, and the Board appointed H. Whitney Wagner and Thomas G. Weld, both Managing Directors of Three Cities Research, Inc. ("TCR"), the Buyers' investment advisor, to fill the vacancies created by such resignations.

    The Company has entered into certain agreements with the Buyers and the Dickstein Sellers regarding the election of directors to the Board, and Mr. Pomerantz has entered into an agreement with the Buyers regarding the election of directors to the Board. See "PROPOSAL 2--Certain Arrangements Regarding the Election of Directors."

    COMPENSATION OF DIRECTORS. Non-employee directors currently receive a per annum retainer of $12,500 and 2,000 shares of Common Stock. In addition, the Chairmen of the Audit and Compensation Committees receive an additional $2,500 per annum and members of such committees receive an additional $1,000 per annum. See "PROPOSAL 2--Compensation of Directors." Officers of the Company do not receive additional compensation for serving as directors.

    INDEMNIFICATION ARRANGEMENTS. For a discussion of certain requirements in the Merger Agreement for the indemnification of directors and officers of the Company and the maintenance of directors' and officers' insurance, see "THE MERGER AGREEMENT--Indemnification and Insurance."

CERTAIN EFFECTS OF THE MERGER

    CERTIFICATE OF INCORPORATION. If the Company's stockholders adopt the Merger Agreement, the Amended and Restated Certificate of Incorporation of the Company, in the form attached to the Merger Agreement as Exhibit A, will become, from and after the Effective Time, the certificate of incorporation of the Surviving Corporation. The revisions to the Company's certificate of incorporation will modify certain provisions regarding the approval of certain business combination transactions. See "THE MERGER AGREEMENT--Directors and Officers; Certificate of Incorporation and Bylaws Following the Merger."

    MARKET FOR THE SHARES. The shares are currently listed and traded on the Nasdaq SmallCap Market under the symbol "LFAY." The election by stockholders to receive cash in the Merger will reduce the number of shares that might otherwise trade publicly and may reduce the number of holders of shares. Continued trading of the Common Stock on the Nasdaq SmallCap Market is conditioned upon the Company meeting certain criteria including, among other things, the maintenance of at least 300 round lot shareholders (holders of 100 shares or more). If the Company fails to meet such criteria, the Company may receive notice from Nasdaq that the Common Stock may be delisted from the Nasdaq Small Cap Market. Such delisting could materially adversely affect the trading market for the Common Stock. The Company believes that in the event of such delisting the Common Stock would be eligible for listing on the OTC Bulletin Board operated by the NASD, where the security was listed prior to its inclusion in the SmallCap Market. If this were the case, a stockholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Common Stock.

    MARGIN REGULATIONS. The shares are currently "margin securities" under the rules of the Federal Reserve Board. This has the effect, among other things, of allowing brokers to extend credit on the shares as collateral. The Company believes that, following consummation of the Merger, the shares will continue to qualify as margin securities.

    REGISTRATION UNDER THE EXCHANGE ACT. The shares are registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires, among other things, that the Company furnish certain information to its stockholders and to the Commission and comply with the Commission's proxy rules in connection with meetings of the Company's stockholders. If the Company had fewer than 300 holders of record, Section 12(g)(4) of the Exchange Act would permit the Company to terminate registration of the Common Stock by filing a certification to that effect, and the Company would not be required to comply with the reporting requirements of the Exchange Act. As of the Record Date, the Company had approximately 1,200 stockholders of record. The Company does not expect that, following consummation of the Merger, the Company will have fewer than 300 holders of record of shares of its Common Stock. The Board does not presently intend to file such certification in the event there are fewer than 300 holders of record upon consummation of the Merger.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following discussion is a general summary of certain of the U.S. federal income tax consequences of the Merger, based on current tax law (which is subject to change retroactively as well as prospectively). This summary does not purport to cover all aspects of federal income taxation that may be relevant to a stockholder. This summary does not discuss any aspect of state, local, foreign or other tax laws. In addition, certain stockholders (including insurance companies, tax-exempt organizations, financial institutions, foreign persons, broker dealers and stockholders who have acquired shares of Common Stock upon the exercise of an option or otherwise as compensation) may be subject to special rules not discussed below. This summary assumes that the shares of Common Stock are held as a "capital asset" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code").

    Stockholders who do not elect to receive cash in the Merger will not be subject to tax as a result of the Merger. The following discussion therefore applies only to stockholders who elect to receive cash in the Merger.

    The sale of shares of Common Stock pursuant to the cash election in the Merger is treated as a sale of shares to the Buyers and/or the Company, in proportion to the number of shares acquired by each in the Merger. To the extent shares are deemed to be sold to the Buyers, the stockholder will recognize capital gain or loss equal to the difference between the amount of cash deemed to be received by him or her from the Buyers and his or her tax basis in the shares deemed to be sold to the Buyers. Such gain or loss will be long-term capital gain or loss if such shares were held for more than one year.

    Under Section 302 of the Code, the repurchase of shares from a stockholder by the Company for cash in the Merger is treated as a taxable sale of the shares by the stockholder if the receipt of such cash (1) is "substantially disproportionate" with respect to the stockholder, (2) is "not essentially equivalent to a dividend" with respect to the stockholder or (3) results in a "complete termination" of the stockholder's stock interest in the Company. If any of the three tests is met, the stockholder will recognize gain or loss equal to the difference between the amount of cash deemed to be received by him or her from the Company in the Merger and his or her basis in the shares deemed to be sold to the Company.

    In determining whether any of the tests under Section 302 of the Code is satisfied, a stockholder must take into account not only shares of stock of the Company that are actually owned by him or her, but also shares that are constructively owned by him or her within the meaning of Section 318 of the Code. Under Section 318 of the Code, a stockholder may constructively own shares of stock actually owned, and in some cases constructively owned, by certain related individuals and certain related entities in which the stockholder, a related party or a related entity has an interest, and shares of stock which he or she has the right to acquire. In connection with options to acquire additional shares from the Company (including as a result of securities convertible into shares), the Internal Revenue Service takes the position that only options of the stockholders being tested under Section 302 of the Code are taken into account. However, there is both contrary and supporting case law with respect to this issue.

    The receipt of cash will be "substantially disproportionate" with respect to a stockholder if the percentage of the voting stock of the Company actually and constructively owned by the stockholder immediately following the purchase of shares pursuant to the Merger is less than 80% of the percentage of the voting stock of the Company actually and constructively owned by such stockholder immediately before the Merger.

    Whether the receipt of cash by a stockholder will be "not essentially equivalent to a dividend" depends on the individual stockholder's facts and circumstances. To qualify as a distribution "not essentially equivalent to a dividend," such distribution must result in a "meaningful reduction" in the stockholder's percentage interest in the Company, taking into account the constructive ownership rules. The Internal Revenue Service has ruled publicly that any reduction in percentage interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs should constitute such a "meaningful reduction."

    Finally, the receipt of cash by a stockholder will be deemed to result in a "complete termination" of such stockholder's stock interest in the Company if immediately following a sale of shares pursuant to the Merger either (1) the selling stockholder does not actually or constructively own any shares of stock of the Company or (2) the selling stockholder does not actually own any shares, but constructively owns shares as to which he is eligible to waive and effectively does waive constructive ownership.

    Each stockholder should be aware that contemporaneous dispositions or acquisitions of shares of stock of the Company, including any purchase by the Buyers pursuant to the Merger, may be taken into account in determining whether the stockholder satisfies any of the tests under Section 302 of the Code. In addition, the proration in the event the cash election is oversubscribed may affect a stockholder's ability to satisfy one of the Section 302 tests for capital gain treatment.

    If none of the three tests under Section 302 is satisfied, the stockholder will be treated as having received a dividend in an amount equal to the full amount of cash deemed to be received by him or her from the Company pursuant to the Merger, assuming the Company has (as it believes it does) sufficient current and accumulated earnings and profits. To the extent that the sale of shares by a corporate stockholder is treated as a dividend, the stockholder generally will be entitled to a dividends-received deduction equal to 70% of the dividend, subject to applicable limitations, including those relating to "debt-financed portfolio stock" under Section 246A of the Code and to the 45-day holding period requirement of Section 246(c) of the Code. Also, since it is expected that purchases by the Company pursuant to the Merger will not be pro rata as to all stockholders, any amount treated as a dividend to a corporate stockholder generally is expected to constitute an "extraordinary dividend" subject to the provisions of Section 1059 of the Code (except as may otherwise be provided in regulations yet to be promulgated by the Treasury Department). Under Section 1059 of the Code, a corporate stockholder must reduce the tax basis of all such stockholder's stock (but not below zero) by the portion of any "extraordinary dividend" that is equal to the deduction allowable under the dividends received deduction rules and, to the extent such portion exceeds the stockholder's tax basis in the stock, it is treated as gain from the nontaxed sale of such stock in the taxable year in which the closing occurs.

    To prevent backup federal income tax withholding equal to 31% of the gross payments made for shares purchased pursuant to the Merger, each tendering stockholder who does not otherwise establish an exemption from such withholding must notify American Stock Transfer & Trust Company (the "Exchange Agent") of such stockholder's social security number or taxpayer identification number (or certify that such taxpayer is awaiting a social security number or taxpayer identification number) and provide certain other information by completing the Substitute Form W-9 included in the Form of Election. Backup withholding is not an additional tax; rather, the stockholder is entitled to a credit against his or her federal income tax for the amount of any backup withholding.

    THE TAX CONSEQUENCES TO ANY PARTICULAR STOCKHOLDER OF A SALE OF SHARES PURSUANT TO A CASH ELECTION IN THE MERGER MAY DIFFER DEPENDING UPON THAT STOCKHOLDER'S OWN CIRCUMSTANCES AND TAX POSITION (INCLUDING, WITHOUT LIMITATION, THE PERCENTAGE OF THE STOCKHOLDER'S SHARES OF COMMON STOCK FOR WHICH SUCH ELECTION IS MADE). FURTHERMORE, THIS SUMMARY DOES NOT DISCUSS ANY ASPECTS OF STATE, LOCAL, FOREIGN OR OTHER TAX LAWS. EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO SUCH STOCKHOLDER MAKING A CASH ELECTION PURSUANT TO THE MERGER, AS WELL AS THE AMOUNT OF THE ELECTION.

ACCOUNTING TREATMENT

    For accounting and financial reporting purposes, the Merger will be accounted for as a recapitalization.

FINANCING OF THE MERGER

    Under the Merger Agreement, the Company expects to obtain the cash to be paid to stockholders of the Company who elect to receive cash as follows: (1) if holders of less than 825,000 shares elect to receive cash, then the Company expects to obtain all of such cash by amending its existing credit agreement with CIT to increase its borrowings thereunder, (2) if holders of at least 825,000 but not more than 1,625,000 shares elect to receive cash, then the Buyers will capitalize Merger Sub with the entire amount payable by the Company to stockholders (and, as a result of the Merger, the Buyers will receive one share of Common Stock for every $7.00 with which Merger Sub is capitalized) and
(3) if holders of more than 1,625,000 but not more than 2,111,966 shares elect to receive cash, then (x) the Buyers will capitalize Merger Sub with an amount equal to $3,295,890.04 divided by a number equal to 1.04 multiplied by the number of shares making the election to receive cash (but not more than 2,111,966 shares) (and, as a result of the Merger, the Buyers will receive one share of Common Stock for every $7.00 with which Merger Sub is capitalized) and
(y) the Company expects to obtain the remainder of such cash by amending its existing credit agreement with CIT to increase its borrowings thereunder. The Buyers expect to obtain the necessary funds to capitalize Merger Sub from their own resources.

    On May 19, 1999, CIT and the Company entered into a commitment letter, which provides for a five-year, $5 million term loan facility and revisions to the Company's existing revolving line of credit, including changes to financial covenants and dollar limits. CIT's obligation to provide such financing for the Company's obligation to pay the Company's stockholders who elect to receive cash is subject to certain conditions, including the following: (1) execution of an amendment to the Company's existing credit agreement with CIT, (2) no material change in the Company's financial condition and (3) review of the documentation relating to the Merger. There can be no assurance that such conditions will be satisfied when the Company needs to obtain the funds required to pay such stockholders.

    The CIT Credit Agreement, as amended, contains certain reporting requirements, as well as financial and operating covenants related to capital expenditures, minimum tangible net worth, maintenance of a current assets to current liabilities ratio, an interest to earnings ratio and the attainment of minimum earnings. As collateral for borrowing under the CIT Credit Agreement, the Company has granted to CIT a security interest in substantially all of its assets. In addition, the CIT Credit Agreement contains certain restrictive covenants, including limitations on the incurrence of additional liens and indebtedness. The Company is currently in compliance with or has obtained either written or oral waivers for all requirements contained in the CIT Credit Agreement.

REGULATORY APPROVALS

    The Company does not believe that any material federal or state regulatory approvals, filings or notices are required by the Company in connection with the Merger. The Company, the Buyers and Merger Sub do not believe that they are required to make a filing with the Department of Justice or the Federal Trade Commission pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, although each agency has the authority to challenge the Merger on antitrust grounds before or after the Merger is consummated.

RISK THAT THE MERGER WILL NOT BE CONSUMMATED

    Consummation of the Merger is subject to certain conditions, including (1) stockholder adoption of the Merger Agreement and (2) receipt by the Company of financing for the transactions contemplated by the Merger Agreement. See "THE MERGER AGREEMENT--Conditions." Even if the requisite approval by stockholders is obtained, there can be no assurance that the Merger will be consummated. See "--Conduct of the Business of the Company if the Merger is not Consummated."

    See "--Conduct of the Business of the Company if the Merger is not Consummated," and "THE MERGER AGREEMENT--Fees and Expenses" with respect to obligations of the Company in certain instances if the Merger Agreement is terminated.

APPRAISAL RIGHTS

    Holders of shares of Common Stock can decide to receive, instead of having their shares converted into the right to receive $7.00 per share in cash or instead of keeping their shares after the Merger, an amount that the Court of Chancery of the State of Delaware decides is the "fair value" of their shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, as determined by the court.

    These rights are known as "appraisal rights." If a holder of shares of Common Stock wishes to exercise appraisal rights in connection with the Merger, the holder must not vote in favor of the Merger and must meet the conditions described below.

    The conditions necessary to secure appraisal rights are set out in full in Annex B. This summary is not meant to be a complete statement on appraisal rights, but rather is only a guide for a stockholder who wishes to exercise appraisal rights. Delaware law requires that the Company notify stockholders at least 20 days prior to the Meeting that they have a right of appraisal and provide stockholders with a copy of Section 262 of the Delaware General Corporation Law (the "DGCL"). This Proxy Statement constitutes that notice. If you do not follow the procedures set out below and in Annex B, you will lose your appraisal rights.

    ALL REFERENCES IN THIS SUMMARY AND IN SECTION 262 TO A "STOCKHOLDER" OR TO A "HOLDER" OF THE COMPANY'S COMMON STOCK ARE TO THE RECORD HOLDERS OF THE COMPANY'S COMMON STOCK AS TO WHICH

APPRAISAL RIGHTS ARE AVAILABLE. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER OR NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW THE STEPS SUMMARIZED BELOW PROPERLY AND IN A TIMELY MANNER TO PERFECT THE HOLDER'S APPRAISAL RIGHTS.

    A holder of Common Stock wishing to exercise his or her appraisal rights with respect to the Merger must deliver, before the vote on the Merger at the Meeting, a written demand for appraisal of the holder's shares.

    A holder of Common Stock wishing to exercise his or her appraisal rights with respect to the Merger must not vote in favor of adoption of the Merger Agreement. Because a duly executed proxy which does not contain voting instructions will, unless revoked, be voted for the Merger, a holder of Common Stock who votes by proxy and who wishes to exercise appraisal rights must vote against the Merger or abstain from voting on the Merger. A vote against the Merger, in person or by proxy, will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262, and a separate written demand for appraisal is required.

    In addition, a holder of Common Stock wishing to exercise appraisal rights in connection with the Merger must be the record holder of his shares on the date the holder makes the written demand for appraisal and must continue to hold the shares of record until the completion of the Merger.

    A demand for appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the stock certificates. The demand must also state that the stockholder intends to demand appraisal of the holder's shares of Common Stock in connection with the Merger.

    If the shares are owned of record in a fiduciary capacity, including by a trustee, guardian or custodian, the demand should be executed in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including two or more joint owners, may execute a demand for appraisal on behalf of a holder of record but the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is agent for the owner or owners.

    A record holder, such as a broker, who holds shares of Common Stock as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising these rights with respect to the shares held for other beneficial owners; in this circumstance, however, the written demand should set forth the number of shares as to which appraisal is sought and, where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Common Stock held in the name of the record owner. Holders who hold their Common Stock in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

    HOLDERS OF COMMON STOCK MUST SEND ALL WRITTEN DEMANDS FOR APPRAISAL UNDER
SECTION 262 TO THE LESLIE FAY COMPANY, INC., 1412 BROADWAY, NEW YORK, NEW YORK 10018, ATTENTION: SECRETARY. THE COMPANY MUST RECEIVE WRITTEN DEMANDS FOR APPRAISAL UNDER SECTION 262 BEFORE THE MERGER IS VOTED UPON AT THE MEETING.

    Within ten days after the date the Merger becomes effective, the Company must notify each holder of Common Stock who has complied with Section 262 and has not voted in favor of the Merger of the date that the Merger has become effective.

    Within 120 days after the date the Merger becomes effective, but not thereafter, the Company or any holder of Common Stock who has complied with
Section 262 and is entitled to appraisal rights under Section 262 may file a petition in the Court of Chancery of the State of Delaware demanding a determination of the fair value of the holder's shares of Common Stock. The Company will have no obligation to file a petition, and the Company has no present intention to cause such a petition to be filed. Accordingly, it is the obligation of stockholders seeking appraisal rights to initiate all necessary action to perfect appraisal rights within the time prescribed in Section 262.

    Any holder of Common Stock who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares of Common Stock not voted in favor of the Merger and the number of shares of Common Stock with respect to which demands for appraisal have been received and the total number of holders of these shares.

    If a holder of Common Stock timely files a petition for an appraisal, the Court of Chancery is empowered to conduct a hearing on this petition to determine those holders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court of Chancery may require the holders of Common Stock who demanded appraisal of their shares to submit their stock certificates to the Register in Chancery for notation of the pending appraisal proceeding. If any stockholder fails to comply with its direction, the Court of Chancery may dismiss the proceedings as to the stockholder.

    After determining the holders entitled to appraisal, the Court of Chancery will appraise the "fair value" of their shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Stockholders considering seeking appraisal should be aware that the fair value of their Common Stock, as determined in an appraisal proceeding under Section 262 could be more than, the same as or less than the consideration they would receive pursuant to an election in the Merger if they did not seek appraisal of their shares. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered in the appraisal proceeding. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court of Chancery will also determine the amount of interest, if any, payable upon the amounts due to persons whose shares of Common Stock have been appraised.

    The court may determine the costs of the appraisal action and may allocate the costs among the parties as the court deems equitable. Each party must bear its own other expenses of the proceeding, although the court may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged against the value of all of the shares of Common Stock entitled to an appraisal.

    Any holder of Common Stock who duly demands appraisal in compliance with
Section 262 will not, after the Merger, be entitled to vote the holder's shares for any purpose or be entitled to the payment of dividends or other distributions on those shares other than dividends or other distributions payable to holders of record as of a record date prior to the Merger.

    If any stockholder who demands appraisal of shares of Common Stock under
Section 262 fails to perfect, or effectively withdraws or loses, the holders' right to appraisal, the shares of the stockholder will, pursuant to the terms of the Merger Agreement, remain as shares of Common Stock of the Company.

    A stockholder will fail to perfect and lose the right to appraisal if such stockholder does not file a petition for appraisal within 120 days after the date the Merger becomes effective, or if the stockholder delivers to the Company a written withdrawal of a demand for appraisal and an acceptance of the terms offered upon the Merger. However, any attempt to withdraw a demand for appraisal made more than 60 days after the date the Merger becomes effective will require the written approval of the Company and, once a petition for appraisal is filed, an appraisal proceeding may not be dismissed as to any holder absent court approval.

    A HOLDER OF COMMON STOCK MAY LOSE APPRAISAL RIGHTS IF THE HOLDER FAILS TO FOLLOW THE STEPS REQUIRED BY SECTION 262 OF THE DGCL FOR PERFECTING APPRAISAL RIGHTS.

                              THE MERGER AGREEMENT

    The following is a summary of certain provisions of the Merger Agreement. This summary is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement and incorporated herein by reference. Any capitalized terms used and not defined below have the meaning given to them in the Merger Agreement.

THE MERGER

    The Merger Agreement provides that the Merger will become effective upon the filing of a certificate of merger (the "Certificate of Merger") with the Delaware Secretary of State or at such later time as is specified in the Certificate of Merger (the "Effective Time").

    At the Effective Time, Merger Sub will be merged with and into the Company, the separate existence of Merger Sub will cease, and the Company will continue as the surviving corporation (the "Surviving Corporation"). Subject to the applicable provisions of the DGCL, all property of the Company and Merger Sub will be property of the Surviving Corporation, and all liabilities and obligations of the Company and Merger Sub will be liabilities and obligations of the Surviving Corporation.

CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

    The Merger Agreement provides that, at the Effective Time, except as otherwise provided with respect to shares of Common Stock as to which appraisal rights have been effectively exercised, each share of Common Stock that is issued and outstanding immediately prior to the Effective Time will either (1) remain outstanding or (2) in the case of shares of Common Stock with respect to which an election to receive cash has been effectively made and not revoked or forfeited ("Electing Cash Shares") and subject to proration, be converted into the right to receive a cash payment of $7.00 per share (the "Cash Election Consideration").

    The Merger Agreement also provides that each holder of record of shares of Common Stock on the date that is five business days before the Meeting, which date will be Tuesday, August 17, 1999 (the "Election Date"), will be entitled to make an unconditional election to receive the Cash Election Consideration for all or part of such shares by mailing a form of election (the "Form of Election") to the Exchange Agent. Stockholders must properly complete a Form of Election in order to elect to receive the Cash Election Consideration.

    No more than 2,111,966 shares of Common Stock (the "Cash Election Number") may receive the Cash Election Consideration at the Effective Time. If the number of Electing Cash Shares exceeds the Cash Election Number, each Electing Cash Share, in accordance with a proration mechanism set forth in the Merger Agreement, will either (1) be converted into the right to receive the Cash Election Consideration or (2) remain outstanding.

    Under the Merger Agreement, the Buyers' shares in Merger Sub will be converted into shares of Common Stock of the Company as follows: (1) if holders of less than 825,000 shares elect to receive cash, then the Buyers will receive one share of Common Stock, (2) if holders of at least 825,000 but not more than 1,625,000 shares elect to receive cash, then the Buyers will receive one share of Common Stock for every $7.00 with which Merger Sub is capitalized (and the Buyers will capitalize Merger Sub with $7.00 for each share of Common Stock that elects to receive cash), (3) if holders of more than 1,625,000 (but not more than 2,111,966) shares elect to receive cash, then the Buyers will receive one share of Common Stock for every $7.00 with which Merger Sub is capitalized (and will capitalize Merger Sub with an amount equal to $3,295,890.04 divided by a number equal to 1.04 multiplied by the number of shares making the election to receive cash) and (4) if holders of 2,111,966 (or more) shares elect to receive cash, then the Buyers will receive an aggregate of 1,111,966 shares of

Common Stock and will capitalize Merger Sub with $7,783,762 ($7.00 per share of Common Stock being received by them).

SURRENDER AND PAYMENT OF SHARES OF COMMON STOCK

    Prior to the Election Date, the Company will authorize an exchange agent satisfactory to the Buyers to receive Forms of Election and exchange certificates representing shares of Common Stock for the Cash Election Consideration. Promptly after the Effective Time, the Company will provide the Exchange Agent with an amount equal to the aggregate Cash Election Consideration to be paid in respect of the Electing Cash Shares. Each holder of shares of Common Stock that have been converted into a right to receive the Cash Election Consideration will be entitled, promptly following the Effective Time, to receive the Cash Election Consideration payable in respect of such shares.

TREATMENT OF STOCK OPTIONS

    Immediately following the Effective Time, each option to purchase shares of Common Stock (a "Company Stock Option") that is outstanding (whether or not then vested) at the Effective Time under any of the Company's stock option plans (the "Company Option Plans") will remain outstanding and all terms and conditions of the Company Stock Options, including vesting provisions, will remain in effect as they exist as of the Effective Time, except that 105,254 Company Stock Options (none of which are held by executive officers or directors of the Company, who have agreed that the consummation of the transactions contemplated by the Merger Agreement will not accelerate the vesting of their Company Stock Options) will vest as a result of the transactions contemplated by the Merger Agreement but will otherwise remain subject to the same terms and conditions to which they are subject as of the date of the Merger Agreement.

DIRECTORS AND OFFICERS; CERTIFICATE OF INCORPORATION AND BYLAWS FOLLOWING THE
  MERGER

    The current directors and officers of the Company will be the initial directors and officers of the Surviving Corporation.

    At the Effective Time, the Amended and Restated Certificate of Incorporation, in the form attached to the Merger Agreement as Exhibit A, will become, from and after the Effective Time, the certificate of incorporation of the Company. The following discussion of the post-Merger certificate of incorporation of the Company is qualified entirely by reference to the form of the post-Merger certificate of incorporation attached to the Merger Agreement as Exhibit A. As currently in effect, a business combination between the Company and an "interested stockholder" (which is generally a 10% stockholder) requires the approval of at least 80% of the outstanding shares of Common Stock and at least 80% of the outstanding shares of Common Stock not owned by the interested stockholder or its affiliates. The 80% approval requirement does not apply if the transaction is approved by either a majority of the Company's "continuing directors" (generally defined as directors who became directors before the interested stockholder became an interested stockholder or who are chosen by such directors) or if the transaction meets certain "fair price" requirements.

    The Amended and Restated Certificate of Incorporation that will be in effect if the Merger Agreement is approved by the requisite vote of the Company's stockholders will require a business combination with the Company's stockholders to be approved by at least two-thirds of the outstanding shares of Common Stock and the affirmative vote of the holders of more than 50% of the outstanding shares of Common Stock voting on such matter that are not owned by the interested stockholder or its affiliates. In addition, the Company's post-Merger certificate of incorporation will provide that certain business combinations will not be subject to the preceding voting requirements (except to the extent required by law) if at least 75% of the Company's "independent directors" (generally defined as directors who are not affiliated with or otherwise related to the interested stockholder or management of the Company) have approved the business combination or if such transaction meets certain "fair price" and procedure requirements.

    The bylaws of the Company, as in effect immediately prior to the Effective Time, will become from and after the Effective Time the bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

REPRESENTATIONS AND WARRANTIES

    The Merger Agreement contains certain representations and warranties of the Company, the Buyers and Merger Sub. The representations of the Company relate to, among other things, its organization, capitalization, power and authority to enter into the Merger Agreement and the transactions contemplated thereby, compliance with required filings and consents under applicable law, and the absence of conflicts with corporate documents and agreements. The representations and warranties of Buyers and Merger Sub relate to, among other things, organization of the Buyers and Merger Sub, capitalization of Merger Sub, power and authority of the Buyers and Merger Sub to enter into the Merger Agreement and the transactions contemplated thereby, the absence of conflicts with Merger Sub's corporate documents and with the Buyers' partnership agreements, and compliance with required filings and consents under applicable law.

COVENANTS

    The Company has agreed that, during the period from the date of the Merger Agreement to the Effective Time, the Company and each of its subsidiaries will conduct its operations only in the ordinary course of business consistent with past practice and will use its reasonable best efforts to preserve intact its business organization, to keep available the services of the present officers and key employees of the Company and its subsidiaries, and to preserve the goodwill of customers, suppliers and all other persons or entities having business relationships with the Company or its subsidiaries. The Company also agreed that neither it nor any of its subsidiaries will, subject to certain limited exceptions, (1) adopt any amendment to the Company's certificate of incorporation or bylaws or the comparable organizational documents of any its subsidiaries; (2) issue or sell additional shares of capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock; (3) declare, set aside or pay any dividend or other distribution in respect of any class or series of its capital stock other than between the Company and any of its subsidiaries; (4) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, any shares of its capital stock or any of its other securities; (5) increase the compensation or fringe benefits payable to its directors, officers or significant employees, or pay any benefit not required by any existing plan or arrangement or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other significant employee of the Company or enter into any employee benefit plan for the benefit or welfare of any directors, officers or current or former employees; (6) acquire, transfer or encumber any assets that in the aggregate are in excess of $100,000, or enter into any material commitment or transaction outside the ordinary course of business that in the aggregate is in excess of $100,000; (7) incur, assume or prepay any long-term indebtedness or incur or assume any short-term indebtedness (including, in either case, by issuance of debt securities), which in the aggregate is in excess of $100,000, except in the ordinary course of business consistent with past practice; (8) become liable or responsible for the obligations of any other person or entity except in the ordinary course of business; or (9) make any loans, advances or capital contributions to, or investments in, any other person or entity, which in the aggregate are in excess of $100,000, except in the ordinary course of business and except loans, advances, capital contributions or investments between the Company and any of its wholly owned subsidiaries; (10) terminate, cancel or amend any of the Company's material contracts or enter into a material contract, other than in the ordinary course of business consistent with past practice; (11) make or authorize any unbudgeted capital expenditure;

(12) take any action with respect to accounting policies or procedures, other than in the ordinary course of business and consistent with past practice or as required pursuant to applicable law or generally accepted accounting principles;
(13) waive, release, assign, settle or compromise any material rights, claims or litigation; (14) make any tax election or settle or compromise any material income tax liability; or (15) authorize or enter into any agreement or otherwise make any commitment to do any of the foregoing. The Merger Agreement provides that this Proxy Statement will include the recommendation of the Board to the Company's stockholders in favor of the adoption of the Merger Agreement. Notwithstanding any other provision of the Merger Agreement to the contrary, if the Board determines, in good faith in the exercise of its fiduciary duties under applicable law, that it is required to withdraw, modify or amend its recommendation in favor of the Merger, such withdrawal, modification or amendment will not itself constitute a breach of the Merger Agreement.

    The Buyers and Merger Sub have agreed that, except as contemplated by the Merger Agreement, prior to the Effective Time, without the prior written consent of the Company, the Buyers will not cause Merger Sub to do any business other than with respect to, or in connection with, the Merger Agreement and the transactions contemplated thereby.

    The Company and Buyers have further agreed that during the period from the date of the Merger Agreement to the Effective Time, they will not, and Buyers will not permit Merger Sub to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger not being satisfied.

    In addition, the Company, the Buyers and Merger Sub have made further agreements regarding access to the Company's and Buyers' records, the calling of the Meeting, the preparation and filing of this Proxy Statement with the Commission and the mailing of copies of this Proxy Statement to NASDAQ, the obtaining of consents of third parties and governmental authorities and making public announcements.

    Subject to the terms and conditions provided in the Merger Agreement and the fiduciary duties under applicable law of the directors of the Company, each of the parties has agreed to use its reasonable best efforts consistent with applicable legal requirements to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger Agreement. The Buyers, Merger Sub and the Company also have agreed to use their best efforts to obtain all material consents of third parties and governmental authorities, and to make all governmental filings, necessary for the consummation of the transactions contemplated by the Merger Agreement.

INDEMNIFICATION AND INSURANCE

    The DGCL permits, in general, a Delaware corporation such as the Company, to indemnify any person made, or threatened to be made, a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served in any capacity at the request of the corporation, against any judgment, fine, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted in good faith, for a purpose he or she reasonably believe to be in, or, in the case of service for another entity, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his or her conduct was unlawful. The DGCL also permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount as, and to the extent, required by law. The DGCL provides that indemnification and advancement of expense provisions contained in the DGCL are not exclusive of any rights to which a person seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the bylaws of the corporation or, when authorized by such certificate of incorporation or bylaws, (1) a resolution of stockholders, (2) a resolution of directors or (3) an agreement providing for indemnification. However, the DGCL also provides that no indemnification may be made on behalf of any such person if a judgment or other final adjudication adverse to the person establishes that his or her acts were committed in bad faith or were the result of active or deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained, in fact, a financial profit or other advantage to which he or she was not legally entitled.

    The Company's Certificate of Incorporation provides, in accordance with the DGCL, that a director will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director unless it is established that (1) a breach involved the director's duty of loyalty to the Company or its stockholders, (2) the director's acts or omissions were not in good faith or involved intentional misconduct or knowing violation of law, (3) the director gained an improper personal benefit or (4) the director's acts violated provisions of the DGCL that impose liability upon directors in certain instances for declarations of dividends, stock repurchases or redemptions, distributions of assets following a dissolution, or loans to directors, when made contrary to provisions of the DGCL.

    The Company's bylaws, provide, among other things, that the Company will indemnify any officer or director (including officers and directors serving another entity in any capacity at the Company's request) to the fullest extent permitted by law.

    The Merger Agreement provides that the Company will indemnify each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of such individuals' services as directors, officers or employees of the Company or any of its subsidiaries (1) arising out of or pertaining to the transactions contemplated by the Merger Agreement, the Stock Purchase Agreement, the Company Agreement (as defined under "RELATED AGREEMENTS") or the Registration Rights Agreement (as defined under "RELATED AGREEMENTS") or (2) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company's certificate of incorporation or bylaws or any other arrangement as in effect on the date of the Merger Agreement.

    The Company has agreed to maintain, for a period of not less than six years after the Effective Time, the current policies of directors' and officers' liability insurance maintained by the Company for the Company's directors and officers as of the date prior to the date of the Merger Agreement and as of the date of the Merger Agreement (the "D&O Insurance"). However, the Company may obtain other policies that are no less favorable than the existing policies or, if substantially equivalent insurance coverage is unavailable, the best available coverage. In any case, the Company will not be required to pay an annual premium for the D&O Insurance in excess of 150% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

NO SOLICITATION; FIDUCIARY OBLIGATIONS OF DIRECTORS

    The Company has agreed that it will not, and will not authorize or permit any of its representatives to, (1) solicit, initiate or encourage any discussions or inquiries or the making of any proposal for (each of the following, a "Takeover Proposal") (a) any merger or other business combination involving the Company or any of its subsidiaries or (b) the acquisition of 10% or more of the assets or capital stock of the Company or any of its subsidiaries, except for the transactions contemplated under the Merger Agreement or (2) enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger. However, if the Board determines in good faith, after consultation with independent outside legal counsel, that prior to obtaining the requisite vote of stockholders, it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Company may, in response to a Takeover Proposal which was not solicited by it and which did not otherwise result from a breach of the Company's covenants under the Merger Agreement, and subject to providing prior written notice of its decision to take such action to the Buyers, (1) furnish information with respect to the Company and any or all of its subsidiaries to any person making such Takeover Proposal pursuant to a customary confidentiality agreement and (2) participate in discussions or negotiations regarding such Takeover Proposal. In addition, the Company is required to promptly advise the Buyers of any Takeover Proposal or request for information, the material terms and conditions of any request for information or Takeover Proposal and the identity of the person making such request or Takeover Proposal. The Company will also keep the Buyers informed of the status and details of any such request or Takeover Proposal. The Merger Agreement does not prohibit the Company from making a statement to its stockholders that is required by Rule 14e-2(a) promulgated under the Exchange Act or from making any other disclosure to its stockholders if, in the good faith judgment of the Board, after consultation with independent outside counsel, failure to make such a disclosure would breach its fiduciary duties to the Company's stockholders under applicable law.

CONDITIONS

    The respective obligations of each party to effect the Merger are subject to the following conditions: (1) the Company will have received the vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger Agreement; (2) no court or governmental entity of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any law, order, injunction or decree that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger; and (3) the number of shares for which appraisal has been properly demanded will not be more than 300,000.

    The obligations of the Buyers and the Merger Sub to effect the Merger are subject to the following additional conditions: (1) the Company will have performed in all material respects the covenants and obligations required to be performed by it under the Merger Agreement on or prior to the Effective Time;
(2) the representations and warranties of the Company contained in the Merger Agreement will be true and correct in all material respects on and as of the Effective Time as if made on and as of such date; (3) none of the claims pending as set forth in the Company's prior filings with the Commission, individually or in the aggregate, has resulted or could reasonably be expected to have a material adverse effect on the Company.

    The obligation of the Company to effect the Merger is subject to the following additional conditions: (1) Buyers and the Merger Sub will have performed in all material respects the covenants and obligations required to be performed by them under the Merger Agreement on or prior to the Effective Time;
(2) the representations and warranties of Buyers and the Merger Sub contained in the Merger Agreement will be true and correct in all material respects on and as of the Effective Time as if made on and as of such date; and (3) the Company will have obtained financing on terms reasonably satisfactory to the Company and in such amount as is necessary to fund the aggregate Cash Election Consideration.

TERMINATION

    The Merger Agreement may be terminated at any time prior to the Effective Time, notwithstanding the vote of the Company's stockholders: (1) by mutual written consent of Buyers and the Company; (2) by either the Buyers or the Company if the Merger has not been consummated on or before September 30, 1999 (except that the right to terminate the Merger Agreement after this date will not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (3) by either the Buyers or the Company if a statute, rule, regulation or executive order has been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated by the Merger Agreement; (4) by either the Buyers or the Company if an order, decree, ruling or injunction has been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated by the Merger Agreement and such order, decree, ruling or injunction has become final and non-appealable;
(5) by the Buyers, if the Board or any committee thereof has (a) withdrawn or modified, or proposed publicly to withdraw or modify, in a manner adverse to the Buyers, its approval of the Merger Agreement or recommendation to the Company's stockholders, (b) approved or recommended, or proposed publicly to approve or recommend, any Takeover Proposal, (c) caused the Company to enter into any agreement with respect to any Superior Proposal (defined in the Merger Agreement as any Takeover Proposal that the Board determines in good faith contains terms that are more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed), or (d) has resolved to take any of the actions enumerated in (a), (b) or (c); (6) by the Buyers or Merger Sub, if the Company has breached in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, and such breach has not been cured within 30 days after the giving of written notice to the Company; (7) by the Company, if Buyers or Merger Sub has breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in the Merger Agreement, and such breach has not been cured within 30 days after the giving of written notice to the Buyers or Merger Sub; (8) by the Company, if the Company receives a Superior Proposal and the Board, based on the advice of independent outside legal counsel, determines in good faith that such action is necessary for the Board to avoid breaching its fiduciary duties to the Company's stockholders under applicable law; or (9) by the Buyers or the Company, if the vote of the Company's stockholders adopting the Merger Agreement has not been obtained at the Meeting.

    The Merger Agreement provides that in the event of its termination, written notice thereof will forthwith be given to the other party or parties specifying the provision of the Merger Agreement pursuant to which such termination is made, and the Merger Agreement will terminate and be of no further force and effect and there shall be no other liability on the part of Buyers, Merger Sub or the Company, except liability, if any, for a breach of the Merger Agreement.

FEES AND EXPENSES

    If (1) the Buyers terminate the Merger Agreement because (a) the Board has withdrawn its approval and recommendation to the Company's stockholders of the Merger Agreement, (b) the Board has recommended a Takeover Proposal, (c) the Board has caused the Company to enter into an agreement with respect to a Superior Proposal or (d) the Board has resolved to take any of the foregoing actions or (2) if the Company terminates the Merger Agreement because the Company has received a Superior Proposal not prohibited under the Merger Agreement, then in both cases the Company will pay the Buyers an aggregate fee of $350,000 unless such Superior Proposal is for less than all the shares of the Company's capital stock, in which case the Company will pay the Buyers an aggregate fee of $1,000,000.

    Unless the Merger does not occur solely as a result of a breach of the Merger Agreement by any Buyer, the Company must pay the Buyers' reasonable expenses (up to $500,000) in connection with the Merger.

AMENDMENT AND WAIVER

    At any time prior to the Effective Time and subject to applicable law, the Merger Agreement may be amended, superseded, canceled, modified, renewed or extended, and the terms thereof may be waived, only by a written agreement signed by each of the parties or, in the case of a waiver, by the party waiving compliance.

                               RELATED AGREEMENTS

    On May 12, 1999, the same date on which the Company and the Buyers entered into the Merger Agreement, the Dickstein Sellers sold a total of 2,158,000 shares of Common Stock to the Buyers at a price of $6.95 per share pursuant to the Stock Purchase Agreement. The shares acquired by the Buyers represented approximately 36% of the Company's issued and outstanding Common Stock and such acquisition may be deemed to be a change in control of the Company.

    Pursuant to the Stock Purchase Agreement, the Dickstein Sellers have agreed to vote their remaining shares of Common Stock in favor of the Merger and to vote against any other business combination. Pursuant to the Stock Purchase Agreement, the Buyers have agreed to vote their shares of Common Stock in favor of one nominee of the Dickstein Sellers for election as a director of the Company for so long as the Dickstein Sellers own in the aggregate at least five percent of the outstanding shares of Common Stock. See "PROPOSAL 2--Certain Arrangements Regarding the Election of Directors." In addition, the Buyers have agreed that, if before the Merger any person enters into discussions or negotiations with the Company or the Buyers, or makes an offer, with respect to the acquisition of the Company, substantially all of the assets of the Company or at least a majority of the outstanding voting shares of the Company (an "Alternative Transaction"), and such third party consummates an Alternative Transaction by May 12, 2000, the Buyers will make further payment to the Dickstein Sellers. The additional payment will equal, in the aggregate, the difference between a number equal to the per share price paid in the Alternative Transaction and $6.95 multiplied by 650,000, less an imputed cost of capital of one percent per month, except that if the Alternative Transaction is for less than all outstanding voting shares, the additional consideration will be prorated according to the percentage of shares purchased in such Alternative Transaction.

    Concurrently with the execution and delivery of the Stock Purchase Agreement, the Company and the Buyers entered into a Registration Rights Agreement (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, the Buyers and the transferees of their shares of Common Stock (other than shares that cease to be "Registrable Securities" as defined in the Registration Rights Agreement) have the right, subject to certain limitations set forth in the Registration Rights Agreement, to request the Company at any time but not more than twice to register under the Securities Act of 1933, as amended (the "Securities Act"), at the Company's expense, all or a specified minimum number of shares of Common Stock owned by the Buyers and their transferees (a "Demand Registration"). The Buyers also have certain piggyback registration rights in connection with registrations by the Company under the Securities Act.

    Under the Registration Rights Agreement, the Company informed the Buyers that the nominees for the Board at the next annual meeting of stockholders of the Company will be the directors of the Company who were directors at the time of the public announcement of the Merger. The Buyers have agreed that they will not request any change in the size or composition of the Board with respect to such meeting. At all subsequent annual meetings of stockholders of the Company, the Buyers will have the right, pursuant to the Registration Rights Agreement, to designate jointly a number of nominees to serve as directors constituting at least a percentage of the Board equal to the percentage of outstanding shares of Common Stock then owned in the aggregate by the Buyers.

    In connection with the execution and delivery of the Stock Purchase Agreement, Mark B. Dickstein and Chaim Y. Edelstein resigned from the Board, and the Board appointed H. Whitney Wagner and Thomas G. Weld, both Managing Directors of TCR, the Buyers' investment advisor, to fill the vacancies created by such resignations. See "PROPOSAL 2--Certain Arrangements Regarding the Election of Directors."

    Concurrently with the execution of the Stock Purchase Agreement, the Company and the Dickstein Sellers entered into an agreement (the "Company Agreement"), which contains a number of agreements between the Company and the Dickstein Sellers, including: (1) that the Company will maintain the effectiveness and currency of a shelf registration statement for the resale by the Dickstein Sellers of their remaining shares so long as the Dickstein Sellers own at least 5% of the outstanding shares of Common Stock or have a designee on the Board; (2) that unvested stock options and any restricted stock of the directors of the Company representing the Dickstein Sellers who resigned in connection with the transactions contemplated by the Stock Purchase Agreement or, in the case of a continuing Dickstein nominee, who ceases in the future to be a director, will vest upon termination of their office and, in the case of options, will remain exercisable for the duration of the option term;
(3) that, so long as the Dickstein Sellers own at least 5% of the outstanding shares of Common Stock, they will be entitled to nominate one director reasonably satisfactory to the Company to serve on the Board; (4) that neither the Company nor the Dickstein Sellers has any claims against the other; (5) that the Company will reimburse the Dickstein Sellers for certain expenses; and (6) that the Company will, for a specified period of time, notify the Dickstein Sellers of the occurrence of certain negotiations or discussions regarding business combination transactions involving the Company or its subsidiaries. See "PROPOSAL 2--Certain Arrangements Regarding the Election of Directors."

    Mr. Pomerantz, the Company's Chairman of the Board and Chief Executive Officer, has entered into an agreement with the Buyers regarding the election of directors to the Board. See "PROPOSAL 2--Certain Arrangements Regarding the Election of Directors."

                             BUSINESS OF MERGER SUB

    Merger Sub is a corporation that is wholly-owned by the Buyers that does not conduct any business activities and has been formed solely to effect the Merger. Pursuant to the Merger Agreement, Merger Sub will be merged into the Company, with the Company as the Surviving Corporation.

                            BUSINESS OF THE COMPANY

    The Company is engaged principally in designing and arranging for the manufacture and sale of diversified lines of women's dresses and sportswear. The Company's products focus on career, social occasion and evening clothing that cover a broad retail price range and offer the consumer a wide selection of styles, fabrics and colors suitable for different ages, sizes and fashion preferences. The Company believes that it is among the major producers of moderate-price dresses and that it is considered one of the major resources to retailers of such products. The Leslie Fay business has been in continuous operation as an apparel company since 1947.

    The Company reorganized following a voluntary petition under Chapter 11 of the Bankruptcy Code on June 4, 1997. See "--Reorganization Under Chapter 11."

    The Company's business is seasonal in nature, with sales being greatest in the first and third quarters. Accordingly, the inventory purchase levels are highest during the second and fourth quarters.

PRODUCTS

    During 1998, 1997 and 1996, respectively, dresses accounted for approximately 64%, 57% and 43% of the Company's net sales (exclusive of the Sassco Fashions and Castleberry product lines and other lines sold or closed during such years (the "Sold Product Lines")), and sportswear accounted for 36%, 43% and 57%, respectively. During 1999, dresses are expected to account for approximately 70% of total sales and sportswear 30%. The increase in the expected dress sales ratio will result mostly from the addition of the "David Warren," "Warren Petite," "Rimini" and "Reggio" brands acquired on October 27, 1998 from The Warren Apparel Group Ltd. ("Warren"). Warren was a privately owned wholesaler of women's career, social occasion and evening dresses sold in department and specialty stores nationwide primarily under the "David Warren," "DW3," "Warren Petites," "Reggio" and "Rimini" brands. The purchase of those assets facilitated the Company's return to the better dress business.

    DRESS PRODUCT LINES. The Company sells moderately priced one and two-piece dresses, pant dresses and dresses with coordinated jackets under the "Leslie Fay," "Leslie Fay Petite," "Leslie Fay Women" and "Leslie Fay Women's Petites" brands. These products are offered in petite, misses and large sizes. The Company also sells moderate to bridge-priced career, social and evening occasion dresses under the newly acquired "David Warren," "Warren Petite," "Rimini" and "Reggio" brands. At this time, these products are offered in petite and misses size ranges. The Company expects to offer a large size range in 1999.

    SPORTSWEAR PRODUCT LINES. The Company markets moderately priced coordinated sportswear and related separates under the "Leslie Fay Sportswear," "Leslie Fay Sportswear Petite," "Leslie Fay Sportswear Woman," "Joan Leslie" and "Haberdashery by Leslie Fay" brands. The Company's products include skirts, blouses, sweaters, pants and jackets which are related in color and material and are intended to be sold as coordinated outfits. These products are offered in petite, misses and large sizes. The Company also offered contemporary knitted sportswear, including knitted separates and dresses under the "Outlander," "Outlander Studio," "Outlander Petite" and "Outlander Woman" brands, styled to appeal to women of a wide range of ages and available in misses, petite and large sizes. These Outlander products were discontinued in the Fall of 1997.

DESIGN

    The Company's fashion designers or stylists create the styles that are produced under the brands used by the Company. The Company has its own designers and in some instances utilizes separate design staffs for different products within a particular brand. The design staffs work closely with the merchandising, production and sales staffs to review the status of each collection and to discuss adjustments which may be necessary in line composition, pricing, fabric selection, construction and product mix.

    The Company's product lines generally offer four or five of the following seasonal lines: Resort, Spring, Summer, Fall I, Fall II and Holiday. The Company typically offers these seasonal lines in ten to thirteen week selling periods.

TRADEMARKS AND LICENSES

    The brands used by the Company are registered trademarks, all of which are owned by the Company. The Company considers its trademarks and license agreements to have significant value in the marketing of its products. The Company has licensed certain of its names and trademarks to various companies for their use in connection with the manufacture and distribution of their respective products. These products are in categories that are not offered by the Company and currently include women's socks, legwear, handbags and small leather goods.

MARKETS AND DISTRIBUTION

    The Company's products were sold during 1998 principally to department and specialty stores located throughout the United States. Excluding the sales of the Sold Product Lines, during 1998, 1997 and 1996, the Company's Dress and Sportswear lines' products were sold to 1,012, 788 and 857 customers, respectively. Management believes that the increase in the number of customers is primarily attributable to additional customers shipped by the recently acquired dress brands. See "--Products." Dillard's Department Stores, Inc. accounted for 30%, 33% and 35% and JC Penney accounted for 11%, 12% and 19% of the Company's dress and sportswear sales during the respective periods. No other customer accounted for as much as 10% of the Company's dress and sportswear sales during these three years. The Company believes that the loss of the Dillard's Department Stores, Inc. or JC Penney businesses would have a material adverse effect on its operations.

    The Company maintains its own employee and commission sales force and exhibits its products in its principal showroom in New York, New York and additional showrooms in Dallas, Texas and Atlanta,

Georgia. The Company currently has an employee sales force consisting of 3 people in Dallas and 19 in New York. For further discussion, see "Properties" below. While in some instances the Company's brands may compete with each other, as a practical matter, such competition is limited because of the differences in products, price points and market segments.

    To most effectively reach its ultimate consumers, the Company assists retailers in merchandising and marketing the Company's products. The Company promotes its products through special in-store events, as well as through various sales, promotions and cooperative advertising.

    The Company's products are sold under brand names that are advertised and promoted in national magazines and trade publications.

MANUFACTURING

    Apparel sold by the Company is produced in accordance with its designs, specifications and production schedules. All of such apparel is produced by a number of independent contractors located domestically and abroad. In 1998, products representing approximately 85% of dress and sportswear sales were produced abroad and imported into the United States from the Caribbean Basin countries of Guatemala and El Salvador and selected contractors in the Far Eastern countries of Taiwan, South Korea and the People's Republic of China, including Hong Kong.

    In 1998, three operating subsidiaries of Cambridge Corp. and Doall Industries, S.A. DE C.V. manufactured 44% and 15%, respectively, of the Company's total production. The Company has had satisfactory, long-standing relationships with most of its contractors. In 1998, none of the Company's contracted production was produced by contractors who work exclusively for the Company. The Company monitors production at each contractor's facility, in the United States and abroad, to ensure quality control, compliance with its specifications and fair labor standards and timely delivery of finished goods to the Company's distribution center. The Company believes it will be able to obtain the services of a sufficient number of independent suppliers to produce quality products in conformity with its requirements.

    The Company manufactures in accordance with plans prepared each season, which are based primarily on projected orders, and to a lesser extent on current orders and consultations with customers. These plans take into account current fashion trends and economic conditions. The average lead time from the commitment of piece goods through the production and shipping of goods ranges from two to four months for domestic products and four to six months for imported products. These lead times impose substantial time constraints on the Company in that they require production planning and other manufacturing decisions and piece good commitments to be made substantially in advance of the receipt of orders from customers for the bulk of the items to be produced.

    The purchase of raw materials is controlled and coordinated by a centralized purchasing function that works with the manufacturing, design and sales staffs. Most often, the Company purchases and ships the raw materials to its domestic contractors and certain of its foreign contractors. Otherwise, the raw materials are purchased directly by the contractors in accordance with the Company's specifications. Raw materials, which are in most instances made and/or colored especially for the Company, consist principally of piece goods and yarn and are purchased by the Company from a number of domestic and foreign textile mills and converters. The Company does not have long-term, formal arrangements with any of its suppliers of raw materials. The Company, however, has experienced little difficulty in satisfying its raw material requirements and considers its sources of supply adequate.

IMPORTS AND IMPORT RESTRICTIONS

    The Company's import operations are subject to constraints imposed by bilateral textile agreements between the United States and a number of foreign countries, including Taiwan, China

(including Hong Kong), South Korea, Guatemala and El Salvador (the principal countries from which the Company imports goods). These agreements impose quotas on the amount and type of goods that can be imported into the United States from these countries. In addition, each of the countries in which the Company's products are sold has laws and regulations regarding import restrictions and quotas. Because the United States and other countries in which the Company's products are manufactured and sold may, from time to time, impose new quotas, duties, tariffs, surcharges or other import controls or restrictions, or adjust presently prevailing quota allocations or duty or tariff rates or levels, the Company monitors import and quota-related developments. The Company continually seeks to minimize its potential exposure to import and quota-related risks through allocation of production to merchandise categories that are not subject to quota pressures, adjustments in product design and fabrication, shifts of production among countries and manufacturers, geographical diversification of its sources of supply and other measures. The United States may enter into bilateral trade agreements with additional countries and may, in the future, include other types of garments in existing agreements.

    Imports are also affected by the higher cost and additional time needed to transport product into the United States and by the increased competition resulting from greater production demands abroad.

    The Company's imported products are subject to United States Customs duties and, in the ordinary course of its business, the Company is from time to time subject to claims by the United States Customs Service for additional duties and other charges.

    The Company currently imports a substantial majority of its raw materials, primarily fabric, and a significant portion of its finished goods through Far East based service bureaus. These service bureaus secure the manufacture of raw materials from a number of factories (about 15) located throughout the Far East. The Company's senior management also meets with these manufacturers prior to placing orders with them. The Company believes its primary risk is the timely receipt of its raw materials and finished goods to allow the timely shipment of its product. Through the present time, the Company has received its products in a timely manner. The Company monitors the status of its orders through its Far East service bureaus continually. Payment for the raw materials and finished goods is guaranteed through letters of credit which require, among other items, timely delivery and satisfaction of quality standards.

    The Company does not "hedge" its foreign purchases as all contracts are quoted in United States Dollars. The typical contract may extend for sixty days. Prices are renegotiated with each new contract.

    The Company does not sell its products in the Far East.

    In addition to the factors outlined above, the Company's future import operations may be adversely affected by: political or financial instability resulting in the disruption or delay of trade from exporting countries; the imposition of additional regulations relating to, or duties, taxes and other charges on, imports; any significant fluctuation in the value of the dollar against foreign currencies; and restrictions on the transfer of funds.

BACKLOG

    On May 22, 1999, the Company had unfilled orders of approximately $73,031,000 of which $15,963,000 are for dresses ordered under the brands "David Warren," "Warren Petites," "Rimini" and "Reggio." See "--Products." The Company had $53,612,000 of unfilled orders at a comparable date in 1998. The amount of unfilled orders at a particular time is affected by a number of factors, including the scheduling of the manufacture and shipment of the product, which in some instances is dependent on the desires of the customer. Accordingly, a comparison of unfilled orders from period to period is not necessarily meaningful and may not be indicative of eventual actual shipments.

CREDIT AND COLLECTION

    Historically, the Company had managed substantially all of its credit and collection functions internally. In connection therewith, it regularly evaluated, approved and monitored the credit of the Company's customers and was responsible for collection of accounts receivable. In June 1997, the Company entered into an agreement with CIT (the "CIT Factoring Agreement"). This agreement provides that CIT purchase the Company's approved accounts receivable and guarantee collection thereof, except for disputed amounts. The vast majority of the Company's trade accounts receivable has been purchased by CIT. As of January 2, 1999, the purchased accounts receivable represent 92% of the Company's total accounts receivable.

COMPETITION

    The sectors of the apparel industry for which the Company designs, manufactures and markets products are highly competitive. The Company competes with many other manufacturers, including manufacturers of one or more apparel items. In addition, department stores, including some of the Company's major customers, have from time to time varied the amount of goods manufactured specifically for them and sold under their own brands. Many such stores have also changed their manner of presentation of merchandise and in recent years have become increasingly promotional. Some of the Company's competitors are larger and have greater resources than the Company. Based upon its knowledge of the industry, the Company believes that it is among the leading producers of moderate dresses in the United States and that it is considered one of the major resources of retailers of such products. The Company's business is dependent upon its ability to evaluate and respond to changing consumer demand and tastes and to remain competitive in the areas of style, quality and price, while operating within the significant domestic and foreign production and delivery constraints of the industry.

EMPLOYEES

    In March 1999, the Company employed 421 persons, of whom approximately 28% were in production, 30% in distribution, 14% in merchandising and design, 8% in sales and 20% in administrative and financial operations. Approximately 37% of the Company's employees were members of unions, primarily the Union of Needletrades, Industrial and Textile Employees ("UNITE"), the successor to the International Ladies' Garment Workers Union. On June 2, 1997, the Company and UNITE reached an agreement on a four-year collective bargaining agreement, terminating on May 31, 2001 covering non-supervisory production, maintenance, packing and shipping employees. The Company believes that its relationship with its employees is satisfactory.

REORGANIZATION UNDER CHAPTER 11

    On April 5, 1993, the Company and certain of its wholly owned subsidiaries (collectively, the "Debtors") filed a voluntary petition under Chapter 11 of the Bankruptcy Code (the "Bankruptcy Code"). On November 15, 1995, certain of its other wholly owned subsidiaries (collectively, the "Retail Debtors") filed voluntary petitions under Chapter 11 of the Bankruptcy Code. From their respective filing dates until June 4, 1997, the Debtors and the Retail Debtors operated or liquidated their businesses, as applicable, as debtors in possession subject to the jurisdiction and supervision of the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court").

    On October 31, 1995, the Debtors and the Committee of Unsecured Creditors (the "Creditors Committee") filed a Joint Plan of Reorganization (as subsequently amended, the "Plan") pursuant to Chapter 11 of the Bankruptcy Code. On December 5, 1996, the Debtors filed a Disclosure Statement for the Amended Joint Plan of Reorganization pursuant to Chapter 11 of the Bankruptcy Code (as subsequently amended, the "Disclosure Statement"). The Debtors obtained Bankruptcy Court approval of the Disclosure Statement on February 28, 1997. The Plan was approved by the Debtors' creditors, and on April 21, 1997 the Bankruptcy Court confirmed the Plan.

    On June 4, 1997 (the "Consummation Date"), the Plan was consummated by the Company by (1) transferring the equity interest in both the Company and Sassco Fashions, Ltd. ("Sassco"), which has since changed its name to Kasper A.S.L., Ltd., to its creditors in exchange for relief from an aggregate amount of claims estimated at $338,000,000; (2) assigning to certain creditors the ownership rights to notes aggregating $110,000,000 payable by Sassco; and (3) transferring the assets and liabilities of the Company's Sassco Fashions product line (as more particularly described below) to Sassco and the assets and liabilities of its Dress and Sportswear product lines to three wholly owned subsidiaries of the Company. The Company retained approximately $41,080,000 in cash, of which $23,580,000 has been or will be used to pay administrative claims as defined in the Plan. The assets and liabilities of the Sassco Fashions line transferred to Sassco included cash ($10,963,000), accounts receivable, inventory, property, plant and equipment, other assets (including the trade name Albert Nipon), accounts payable, accrued expenses and other liabilities related to the Sassco Fashions line. In addition, the Company transferred to Sassco its 100% equity interest in several subsidiaries associated with the Sassco Fashions line. As provided in the Plan, the creditors of the Company became the stockholders of Sassco and of the reorganized Company. To effectuate this, the Company distributed approximately 79% of its 6,800,000 new shares of Common Stock to its creditors in July 1997. The remaining 21% was held for the benefit of its creditors pending the resolution of certain litigation before the Bankruptcy Court. The existing stockholders of the Company at June 4, 1997 did not retain or receive any value for their equity interest in the Company, which was canceled. An additional distribution of approximately 1,250,000 shares representing 88% of the 21% held for resolution of litigation was made during February and March 1999 with approval of the Bankruptcy Court. The remaining shares are being held pending the resolution of certain litigation before the Bankruptcy Court.

    The gain on the disposition of the assets and liabilities of the Sassco Fashions product line was a taxable event and a substantial portion of the net operating loss carryforward available to the Company at December 28, 1996 was utilized to offset a significant portion of the taxes recognized on this transaction.

PROPERTIES

    Executive and sales offices, as well as design facilities, are located in New York City under a lease expiring in 2008 (60,990 square feet). The Company also leases sales offices and showrooms in Dallas, Texas (4,396 square feet) and a showroom in Atlanta, Georgia (737 square feet). In addition, the Company operates two small manufacturing support facilities--one located in Pittston, Pennsylvania and owned by the Company (11,368 square feet) and another leased by the Company in Guatemala (5,202 square feet). Furthermore, the Company leases a major distribution and administrative center of approximately 194,685 square feet through August 2008 and a storage facility of 6,160 square feet in Laflin, Pennsylvania.

    All of the Company's facilities are in good condition. None of the Company's principal facilities are idle. The machinery and equipment contained in the Company's facilities are modern and efficient.

LEGAL PROCEEDINGS

    As discussed above, the Company and several of its subsidiaries filed voluntary petitions in the Bankruptcy Court under Chapter 11 of the Bankruptcy Code in April 1993. By an order dated April 21, 1997 (the "Confirmation Order"), the Bankruptcy Court confirmed the Plan. The Plan was consummated on June 4, 1997. Certain alleged creditors who asserted age and other discrimination claims against the Company and whose claims were expunged (the "Claimants") pursuant to an Order of the Bankruptcy Court (see below) appealed the Confirmation Order to the United States District Court for the Southern District of New York. The Company moved to dismiss the appeal from the

Confirmation Order and the motion was granted and the appeal was dismissed. An appeal to the United States Court of Appeals for the Second Circuit from the Order dismissing the appeal taken by the Claimants subsequently was withdrawn, without prejudice, and may be refiled in the future. In addition, the Claimants and two other persons commenced an adversary proceeding in the Bankruptcy Court to revoke the Confirmation Order. The Company has moved to dismiss the adversary proceeding to revoke the Confirmation Order and that motion has been fully briefed, but has not yet been argued to the Bankruptcy Court.

    The Claimants, who are former employees of the Company and who were discharged prior to the filing of the Chapter 11 cases, asserted age and other discrimination claims, including punitive damage claims against the Company in the approximate aggregate sum of $80 million. Following a trial on the merits, the Bankruptcy Court expunged and dismissed those claims in their entirety. The Claimants appealed that decision to the United States District Court for the Southern District of New York, and on July 17, 1998, that Court affirmed the decision of the Bankruptcy Court. The Claimants have taken a further appeal to the United States Court of Appeals for the Second Circuit; that appeal has been fully briefed and argued before the Court.

    Five of the Claimants in the above-described appeal commenced an action alleging employment discrimination against certain former officers and directors of the Company in the United States District Court for the Southern District of New York. The Court dismissed all of the causes of action arising under federal and state statutes, and the only remaining claims are those arising under the New York City Human Rights Law. Discovery is complete and it is expected that a summary judgment motion will be filed by the defending officers and directors after a final order has been entered in the above-described Bankruptcy Court matter.

    The Company is also involved in the following legal proceedings of significance:

    In February 1993, the Securities and Exchange Commission obtained an order directing a private investigation of the Company in connection with, among other things, the filing by the Company of annual and other reports that may have contained misstatements, and the purported failure of the Company to maintain books and records that accurately reflected its financial condition and operating results. To the Company's knowledge, this investigation has been dormant for several years.

    In February 1993, the United States Attorney for the Middle District of Pennsylvania issued a Grand Jury Subpoena seeking the production of documents as a result of the Company's announcement of accounting irregularities. In 1994, Donald F. Kenia, former Controller of the Company, was indicted by a federal grand jury in the Middle District of Pennsylvania and pleaded guilty to the crime of securities fraud in connection with the accounting irregularities. On or about October 29, 1996, Paul F. Polishan, former Senior Vice President and Chief Financial Officer of the Company, was indicted by the federal grand jury in the Middle District of Pennsylvania for actions relating to the accounting irregularities. The trial of the case against Paul F. Polishan has not yet occurred.

    In March 1993, a stockholder derivative action entitled "Isidore Langer, derivatively on behalf of The Leslie Fay Companies, Inc. v. John J. Pomerantz et al." was instituted in the Supreme Court of the State of New York, County of New York, against certain officers and directors of the Company and its then auditors. This complaint alleges that the defendants knew or should have known material facts relating to the sales and earnings of the Company which they failed to disclose. The time to answer, move or otherwise respond to the complaint has not yet expired. The plaintiff seeks an unspecified amount of monetary damages, together with interest thereon, and costs and expenses incurred in the action, including reasonable attorneys' and experts' fees. The Company cannot presently determine the ultimate outcome of this litigation, but believes that it should not have any unfavorable impact on its financial statements. Pursuant to the Plan, a Derivative Action Board, comprised of three persons or entities nominated by the Creditors' Committee and appointed by the Bankruptcy Court, will determine whether to prosecute, compromise and settle or discontinue the derivative action.

               MARKET PRICES OF AND DIVIDENDS ON THE COMMON STOCK

    On December 8, 1998, the Common Stock began trading on the Nasdaq SmallCap Market under the symbol "LFAY." Prior thereto, such stock was traded on the OTC Bulletin Board operated by the NASD. The following table sets forth the high bid and low asked prices on the bulletin board and on the Nasdaq SmallCap Market for each quarter during 1997, 1998 and 1999 and, from June 4, 1997, have been adjusted to give retroactive effect to a two-for-one split of the Company's common stock effected in July 1998:

                                                                                 HIGH        LOW
                                                                               ---------  ---------
FISCAL YEAR 1997:
First Quarter................................................................  $    0.12  $    0.01
Second Quarter (prior to June 4, 1997).......................................       0.10       0.02(a)
Second Quarter (from June 4, 1997)...........................................       4.75       3.69
Third Quarter................................................................       8.07       3.13
Fourth Quarter...............................................................       8.88       6.00

FISCAL YEAR 1998:
First Quarter................................................................  $    8.44  $    6.00
Second Quarter...............................................................       8.81       6.63
Third Quarter................................................................       9.38       4.75
Fourth Quarter...............................................................       8.00       4.38

FISCAL YEAR 1999:
First Quarter................................................................  $    6.75  $    3.88
Second Quarter...............................................................       6.88       4.25
Third Quarter (through July 26, 1999)........................................       6.50       6.31

------------------------

(a) The old common stock was canceled on June 4, 1997. The stockholders holding the old common stock of the Company did not retain any value for their equity.

    The Merger was announced on May 12, 1999. The closing bid price of the Common Stock on the Nasdaq SmallCap Market on May 11, 1999, the day preceding announcement of the Merger, was $6.38 per share. On July 26, 1999, the closing price of the Common Stock on the Nasdaq SmallCap Market was $6.39 per share. YOU ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR YOUR SHARES OF COMMON STOCK. As of July 23, 1999, there were approximately 1,200 holders of record of Common Stock.

    On June 4, 1997, the Company issued an aggregate of 6,800,000 shares of Common Stock to its creditors pursuant to the Plan. Of such shares, 5,372,250 shares were distributed in July 1997 and 1,250,478 shares were distributed in February and March 1999 (the shares above are adjusted to reflect the two-for-one stock split referred to below). No sales commissions were paid in connection with the transactions. The shares were issued in reliance upon the exemption from registration afforded by Section 3(a)(10) of the Securities Act.

    On June 3, 1998, the Company issued an aggregate of 12,000 shares of Common Stock, consisting of 2,000 shares to each of its six non-employee directors, in accordance with the terms of the Company's 1997 Non-Employee Director Stock Option and Stock Incentive Plan (the shares above are adjusted to reflect the two-for-one stock split referred to below). No consideration was paid by such directors for the stock and no sales commissions were paid by the Company in connection with its issuance. The shares were issued in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act.

    On July 1, 1998, the Company effected a two-for-one stock split pursuant to which it issued 3,406,000 shares of Common Stock. No sales commissions were paid in connection with this transaction. The shares were issued in reliance upon the exemption from registration afforded by Section 2(3) of the Securities Act.

                    HISTORICAL AND PRO FORMA CAPITALIZATION

    The following table sets forth the historical capitalization of the Company at January 2, 1999 and the pro forma capitalization of the Company giving effect to the consummation of the Merger (assuming that holders of 2,111,966 shares of Common Stock elect to receive cash in the amount of $7.00 per share in the Merger). This table should be read in conjunction with the Company's summary historical consolidated financial statements contained herein.

                                                                                         AT         PRO FORMA AT
                                                                                     JANUARY 2,      JANUARY 2,
                                                                                        1999            1999
                                                                                   --------------  --------------
                                                                                           (IN THOUSANDS)
LONG-TERM DEBT...................................................................    $       --      $    5,000
                                                                                        -------         -------

STOCKHOLDERS' EQUITY
  Preferred Stock--$.01 par value; 500,000 shares authorized; no shares issued...            --              --
  Common Stock--$.01 par value; 20,000,000 shares authorized; 6,858,238 shares
    issued.......................................................................            69              69
  Capital in Excess of Par Value.................................................        28,824          28,824
  Accumulated Retained Earnings..................................................        12,167          11,702
                                                                                        -------         -------
      Subtotal...................................................................    $   41,060      $   40,595
                                                                                        -------         -------
  Less:
    Treasury Stock at Cost (817,100 shares actual and 1,817,100 shares pro
      forma).....................................................................         4,623          11,623
                                                                                        -------         -------
  Total Stockholders' Equity.....................................................    $   36,437      $   28,972
                                                                                        -------         -------
    Total Capitalization.........................................................    $   36,437      $   28,972
                                                                                        -------         -------
                                                                                        -------         -------

         SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE COMPANY

    The following selected historical consolidated financial data for each of the years in the three-year period ended January 2, 1999 are derived from, and are qualified by reference to, the Company's audited consolidated financial data and notes thereto included in the Company's Annual Report for the year ended January 2, 1999, a copy of which accompanies this Proxy Statement. The following selected historical consolidated financial data for each of the years in the two-year period ended December 30, 1995 are derived from, and are qualified by reference to, the Company's audited consolidated financial data and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 30, 1995, a copy of which does not accompany this Proxy Statement. The selected historical consolidated financial data for the thirteen weeks ended April 3, 1999 are derived from, and are qualified by reference to, the Company's unaudited consolidated financial data and notes thereto included in the Company's Quarterly Report on Form 10-Q for the thirteen weeks ended April 3, 1999, a copy of which accompanies this Proxy Statement. The results for the thirteen weeks ended April 3, 1999 are not necessarily indicative of results for the full year. The information presented below should be read in conjunction with the financial statements and notes thereto and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Annual Report for the year ended January 2, 1999.

                                                           (THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                                                PREDECESSOR
                                                            REORGANIZED COMPANY                                   COMPANY
                              --------------------------------------------------------------------------------  -----------

                                                                          PRO FORMA
                                THIRTEEN       THIRTEEN      FIFTY-TWO   FIFTY-THREE  THIRTY-ONE                TWENTY-TWO
                                  WEEKS          WEEKS         WEEKS        WEEKS        WEEKS                     WEEKS
                                  ENDED          ENDED         ENDED        ENDED        ENDED                     ENDED
                                APRIL 3,       APRIL 4,     JANUARY 2,   JANUARY 3,   JANUARY 3,    PRO FORMA     JUNE 4,
                                  1999           1998          1999        1998(A)      1998(B)      1996(A)      1997(C)
                              -------------  -------------  -----------  -----------  -----------  -----------  -----------
                               (UNAUDITED)    (UNAUDITED)                (UNAUDITED)               (UNAUDITED)
Net Sales...................    $  61,144      $  45,258     $ 152,867    $ 132,160    $  73,091    $ 110,053    $ 197,984
Operating Income (Loss).....        7,222          5,860        13,020       11,782        4,322        4,079       14,355
Reorganization Costs........           --             --            --           --           --           --        3,379(d)
Interest Expense and
  Financing Costs...........          669            190           950        1,113          336        2,298        1,372
Tax Provision (Benefit).....        2,272          1,901         3,212        2,684          677          130          451
Other Non-Recurring Items              --             --            --           --           --           --      136,341(g)
Net Income (Loss)...........    $   4,281      $   3,769     $   8,858    $   7,985    $   3,309    $   1,651    $ 145,494
                              -------------  -------------  -----------  -----------  -----------  -----------  -----------
                              -------------  -------------  -----------  -----------  -----------  -----------  -----------
Net Income (Loss) per Share
--Basic.....................    $    0.71      $    0.55(h)  $    1.35    $    1.17(h)  $    0.49(h)  $    0.24(h)         --(h)
                              -------------  -------------  -----------  -----------  -----------  -----------  -----------
                              -------------  -------------  -----------  -----------  -----------  -----------  -----------
--Diluted...................    $    0.70      $    0.54(h)  $    1.31    $    1.16(h)  $    0.48(h)  $    0.24(h)         --(h)
                              -------------  -------------  -----------  -----------  -----------  -----------  -----------
                              -------------  -------------  -----------  -----------  -----------  -----------  -----------

                                  AS OF          AS OF         AS OF        AS OF                                  AS OF
                                 4/3/99         4/4/98       01/02/99     01/03/98                               06/04/97
                              -------------  -------------  -----------  -----------                            -----------
Total Assets................    $  74,432      $  63,594     $  67,804    $  61,051                              $  77,789
Assets of Product Lines Held
  for Sale and
  Disposition...............           --             --            --           --                                     --
Long-Term Debt (Including
  Capital Leases)...........            4             53            17           49                                    108

                                FIFTY-TWO      FIFTY-TWO     FIFTY-TWO
                                  WEEKS          WEEKS         WEEKS
                                  ENDED          ENDED         ENDED
                              DECEMBER 28,   DECEMBER 30,   DECEMBER 31,
                                  1996           1995           1994
                              -------------  -------------  ------------
Net Sales...................    $ 429,676      $ 442,084     $  531,843
Operating Income (Loss).....       17,965          1,235        (27,278)
Reorganization Costs........        5,144(d)      16,575(d)     115,769(d)
Interest Expense and
  Financing Costs...........        3,932(e)       3,262(e)       5,512(e)
Tax Provision (Benefit).....         (839)(f)        (761)(f)         981(f)
Other Non-Recurring Items              --             --             --
Net Income (Loss)...........    $   9,728      $ (17,841)    $ (149,540)
                              -------------  -------------  ------------
                              -------------  -------------  ------------
Net Income (Loss) per Share
--Basic.....................    $    0.52(h)   $   (0.95)(h)  $    (7.97)(h)
                              -------------  -------------  ------------
                              -------------  -------------  ------------
--Diluted...................    $    0.52(h)   $   (0.95)(h)  $    (7.97)(h)
                              -------------  -------------  ------------
                              -------------  -------------  ------------
                                  AS OF          AS OF         AS OF
                                12/28/96       12/30/95       12/31/94
                              -------------  -------------  ------------
Total Assets................    $ 237,661      $ 245,980     $  281,634
Assets of Product Lines Held
  for Sale and
  Disposition...............        3,003(i)         326(i)      21,063(i)
Long-Term Debt (Including
  Capital Leases)...........           --(j)          --(j)          --(j)

NOTES TO SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

(a) The unaudited pro forma adjustments to the statements are as follows:

    DISPOSITION OF SASSCO:

    The operating results of the Sassco Fashions line have been eliminated to give effect to the disposition as of the beginning of the period presented, including depreciation expense on its property, plant and equipment, an allocated corporate charge based on workload by department related to the Sassco Fashions line and direct charges associated with financing fees on its factoring agreement and fees incurred on letters of credit issued on its behalf. For periods including June 4, 1997, the gain recorded on the disposition of the Sassco Fashions line has been reversed.

    DISPOSITION OF CASTLEBERRY:

    The operating results of the Castleberry line have been eliminated to give effect to the disposition as of the beginning of the period presented, including depreciation expense on its property, plant and equipment and an allocated corporate charge based on workload by department related to the Castleberry line.

    FRESH-START REPORTING:

    The Company used fresh-start reporting to record the estimated effect of the Plan as if it had been effective as of the beginning of period presented. This includes adjustments of the following items:

    (i) The elimination of the historical depreciation and amortization for the remaining product line, including the amounts in cost of sales, on the beginning of period asset balances and the recording of the amortization credit for the "Excess of revalued net assets acquired over equity under fresh-start reporting" (assuming a three-year amortization period).

    (ii) The elimination of historical reorganization expense that will not be incurred after June 4, 1997.

   (iii) The elimination of the fresh-start revaluation charge and the reversal of the gain on debt discharge pursuant to the Plan.

(b) Financial information for the thirty-one weeks ended January 3, 1998 represents the consolidated results of the reorganized entity after the consummation of the Plan.

(c) Financial information for the twenty-two weeks ended June 4, 1997 represents the consolidated results prior to the Company's consummation of the Plan. The income statement information includes the results of Castleberry and Sassco Fashions lines prior to their sale or spin-off in connection with the consummation of the Plan.

(d) The Company incurred reorganization costs in 1997, 1996, 1995 and 1994 while operating as a debtor in possession. Included in 1997, 1996, 1995 and 1994 is a provision of $0, $652,000, $3,181,000 and $53,000,000, respectively, for a write-down of a portion of the excess purchase price over net assets acquired in the 1984 leveraged buyout of The Leslie Fay Company, related to certain of the Company's product lines, which the Company believes will be unrecoverable.

(e) On January 2, 1994, the Company decided not to accrue interest on approximately $253,000,000 of pre-petition debt. During 1996 and 1995 the Company had direct borrowings under the FNBB Credit Agreement on 102 days in the second and third quarters of 1996 and 10 days in the third quarter of 1995, the highest amounts of which were $28,672,000 and $3,956,000, respectively. The Company had no direct borrowings under the predecessor credit agreement in 1994.

    Interest on direct borrowings was incurred at a rate of prime plus 1.5%. The terms of the FNBB Credit Agreement are described in Note 7(b) to the audited Consolidated Financial Statements.

(f) The Company recognized an income tax credit of $1,103,000 and $1,811,000 in 1996 and 1995, respectively, representing a reduction of foreign income tax liabilities as a result of negotiated settlements on prior years' estimated taxes. The Company paid only state, local and foreign taxes in 1996, 1995 and 1994. The elimination of the income tax benefit in 1994 resulted from the complete utilization of tax refunds from prior years' taxes paid.

(g) Amount consists of the following three components: Gain on Sale/Transfer of the Sassco Fashions line of $89,810,000 (net of $3,728,000 of income taxes), charge for Revaluation of Assets and Liabilities Pursuant to the Adoption of Fresh-Start Reporting of ($27,010,000) and Gain on Debt Discharge (an extraordinary item) of $73,541,000.

(h) Net income (loss) per share for the pro forma fifty-three weeks ended January 3, 1998, thirty-one weeks ended January 3, 1998, pro forma 1996 and the thirteen weeks ended April 4, 1998 was calculated based on 6,800,000 shares of new common stock, adjusted to give effect to the 2 for 1 stock split effected in July 1998, issued in connection with the consummation of the Plan. Earnings per common share for the twenty-two weeks ended June 4, 1997 is not presented because such presentation would not be meaningful. The old stock of 18,771,836 shares, used in calculating the net income (loss) per share in 1994 through 1996, was canceled under the Plan and the new stock was not issued until June 4, 1997.

(i) The Company classified certain product lines as "Assets of Product Lines Held for Sale and Disposition," as the Company had announced its intention to dispose of these lines.

(j) Amount excludes long-term debt classified in liabilities subject to compromise.

                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

    The unaudited pro forma consolidated statements of operations and balance sheets set forth below are shown for illustrative purposes only. They are based on the Company's audited consolidated balance sheet at January 2, 1999, unaudited consolidated balance sheet at April 3, 1999, audited consolidated statement of operations for the year ended January 2, 1999 and unaudited consolidated statement of operations for the thirteen weeks ended April 3, 1999, adjusted to reflect the election by holders of 2,111,966 shares of Common Stock to receive cash in the Merger at $7.00. See "THE MERGER--Financing of the Merger."

    The unaudited pro forma consolidated financial statements do not purport to be indicative of the results that may be obtained in the future, or the financial condition that would have resulted, if the Merger had been completed at the beginning of the fiscal year ended January 2, 1999 or the beginning of the fiscal quarter ended April 3, 1999, as the case may be.

                PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   FIFTY-TWO WEEKS ENDED JANUARY 2, 1999
                                                     ------------------------------------------------------------------
                                                                    DEBT        INTEREST         FEE         PRO FORMA
                                                      AUDITED   ASSUMPTION(A)  EXPENSES(B)  AMORTIZATION(C)   BALANCE
                                                     ---------  -------------  -----------  --------------  -----------
                                                              (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Net Sales..........................................  $ 152,867            --           --             --     $ 152,867
Cost of Sales......................................    115,547            --           --             --            --
                                                     ---------  -------------  -----------  --------------  -----------

  Gross profit.....................................     37,320            --           --             --        37,320
                                                     ---------  -------------  -----------  --------------  -----------
Operating Expenses:
  Selling, warehouse, general and administrative
    expense........................................     28,076            --           --             --        28,076
  Non-cash stock based compensation................      1,724            --           --             --         1,724
  Depreciation and amortization expense............        406            --           --             --           406
                                                     ---------  -------------  -----------  --------------  -----------
    Total operating expenses.......................     30,206            --           --             --        30,206

  Other income.....................................     (1,334)           --           --             --        (1,334)
  Amortization of excess revalued net assets
    acquired over equity...........................     (4,572)           --           --             --        (4,572)
                                                     ---------  -------------  -----------  --------------  -----------

  Total operating expenses, net....................     24,300            --           --             --        24,300
                                                     ---------  -------------  -----------  --------------  -----------

  Operating income.................................     13,020            --           --             --        13,020
Interest Expense, net and Financing Costs..........        950            --          752             50         1,752
                                                     ---------  -------------  -----------  --------------  -----------

  Net Income before taxes..........................     12,070            --         (752)           (50)       11,268
Tax provision (benefit)............................      3,212            --         (316)           (21)        2,875
                                                     ---------  -------------  -----------  --------------  -----------

  Net Income.......................................  $   8,858            --    $    (436)    $      (29)    $   8,393
                                                     ---------  -------------  -----------  --------------  -----------
                                                     ---------  -------------  -----------  --------------  -----------
  Net Income Per Common Share
    --Basic........................................  $    1.35                                               $    1.51
                                                     ---------                                              -----------
                                                     ---------                                              -----------
    --Diluted......................................  $    1.31                                               $    1.45
                                                     ---------                                              -----------
                                                     ---------                                              -----------

  Weighted Average Common Shares Outstanding
    --Basic........................................  6,553,637                                               5,553,637
                                                     ---------                                              -----------
                                                     ---------                                              -----------
    --Diluted......................................  6,777,614                                               5,777,614
                                                     ---------                                              -----------
                                                     ---------                                              -----------

                                             THIRTEEN WEEKS ENDED APRIL 3, 1999
                                 ----------------------------------------------------------
                                               DEBT      INTEREST       FEE       PRO FORMA
                                  AUDITED   ASSUMPTION(A) EXPENSES(B) AMORTIZATION(C)  BALANCE
                                 ---------  -----------  ---------  ------------  ---------
                                      (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Net Sales......................  $  61,144          --          --           --   $  61,144
Cost of Sales..................     44,460          --          --           --      44,460
                                 ---------  -----------  ---------  ------------  ---------
  Gross profit.................     16,684          --          --           --      16,684
                                 ---------  -----------  ---------  ------------  ---------
Operating Expenses:
  Selling, warehouse, general
    and administrative
    expense....................     10,373          --          --           --      10,373
  Non-cash stock based
    compensation...............        301          --          --           --         301
  Depreciation and amortization
    expense....................        280                                              280
                                 ---------  -----------  ---------  ------------  ---------
    Total operating expenses...     10,954          --          --           --      10,954

  Other income.................       (349)         --          --           --        (349)
  Amortization of excess
    revalued net assets
    acquired over equity.......     (1,143)         --          --           --      (1,143)
                                 ---------  -----------  ---------  ------------  ---------

  Total operating expenses,
    net........................      9,462          --          --           --       9,462
                                 ---------  -----------  ---------  ------------  ---------

  Operating income.............      7,222          --          --           --       7,222
Interest Expense, net and
  Financing Costs..............        669          --         188           13         870
                                 ---------  -----------  ---------  ------------  ---------

  Net Income before taxes......      6,553          --        (188)         (13)      6,352
Tax provision (benefit)........      2,272          --         (79)          (5)      2,188
                                 ---------  -----------  ---------  ------------  ---------

  Net Income...................  $   4,281   $      --   $    (109)  $       (8)      4,164
                                 ---------  -----------  ---------  ------------  ---------
                                 ---------  -----------  ---------  ------------  ---------
  Net Income Per Common Share
    --Basic....................  $    0.71   $      --   $   (0.02)  $    (0.00)  $    0.83
                                 ---------  -----------  ---------  ------------  ---------
                                 ---------  -----------  ---------  ------------  ---------
    --Diluted..................  $    0.70   $      --   $   (0.02)  $    (0.00)  $    0.81
                                 ---------  -----------  ---------  ------------  ---------
                                 ---------  -----------  ---------  ------------  ---------
  Weighted Average Common
    Shares Outstanding
    --Basic....................  6,041,138                                        5,041,138
                                 ---------                                        ---------
                                 ---------                                        ---------
    --Diluted..................  6,144,820                                        5,144,820
                                 ---------                                        ---------
                                 ---------                                        ---------

                     PRO FORMA CONSOLIDATED BALANCE SHEETS

                                                                              JANUARY 2, 1999
                                                  -----------------------------------------------------------------------
                                                                   DEBT         INTEREST           FEE         PRO FORMA
                                                    AUDITED     ASSUMPTION     EXPENSES(B)   AMORTIZATION(C)    BALANCE
                                                  -----------  -------------  -------------  ---------------  -----------
                                                                              (IN THOUSANDS)
                     ASSETS
Current Assets:
  Cash and cash equivalents.....................   $     946            --             --              --      $     946
  Restricted cash and cash equivalents..........       3,267            --             --              --          3,267
  Accounts receivable--net of allowances for
    possible loss of $6,825.....................      16,172            --             --              --         16,172
  Inventories...................................      38,627            --             --              --         38,627
  Prepaid expenses and other current assets.....         970            --             --             200          1,170
                                                  -----------       ------    -------------       -------     -----------
    Total Current Assets........................      59,982            --             --             200         60,182

Property, Plant and Equipment, at cost, net of
  accumulated depreciation of $409..............       2,781            --             --              --          2,781
Excess of purchase price over net assets
  acquired, net of accumulated amortization of
  -$50-.........................................       4,490            --             --              --          4,490
Deferred Charges and Other Assets...............         551            --             --              --            551
                                                  -----------       ------    -------------       -------     -----------
Total Assets....................................   $  67,804            --             --       $     200      $  68,004
                                                  -----------       ------    -------------       -------     -----------
                                                  -----------       ------    -------------       -------     -----------

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Short-term debt...............................   $   1,162     $   2,000      $     394       $     229      $   3,785
  Accounts payable..............................      12,070            --             --              --         12,070
  Accrued expenses and other current
    liabilities.................................       7,486            --             --              --          7,486
  Accrued expenses and other current
    confirmation liabilities....................       3,267            --             --              --          3,267
  Income taxes payable..........................         371            --             --              --            371
  Current portion of capitalized leases.........          48            --             --              --             48
                                                  -----------       ------    -------------       -------     -----------
    Total Current Liabilities...................      24,404         2,000            394             229         27,027

Note Payable....................................           0         5,000             42              --          5,042
  Excess of revalued net assets acquired over
    equity under fresh-start reporting, net of
    accumulated amortization of $7,239..........       6,469            --             --              --          6,469
Long term debt-capitalized lease................          17            --             --              --             17
Deferred liabilities............................         477            --             --              --            477
                                                  -----------       ------    -------------       -------     -----------
  Total Liabilities.............................      31,367         7,000            436             229         39,032
                                                  -----------       ------    -------------       -------     -----------
Commitments and Contingencies

Stockholders' Equity:
  Preferred stock, $.01 par value; 500 shares
    authorized; no shares issued and
    outstanding.................................          --            --             --              --             --
  Common stock, $.01 par value; 20,000 shares
    authorized; 6,858 shares issued.............          69            --             --              --             69
  Capital in excess of par value................      28,824            --             --              --         28,824
  Accumulated retained earnings.................      12,167            --           (436)            (29)        11,702
                                                  -----------       ------    -------------       -------     -----------
                                                      41,060            --           (436)            (29)        40,595
Less:
Treasury stock at cost, 817 common shares actual
  and 1,817 common shares pro forma.............       4,623         7,000             --              --         11,623
                                                  -----------       ------    -------------       -------     -----------
  Total Stockholders' Equity....................      36,437        (7,000)          (436)            (29)        28,972

Total Liabilities and Stockholders' Equity......   $  67,804            --             --       $     200      $  68,004
                                                  -----------       ------    -------------       -------     -----------
                                                  -----------       ------    -------------       -------     -----------

                                                                              APRIL 3, 1999
                                                -------------------------------------------------------------------------
                                                                 DEBT         INTEREST            FEE          PRO FORMA
                                                 UNAUDITED    ASSUMPTION     EXPENSES(B)    AMORTIZATION(C)     BALANCE
                                                -----------  -------------  -------------  -----------------  -----------
                                                                             (IN THOUSANDS)
                    ASSETS

Current Assets:...............................   $     662            --             --               --       $     662
  Cash and cash equivalents...................       3,086            --             --               --           3,086
  Restricted cash and cash equivalents........                                                                         0
  Restricted short term investments...........                                                                         0
  Accounts receivable--net of allowances for
    possible loss of $6,542...................      33,465            --             --               --          33,465
  Inventories.................................      27,883            --             --               --          27,883
  Prepaid expenses and other current assets...         957            --             --              237           1,194
                                                -----------  -------------        -----            -----      -----------
      Total Current Assets....................      66,053            --             --              237          66,290

Property, Plant and Equipment, at cost, net of
  accumulated depreciation of $640............       3,418            --             --               --           3,418
Excess of purchase price over net assets
  acquired, net of accumulated amortization of
  -$126-......................................       4,414            --             --               --           4,414
Deferred Charges and Other Assets.............         547            --             --               --             547
                                                -----------  -------------        -----            -----      -----------
Total Assets..................................   $  74,432     $      --      $      --        $     237       $  74,669
                                                -----------  -------------        -----            -----      -----------
                                                -----------  -------------        -----            -----      -----------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Short-term debt...........................   $   6,267     $   2,000      $      67        $     245           8,579
    Accounts payable..........................       9,794            --             --               --           9,794
    Accrued expenses and other current
      liabilities.............................       6,012            --             --               --           6,012
    Accrued expenses and other current
      confirmation liabilities................       3,086            --             --               --           3,086
  Income taxes payable........................       2,177            --             --               --           2,177
  Current portion of capitalized leases.......          49            --             --               --              49
                                                -----------  -------------        -----            -----      -----------
    Total Current Liabilities.................      27,385         2,000             67              245          29,697

Note Payable..................................          --         5,000             42               --           5,042
  Excess of revalued net assets acquired over
    equity under fresh-start reporting, net of
    accumulated amortization of $8,382........       5,326            --             --               --           5,326
Long term debt-capitalized lease..............           4            --             --               --               4
Deferred liabilities..........................         590            --             --               --             590
                                                -----------  -------------        -----            -----      -----------
    Total Liabilities.........................      33,305         7,000            109              245          40,659
                                                -----------  -------------        -----            -----      -----------

Commitments and Contingencies

Stockholders' Equity:
  Preferred stock, $.01 par value; 500 shares
    authorized; no shares issued and
    outstanding...............................          --            --             --               --              --
  Common stock, $.01 par value; 20,000 shares
    authorized; 6,858 shares issued...........          69            --             --               --              69
  Capital in excess of par value..............      29,233            --             --               --          29,233
  Accumulated retained earnings...............      16,448            --           (109)              (8)         16,331
                                                -----------  -------------        -----            -----      -----------
                                                    45,750            --           (109)              (8)         45,633

Less:
Treasury stock at cost, 817 common shares
  actual and 1,817 common shares pro forma....       4,623         7,000             --               --          11,623
                                                -----------  -------------        -----            -----      -----------
    Total Stockholders' Equity................      41,127        (7,000)          (109)              (8)         34,010
                                                -----------  -------------        -----            -----      -----------

Total Liabilities and Stockholders' Equity....   $  74,432     $      --      $      --        $     237       $  74,669
                                                -----------  -------------        -----            -----      -----------
                                                -----------  -------------        -----            -----      -----------

------------------------

(a) Reflects cost of additional borrowing to acquire 1,000,000 shares at $7.00 per share.

(b) Assumes that interest on note payable in the principal amount of $5,000,000 is paid in monthly installments.

(c) Assumes that fees relating to the transactions associated with the Merger are amortized over a five-year period.

                                   MANAGEMENT

    For information as to the Company's Executive Officers and Directors, see "PROPOSAL 2."

                    SECURITY AND VOTING OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding security and voting ownership of the Common Stock as of July 23, 1999 by (1) each person or entity who owns of record or beneficially five percent or more of the shares of Common Stock, (2) each director of the Company, (3) each Named Executive Officer (as hereinafter defined) of the Company, (4) each nominee for election as a director of the Company and (5) all directors and executive officers of the Company as a group. To the knowledge of the Company, each of such stockholders has sole voting and investment power as to the shares shown unless otherwise noted.

                                                                      NUMBER OF SHARES
                                                                        BENEFICIALLY      PERCENTAGE OF OWNERSHIP
NAMES AND ADDRESS OF BENEFICIAL OWNERS(1)                                   OWNED             OF COMMON STOCK
--------------------------------------------------------------------  -----------------  -------------------------
Three Cities Research, Inc.
  650 Madison Avenue
  New York, NY 10022................................................       2,158,000(2)               35.7%
Stonehill Partners, L.P.
  110 East 59th Street
  New York, NY 10022................................................         741,700(3)               12.3%
Mark B. Dickstein
  c/o Dickstein Partners Inc.
  660 Madison Avenue, 16th Floor
  New York, NY 10021................................................         651,736(4)               10.8%
John J. Pomerantz...................................................         242,598(5)                3.9%
John A. Ward........................................................         138,198(6)                2.2%
Dominick Felicetti..................................................         133,796(7)                2.2%
Warren T. Wishart...................................................         131,796(7)                2.1%
Clifford B. Cohn....................................................           8,666(8)                  *
Robert L. Sind......................................................           8,666(8)                  *
Mark Kaufman........................................................           7,333(9)                  *
Bernard Olsoff......................................................           5,333(9)                  *
H. Whitney Wagner...................................................              --                    --
Thomas G. Weld......................................................              --                    --
Officers and Directors as a group (10 persons)......................         676,386(10)              10.1%

------------------------

*   Less than 1% of the outstanding shares of Common Stock.

 (1) Pursuant to the rules of the Securities and Exchange Commission, addresses are given only for holders of 5% or more of the outstanding Common Stock of the Company.

 (2) Includes 801,880 and 1,356,120 shares of Common Stock directly owned by Fund II and Offshore II, respectively. Pursuant to Rule 13d-5 under the Exchange Act, Fund II and Offshore II may each be considered the beneficial owner of 2,158,000 shares of Common Stock. TCR Associates, L.P. ("TCR Associates") is the sole general partner of Fund II and may be deemed the beneficial owner of all of the shares beneficially owned by Fund II. TCR is the sole general partner of TCR Associates and is the investment advisor to Fund II and Offshore II. Pursuant to a management agreement, TCR has voting and dispositive power over all of the shares of Common

    Stock beneficially owned by Fund II and Offshore II and may be deemed the beneficial owner of all of such shares. TCR Offshore Associates, L.P. ("TCR Offshore") is the sole general partner of Offshore II and may be deemed the beneficial owner of all of the shares of Common Stock beneficially owned by Offshore II. Three Cities Associates, N.V. ("TCA, N.V.") is the sole general partner of TCR Offshore and may be deemed the beneficial owner of all of the shares of Common Stock beneficially owned by TCR Offshore. J. William Uhrig is the sole stockholder, President and sole director of TCA, N.V. and, pursuant to Rules 13d-3 and 13d-5 under the Exchange Act, may be deemed the beneficial owner of all of the shares beneficially owned by TCA, N.V.

 (3) Includes 207,700, 259,600 and 274,400 shares of Common Stock owned directly by Stonehill Partners, L.P., Stonehill Institutional Partners, L.P. and Stonehill Offshore Partners Limited, respectively. John A. Motulsky is the General Partner of each of Stonehill Partners, L.P. and Stonehill Institutional Partners, L.P. Mr. Motulsky is a Member of Stonehill Advisers LLC which is a partner of Stonehill Offshore Partners Limited. The information provided above was obtained from Amendment No. 1 to a Schedule 13G filed with the Commission on April 16, 1999.

 (4) Includes 10,000 shares of Common Stock issuable upon exercise of presently exercisable stock options directly owned by Mark B. Dickstein. Also includes 550,736 and 91,000 shares of Common Stock directly owned by Dickstein & Co., L.P. and Dickstein International Limited, respectively. Mark B. Dickstein is the sole shareholder, sole director and president of Dickstein Partners Inc. ("DPI"). DPI is the general partner of Dickstein Partners L.P. which is the sole general partner of Dickstein & Co., L.P. DPI is the adviser for Dickstein International Limited and makes all investment and voting decisions for that entity. Mr. Dickstein disclaims beneficial ownership of the shares owned by Dickstein & Co., L.P. and Dickstein International Limited except to the extent of his actual economic interest. The information provided above was obtained from a Schedule 13D/A filed with the Commission on May 13, 1999.

 (5) Includes 232,598 shares of Common Stock issuable upon exercise of presently exercisable stock options.

 (6) Includes 138,198 shares of Common Stock issuable upon exercise of presently exercisable stock options.

 (7) Includes 131,796 shares of Common Stock issuable upon exercise of presently exercisable stock options.

 (8) Includes 6,666 shares of Common Stock issuable upon exercise of presently exercisable stock options.

 (9) Includes 3,333 shares of Common Stock issuable upon exercise of presently exercisable stock options.

(10) Includes 654,386 shares of Common Stock issuable upon exercise of presently exercisable stock options.

                              CERTAIN TRANSACTIONS

    On May 12, 1999, the Company, the Buyers and Merger Sub entered into the Merger Agreement. See "PROPOSAL 1--The Merger"; "--The Merger Agreement."

    On May 12, 1999, the same date on which the Company, the Buyers and Merger Sub entered into the Merger Agreement, the Dickstein Sellers sold a total of 2,158,000 shares of Common Stock to the Buyers at a price of $6.95 per share. In connection with such sale, the Company and the Dickstein Sellers entered into the Company Agreement. See "PROPOSAL 1--Change in Control."

VOTE REQUIRED AND RECOMMENDATION

    Approval of this proposal requires the affirmative vote of at least two-thirds of the votes cast by the holders of the shares of Common Stock on the Record Date. THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

--------------------------------------------------------------------------------
                                   PROPOSAL 2
                             ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

    At the Meeting, stockholders will elect eight directors to serve until the annual meeting of stockholders scheduled to be held in the year 2000 and until their respective successors are elected and qualified. Each of the nominees has advised the Company of his willingness to serve as a director of the Company. In case any nominee should become unavailable for election to the Board for any reason, the persons named in the Proxies have discretionary authority to vote the Proxies for one or more alternative nominees who will be designated by the Board.

INFORMATION ABOUT NOMINEES

    The following table sets forth certain information, as of July 23, 1999, concerning the nominees for director of the Company:

NAME                                               AGE                POSITION WITH THE COMPANY            DIRECTOR SINCE
---------------------------------------------      ---      ---------------------------------------------  ---------------
John J. Pomerantz............................      66       Chairman of the Board and Chief Executive           1984
                                                            Officer (4)
John A. Ward.................................      46       President and Director                              1997
Clifford B. Cohn.............................      47       Director (2)(3)                                     1997
Mark Kaufman.................................      43       Director (2)(3)                                     1997
Robert L. Sind...............................      66       Director (1)(2)(3)                                  1997
Bernard Olsoff...............................      70       Director (1)(2)(4)                                  1998
H. Whitney Wagner............................      43       Director (1)(2)                                     1999
Thomas G. Weld...............................      37       Director(2)(3)(4)                                   1999

------------------------

 (1) Member of the Compensation Committee of the Board.

 (2) Member of the Finance Committee of the Board.

 (3) Member of the Audit Committee of the Board.

 (4) Member of the Nominating Committee of the Board.

    JOHN J. POMERANTZ has been the Chief Executive or Chief Operating Officer of the Company and its predecessors since 1971, and an executive thereof for over 30 years. Mr. Pomerantz was President of the Leslie Fay business from 1971 until August 1986, when he became Chairman of the Board of the Company.

    JOHN A. WARD joined the Company in August 1989 as head of the Andrea Gayle division. From July 1991 to June 1993 he was Chairman of the Leslie Fay Sportswear Group. In June 1993 he became Chairman of the combined Leslie Fay Dress and Sportswear divisions. He was elected a Senior Vice President of the Company in September 1991 and President of the Company in June 1997. From June 1988 until August 1989 he was Senior Vice President and General Merchandise Manager for Ready-to-Wear, Men's and Boys' at B. Altman & Co. For 15 years prior thereto, he had been an executive at Filene's.

    CLIFFORD B. COHN has been a principal with Cohn & Associates law firm since September 1994. From September 1992 to September 1994, he was a principal with Sernovitz & Cohn law firm. Mr. Cohn is also a director of Publicard Inc. (formerly Publicker International).

    MARK KAUFMAN has been a Senior Vice President at Amroc Investments since January 1999. Mr. Kaufman was a Vice President of Dickstein Partners, Inc. from July 1992 to December 1998. Prior to that, beginning in 1990, Mr. Kaufman was a Senior Vice President of Oppenheimer & Co., an investment banking firm. Prior to that, Mr. Kaufman was a Vice President of GAF Corp., a chemical and roofing manufacturer.

    ROBERT L. SIND founded Recovery Management Corporation ("RMC") in 1984. RMC specializes in developing and implementing hands-on business, financial and operational turnaround programs and providing crisis management to troubled commercial, industrial and real estate clients and their creditors. Previously, Mr. Sind had been an investment banker for ten years and, spanning over twelve years, held senior corporate operating and financial positions, including The Londontown Manufacturing Company, Chief Financial Officer at Beker Industries Corporation and Chief Operating Officer at both Nice-Pak Products, Inc. and Marker International.

    BERNARD OLSOFF was President and Chief Executive Officer of Frederick Atkins, Inc., an international retail merchandising and product development organization for department stores from 1987 and 1994, respectively, until his retirement in April 1997. From 1971 to 1983, Mr. Olsoff was President of May Department Stores Company and May Merchandising Corporation in New York City. From August 1955 to August 1971 he was Vice President and General Merchandise Manager of Associated Merchandising Corporation. Mr. Olsoff is also a director of Elder Beerman Stores, Inc.

    H. WHITNEY WAGNER is a Managing Director of TCR. He joined TCR in 1983, was elected a Vice President in 1986, and was elected to his present position in 1989. Mr. Wagner also serves on the board of directors of Garden Ridge Corporation, Pameco Corporation and Family 2 U Stores, Inc.

    THOMAS G. WELD is a Managing Director of TCR, which he joined in 1993. From 1988 until 1993, Mr. Weld was an associate with McKinsey and Company, a management consulting firm. Mr. Weld also serves on the board of directors of Pameco Corporation.

CERTAIN ARRANGEMENTS REGARDING THE ELECTION OF DIRECTORS

    Under the employment agreement between Mr. Pomerantz and the Company, Mr. Pomerantz has the right to serve as Chairman of the Board and to designate one or more additional directors so that, at all times during the term of such agreement, directors designated by Mr. Pomerantz comprise at least 28% of the membership of the Board.

    The Company has agreed that, at annual meetings of stockholders of the Company following the Meeting, the Buyers will have the right to designate a number of nominees to serve as directors constituting at least a percentage of the Board equal to the percentage of outstanding shares of Common Stock then owned in the aggregate by the Buyers.

    The Buyers and Mr. Pomerantz have agreed to vote in favor of each of the nominees for the directors listed in the Proxy and not to take any actions to change the size or composition of the Board before the next annual meeting of stockholders of the Company, if at all. The Buyers and Mr. Pomerantz have also agreed that, for so long as Mr. Pomerantz has the contractual right to designate at least one nominee to the Board, (1) the Buyers and Mr. Pomerantz will agree on the identity of all nominees for director (other than any nominee of someone else who has a contractual right to designate such nominee) and (2) the Buyers and Mr. Pomerantz will vote for their agreed-upon nominees and against any nominees competing against the agreed-upon nominees. If the Buyers and Mr. Pomerantz do not agree upon the identity of all of the nominees for director, then (x) Mr. Pomerantz has the right to designate at least 28% of the nominees to the Board and the Buyers have the right to designate at least a percentage of the Board equal to the percentage of outstanding shares of Common Stock then owned in the aggregate by the Buyers, who must be reasonably satisfactory to Mr. Pomerantz, and (y) the Buyers and Mr. Pomerantz will vote in favor of the other's nominees.

    The Company has agreed that, so long as the Dickstein Sellers own at least 5% of the outstanding shares of Common Stock, they will be entitled to designate one nominee to serve on the Board. Mark Kaufman has been designated as the nominee of the Dickstein Sellers.

INFORMATION ABOUT NON-DIRECTOR EXECUTIVE OFFICERS

    The following table sets forth certain information, as of July 23, 1999, concerning the non-director executive officers of the Company:

NAME                                                AGE                POSITION WITH THE COMPANY              OFFICER SINCE
----------------------------------------------      ---      ----------------------------------------------  ---------------
Dominick Felicetti............................      45       Senior Vice President--Manufacturing and             1995
                                                             Sourcing
Warren T. Wishart.............................      47       Senior Vice President--Administration and            1995
                                                             Finance, Secretary and Chief Financial Officer

    DOMINICK FELICETTI rejoined the Company in May 1995 as Senior Vice President of Worldwide Sourcing and Manufacturing. From 1994 to 1995 he was Vice President Manufacturing and Production for S.L. Fashions. Mr. Felicetti was previously employed by the Company from December 1991 to July 1993 in the position of Director of Technical Services and Production. From 1986 to 1990 he served as President of American Dress Company and from 1979 to 1986 as Production Manager for Betsy's Things.

    WARREN T. WISHART joined the Company in March 1993. He held the position of Vice President-- Planning from July 1993 through December 1994. In January 1995, he became Senior Vice President-- Finance. In September 1995, he was appointed Chief Financial Officer and Treasurer of the Company. In June 1997 he became Senior Vice President--Administration and Finance and Secretary of the Company. Before joining the Company, Mr. Wishart was Vice President--Strategic Planning at Galerias Preciados from 1991 to the end of 1992. Prior to that, he had seventeen years of financial management and business planning experience with several department stores including Filene's and the L.J. Hooker Retail Group.

MEETINGS AND COMMITTEES OF THE BOARD

    During the fiscal year ended January 2, 1999, the Board held 10 meetings. During such year, each director attended at least 75 percent of the aggregate of
(1) the number of meetings of the Board held during the period he served on the Board, and (2) the number of meetings of the Compensation and Audit Committees held during the period he served on such committees, except that William J. Nightingale, a former director of the Company, attended 60% of the meetings of the Board.

    The Compensation Committee, currently consisting of Messrs. Olsoff, Sind and Wagner, has authority over officer compensation and administers the Company's 1997 Management Stock Option Plan and 1997 Non-Employee Director Stock Option and Stock Incentive Plan. During the fiscal year ended January 2, 1999, the Compensation Committee held four meetings.

    The Audit Committee, currently consisting of Messrs. Cohn, Kaufman, Sind and Weld, held two meetings during the fiscal year ended January 2, 1999. The Audit Committee serves as the Board's liaison with the Company's auditors.

    The Nominating Committee was established during 1999.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following summary compensation table sets forth information concerning annual and long-term compensation, paid or accrued, for the Company's Chief Executive Officer and three other most highly compensated executive officers (the "Named Executive Officers") for services in all capacities to the Company during the last three fiscal years.

                                                   ANNUAL COMPENSATION(1)   LONG TERM COMPENSATION
                                                   ----------------------  ------------------------
                                                                           RESTRICTED   SECURITIES
                                                                              STOCK     UNDERLYING      LTIP        ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY (2)    BONUS       AWARDS       OPTIONS      PAYOUTS    COMPENSATION
--------------------------------------  ---------  ----------  ----------  -----------  -----------  -----------  -------------
John J. Pomerantz.....................       1998  $  498,654  $  350,000      --          117,042       --        $     2,650(3)
Chairman of the Board                        1997  $  611,129  $  300,000      --          263,756       --        $     8,699(4)
and Chief Executive                          1996  $  777,915  $  171,700      --           --           --        $     8,938(5)
Officer
John A. Ward..........................       1998  $  449,039  $  280,000      --           91,440       --        $     2,650(3)
President                                    1997  $  462,692  $  225,000      --          140,120       --        $     2,650(4)
                                             1996  $  521,154  $  145,600      --           --           --        $     2,500(5)
Dominick Felicetti....................       1998  $  349,519  $  230,000      --           78,638       --        $     2,650(3)
Senior Vice President--                      1997  $  337,500  $  200,000      --          140,120       --        $     1,938(4)
Manufacturing and                            1996  $  267,885  $   91,200      --           --           --            --     (5)
Sourcing
Warren T. Wishart.....................       1998  $  224,519  $  200,000      --           78,638       --        $     2,650(3)
Senior Vice President--                      1997  $  207,692  $  180,000      --          140,120       --        $   102,650(4)
Administration and                           1996  $  200,000  $   91,200      --           --           --        $     2,500(5)
Finance, Chief Financial
Officer and Treasurer

------------------------

(1) In 1998, 1997 and 1996, perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of reported annual salary and bonuses for any of the Named Executive Officers.

(2) 1997 was a 53 week year. 1998 and 1996 were 52 week years. Amounts represent salaries paid during the calendar year during which the majority of such fiscal year took place.

(3) For 1998, consists of amounts contributed as Company matching contributions for each Named Executive Officer under the Company's 401(k) savings plan (the "401(k) Plan").

(4) For 1997, consists of the following: (a) amounts contributed as Company matching contributions for each Named Executive Officer under the Company's 401(k) Plan as follows: Mr. Pomerantz $2,286, Mr. Ward $2,650, Mr. Felicetti $1,938 and Mr. Wishart $2,650; (b) amounts paid by the Company for split dollar life insurance coverage as follows: Mr. Pomerantz $6,413; and (c) amounts paid by the Company as earned retention as follows: Mr. Wishart $100,000.

(5) For 1996, consists of the following: (a) amounts contributed as Company matching contributions for each Named Executive Officer under the Company's 401(k) Plan as follows: Mr. Pomerantz $2,286, Mr. Ward $2,500 and Mr. Wishart $2,500; and (b) amounts paid by the Company for split dollar life insurance coverage as follows: Mr. Pomerantz $6,652.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal 1998.

                                       INDIVIDUAL GRANTS
                                   --------------------------                               POTENTIAL REALIZABLE VALUE AT
                                    NUMBER OF    % OF TOTAL                                            ASSUMED
                                   SECURITIES      OPTIONS                                   ANNUAL RATES OF STOCK PRICE
                                   UNDERLYING    GRANTED TO                                  APPRECIATION FOR OPTION TERM
                                     OPTIONS    EMPLOYEES IN    EXERCISE    EXPIRATION   ------------------------------------
NAME                                 GRANTED     FISCAL YEAR    PRICE(1)      DATE(2)        0%          5%          10%
---------------------------------  -----------  -------------  -----------  -----------  ----------  ----------  ------------
John J. Pomerantz................     117,042         26.7%     $    3.09       1/4/08   $  508,840  $  989,005  $  1,691,257
John A. Ward.....................      91,440         20.9%     $    3.09       1/4/08   $  397,535  $  772,668  $  1,321,308
Dominick Felicetti...............      78,638         17.9%     $    3.09       1/4/08   $  341,879  $  664,491  $  1,136,319
Warren T. Wishart................      78,638         17.9%     $    3.09       1/4/08   $  341,879  $  664,491  $  1,136,319

------------------------

(1) The market price per share on the grant date was $7.44.

(2) Exercisable as to 25% of such shares on each of January 4, 1998, January 4, 1999, January 4, 2000 and January 4, 2001.

AGGREGATED OPTION/SAR EXERCISE IN LAST FISCAL YEAR AND FISCAL YEAR END VALUE
  TABLE

    The following table sets forth information with respect to the Named Executive Officers concerning the exercise of stock options during fiscal 1998 and unexercised stock options held as of the end of such fiscal year. The average bid and asked price of a share of Common Stock on the close of business on December 30, 1998 (the last trade day prior to January 2, 1999) was $6.6875.

                                                                          NUMBER OF SECURITIES
                                                                         UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                                               SHARES                      OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS
                                             ACQUIRED ON      VALUE             YEAR-END              AT FISCAL YEAR-END
NAME                                          EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE(1)
------------------------------------------  -------------  -----------  ------------------------  --------------------------
John J. Pomerantz.........................         None           N/A         116,299/264,499        $    418,350/951,450
John A. Ward..............................         None           N/A          69,100/162,460        $    248,570/584,400
Dominick Felicetti........................         None           N/A          65,899/152,859        $    237,060/549,870
Warren T. Wishart.........................         None           N/A          65,899/152,859        $    237,060/549,870

------------------------

(1) Aggregate market value of the shares of Common Stock covered by the stock options at fiscal year end less the exercise price of such stock options.

COMPENSATION OF DIRECTORS

    Currently, each director who is not a full-time employee of or consultant to the Company (a "Non-Employee Director") receives an annual director's fee of $12,500 in cash and 2,000 shares of Common Stock. Each initial Non-Employee Director, upon becoming a director, received stock options to purchase 20,000 shares, vesting one-third each year, and each subsequent Non-Employee Director, upon becoming a director, has received or will receive stock options to purchase 10,000 shares, vesting one-third each year.

EMPLOYMENT AGREEMENTS

    The Company has an employment agreement with John J. Pomerantz expiring on January 3, 2001, pursuant to which he is employed as Chief Executive Officer at a base salary of $500,000 per annum. If, following a change in control of the Company, Mr. Pomerantz terminates his employment with "good reason" (as defined in the employment agreement) or the Company terminates the employment of Mr. Pomerantz without cause, then the Company must pay to him an amount equal to the greater of (1) the maximum amount that the Company could pay to him that would not cause the Company to make an "excess parachute payment" (within the meaning of Section 280G of the Code) and (2) the sum of (a) his accrued and unpaid base salary, (b) an amount equal to twice his base salary in effect on the date of such termination, (c) if such termination occurs on or after January 4, 2000, an amount equal to the bonus, if any, payable to him for the year ending January 4, 2000 and (d) an additional amount that would enable him to receive the sum of the foregoing amounts after the payment of certain taxes. In addition, the vesting of options granted to Mr. Pomerantz will accelerate upon a change in control of the Company. Mr. Pomerantz has agreed that neither the acquisition of shares of Common Stock by the Buyers pursuant to the Stock Purchase Agreement nor the Merger will constitute a change in control that could otherwise trigger any of the foregoing.

    The Company also has an employment agreement with John A. Ward expiring on January 3, 2001, pursuant to which he is employed as President of the Company at a base salary of $450,000 per annum. If, following a change in control of the Company, Mr. Ward terminates his employment with "good reason" (as defined in the employment agreement) or the Company terminates the employment of Mr. Ward without cause, then the Company must pay to him an amount equal to the greater of (1) the maximum amount that the Company could pay to him that would not cause the Company to make an "excess parachute payment" (within the meaning of Section 280G of the Code) and (2) the sum of (a) his accrued and unpaid base salary, (b) an amount equal to twice his base salary in effect on the date of such termination, (c) if such termination occurs on or after January 4, 2000, an amount equal to the bonus, if any, payable to him for the year ending January 4, 2000 and (d) an additional amount that would enable him to receive the sum of the foregoing amounts after the payment of certain taxes. In addition, the vesting of options granted to Mr. Ward will accelerate upon a change in control of the Company. Mr. Ward has agreed that neither the acquisition of shares of Common Stock by the Buyers pursuant to the Stock Purchase Agreement nor the Merger will constitute a change in control that could otherwise trigger any of the foregoing.

    The Company also has an employment agreement with Dominick Felicetti expiring on January 3, 2001, pursuant to which he is employed as Senior Vice President--Manufacturing and Sourcing at a base salary of $350,000 for the first two years and $375,000 for the third year. If, following a change in control of the Company, Mr. Felicetti terminates his employment with "good reason" (as defined in the employment agreement) or the Company terminates the employment of Mr. Felicetti without cause, then the Company must pay to him an amount equal to
(1) his accrued and unpaid base salary, (2) an amount equal to 1.5 times his base salary in effect on the date of such termination, (3) the sum of (a) his base salary in effect on the date of such termination plus the amount of the bonus, if any, payable to him in the year prior to such termination multiplied by (b) the number of years remaining in the term of his agreement with the Company and (4) an additional amount that would enable him to receive the sum of the foregoing amounts after the payment of certain taxes. In addition, the vesting of options granted to Mr. Felicetti will accelerate upon a change in control of the Company. Mr. Felicetti has agreed that neither the acquisition of shares of Common Stock by the Buyers pursuant to the Stock Purchase Agreement nor the Merger will constitute a change in control that could otherwise trigger any of the foregoing.

    The Company also has an employment agreement with Warren T. Wishart expiring on January 3, 2001, pursuant to which he is employed as Senior Vice President--Administration and Finance, Chief Financial Officer and Treasurer at a base salary of $225,000 for the first two years and $250,000 for the third year. If, following a change in control of the Company, Mr. Wishart terminates his employment with "good reason" (as defined in the employment agreement) or the Company terminates the employment of Mr. Wishart without cause, then the Company must pay to him an amount equal to (1) his accrued and unpaid base salary, (2) an amount equal to 1.5 times his base salary in effect on the date of such termination, (3) the sum of (a) his base salary in effect on the date of such termination plus the amount of the bonus, if any, payable to him in the year prior to such termination multiplied by (b) the number of years remaining in the term of his agreement with the Company and (4) an additional amount that would enable him to receive the sum of the foregoing amounts after the payment of certain taxes. In addition, the vesting of options granted to Mr. Wishart will accelerate upon a change in control of the Company. Mr. Wishart has agreed that neither the acquisition of shares of Common Stock by the Buyers pursuant to the Stock Purchase Agreement nor the Merger will constitute a change in control that could otherwise trigger any of the foregoing.

    In addition, these employment agreements provide for a shared bonus pool payable to the employees of the Company if EBITDA (as defined in such agreements) exceeds $4,626,550. The bonus pool will equal 9.6% of EBITDA plus an additional 0.2% of EBITDA for each $54,430 by which EBITDA exceeds $4,626,550 up to a maximum of 12.5% of EBITDA plus an additional 5% of the amount by which EBITDA exceeds $11,500,000, subject to certain adjustments.

SEVERANCE AGREEMENTS

    In January 1998, the Company entered into a severance agreement with Catharine Bandel-Wirtshafter pursuant to which she received in a lump sum, six months compensation at a rate of $250,000 per annum under the employment agreement dated as of June 4, 1997. In addition, one-third of the options previously granted to her vested on the effective date of the severance agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board is charged with determining the compensation of officers. During 1998 the Compensation Committee consisted of Robert L. Sind (until June 3, 1998), Bernard Olsoff (from June 3, 1998 through November 10, 1998), Chaim Edelstein (from November 10, 1998), Clifford B. Cohn and Mark B. Dickstein. Following the resignations of Messrs. Dickstein and Edelstein as directors of the Company and the appointment of Messrs. Olsoff, Sind and Wagner on June 29, 1999 to the Compensation Committee, the Compensation Committee is presently composed of Messrs. Olsoff, Sind and Wagner.

REPORT OF THE COMPENSATION COMMITTEE

    The Compensation Committee's responsibility is to make recommendations to the Board with respect to the compensation of executive officers of the Company.

    The Company's compensation policies are designed to enable the Company to attract, motivate and retain senior management by providing competitive compensation opportunities based both on individual performance and on the financial performance of the Company. This is particularly true since each of the Named Executive Officers has an employment agreement with the Company. Accordingly, benefits are provided through stock option incentives and bonuses which are generally consistent with the goal of coordinating rewards to management with a maximization of stockholder return. In reviewing Company performance, consideration is given to the Company's earnings. Also taken into account are external economic factors that affect results of operations. An attempt is also made to maintain compensation within the range of that afforded like executive officers of companies whose size and business is comparable to that of the Company. In reviewing the performance by the Company since its emergence from bankruptcy, the Compensation Committee recommended to the Board for approval, and the Board approved, modifications of the employment agreements with Named

Executive Officers to extend their term, increase the base compensation provided thereunder, provide for an increase in the cash bonus pool related to the Company's EBITDA and replace the so-called "Home Run" options, which were issuable only in the event of the sale of the Company at a certain minimum price, with stock options that do not require the sale of the Company.

CEO COMPENSATION

    In the case of the Chief Executive Officer, the Compensation Committee evaluates the Company's mid and long range strategic planning and implementation as well as the considerations impacting the compensation of executive officers generally described above. Based on the Company's 1998 operating performance, financial results and condition and the achievement of EBITDA targets contained in his employment agreement, a bonus of $350,000 was granted to Mr. Pomerantz by the Compensation Committee.

    The foregoing report is approved by all members of the Compensation Committee as at January 29, 1999.

                                          Respectfully submitted,

                                          Compensation Committee

                                          Clifford B. Cohn
                                          Mark B. Dickstein
                                          Chaim Y. Edelstein

                               PERFORMANCE GRAPH

    Set forth below is a graph comparing the yearly change, post-emergence from bankruptcy, in the cumulative stockholder return on the Company's Common Stock with the NASDAQ Composite Index and a peer group. The peer group consists of the following four companies engaged in the distribution of ladies' apparel: Liz Claiborne, Inc., Kellwood Company, Oxford Industries, Inc. and Jones & Co. The graph assumes $100 invested on June 4, 1997 (the date of the Company's emergence from bankruptcy) in the Company's Common Stock and in each of the indices and that all dividends on stocks in the NASDAQ Composite Index and a peer group index were reinvested. No cash dividends were paid on the Common Stock of the Company between June 4, 1997 and January 2, 1999. The stockholder return shown on the graph below is not necessarily indicative of future performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             THE LESLIE FAY COMPANY,
                      INC.               NASDAQ COMPOSITE INDEX    PEER GROUP INDEX
6/04/97                            100                        100                100
1/03/98                            202                        115                109
1/02/99                            191                        159                 98

COMPARISON OF CUMULATIVE TOTAL STOCKHOLDER RETURNS

                                                                              6/04/97          1/03/98          1/02/99
The Leslie Fay Company, Inc.............................................       $100             $202             $191
Nasdaq Composite Index..................................................       $100             $115             $159
Peer Group Index........................................................       $100             $109              $98

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Pursuant to Section 16 of the Exchange Act officers, directors and holders of more than 10% of the outstanding shares of Common Stock are required to file periodic reports of their ownership of, and transactions involving, the Common Stock with the Commission. Based solely on its review of copies of such reports received by the Company, the Company believes that its reporting persons have complied with all Section 16 filing requirements applicable to them with respect to the Company's fiscal year ended January 2, 1999.

VOTE REQUIRED AND RECOMMENDATION.

    The election of each director requires the affirmative vote of a plurality of the votes cast by the holders of the shares of Common Stock, in person or by proxy, at the Meeting and entitled to vote thereon. THE BOARD RECOMMENDS A VOTE "FOR"EACH NOMINEE FOR DIRECTOR.

--------------------------------------------------------------------------------
                                   PROPOSAL 3
                        RATIFICATION OF THE APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------

    The Board has appointed, subject to ratification by the stockholders, Arthur Andersen LLP as the independent auditors of the Company for the fiscal year ending January 1, 2000. This firm of auditors has audited the accounts of the Company for approximately 7 years. By virtue of their familiarity with the Company's affairs and their ability, the Board considers them best qualified to perform this important function. It is expected that representatives of Arthur Andersen LLP will be present at the Meeting with the opportunity to make a statement and to be available to respond to questions regarding these and any other appropriate matters.

VOTE REQUIRED AND RECOMMENDATION

    Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock, in person or by proxy, at the Meeting and entitled to vote on this proposal. THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

--------------------------------------------------------------------------------
                                   PROPOSAL 4
                              ADJOURNMENT PROPOSAL
--------------------------------------------------------------------------------

    The Company is submitting to its stockholders a proposal to authorize the named Proxies to vote in favor of the adjournment of the Meeting in the event that there are not sufficient votes to approve the Merger Agreement at the time of the Meeting. Even though a quorum may be present at the Meeting, it is possible that the Company may not have received sufficient votes to approve the Merger Agreement at the time of the Meeting. In that event, such proposal could not be approved unless the Meeting were adjourned in order to permit further solicitation of Proxies.

    In order to allow the Proxies that have been received by the Company at the time of the Meeting to be voted for the Adjournment Proposal, if necessary, the Company has submitted the question of adjournment under such circumstances, and only under such circumstances, to the Company's stockholders for their consideration. A majority of shares present at the Meeting is required in order to approve the adjournment proposal.

    The Board recommends that the Company's stockholders vote their Proxies in favor of the Adjournment Proposal so that their Proxies may be used for such purpose should it become necessary. Properly executed Proxies will be voted in favor of the Adjournment Proposal unless otherwise noted thereon. If it is necessary to adjourn the Meeting, no notice of the time and place of the adjourned meeting is required to be given to the Company's stockholders other than an announcement of such time and place at the Meeting. The Adjournment Proposal relates only to an adjournment occurring for purposes of soliciting additional Proxies for approval of the Merger Agreement in the event that there are insufficient votes to approve such proposal at the Meeting. Any other adjournment (E.G., an adjournment required because of the absence of a quorum) would be voted upon pursuant to the discretionary authority granted by the Proxy.

    The Board retains full authority to postpone the Meeting prior to the Meeting being convened without the consent of any of the Company's stockholders.

VOTE REQUIRED AND RECOMMENDATION

    Approval of this proposal requires the affirmative vote of a majority of the votes cast by the holders of the shares of Common Stock, in person or by proxy, at the Meeting and entitled to vote on this proposal. THE BOARD RECOMMENDS A VOTE "FOR" APPROVAL OF THIS PROPOSAL.

                      WHERE YOU CAN FIND MORE INFORMATION

    The Commission allows the Company to "incorporate by reference" information into its Proxy Statement, which means that the Company can disclose certain important information by referring you to another document that is sent to you with this Proxy Statement. The following documents are incorporated by reference in this Proxy Statement and are deemed to be a part hereof:

    (1)  The Company's Annual Report for the fiscal year ended January 2, 1999;
and

    (2) The Company's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999.

    Any statement contained in a document incorporated by reference is deemed to be modified or superseded for all purposes to the extent that a statement contained in this Proxy Statement modifies or replaces such statement.

                             AVAILABLE INFORMATION

    The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy statements and other information with the Commission. Copies of such reports, proxy statements and other information may be copied (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the following Regional Offices of the Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, Suite 1300, New York, New York 10048. For further information concerning the Commission's public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov." The Company's Common Stock is listed on the Nasdaq SmallCap Market, and materials also may be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

                                 MISCELLANEOUS

STOCKHOLDER PROPOSALS

    The Company intends to hold its 2000 Annual Meeting of Stockholders on or about May 23, 2000. If a stockholder intends to present a proposal at the Company's 2000 Annual Meeting of Stockholders and wants that proposal to be included in the Company's Proxy Statement and proxy card for that meeting, the proposal must be received at the Company's principal executive offices not later than January 24, 2000. As to any proposal that a stockholder intends to present to stockholders without including it in the Company's Proxy Statement for the Company's 2000 Annual Meeting of Stockholders, the proxies named in the Board's proxy for that meeting will be entitled to exercise their discretionary authority on that proposal unless the Company receives notice of the matter to be proposed not later than April 10, 2000. Even if proper notice is received on or prior to April 10, 2000, the proxies named in the Board's proxy for that meeting may nevertheless exercise their discretionary authority with respect to such matter by advising stockholders of such proposal and how they intend to exercise their discretion to vote on such matter, unless the stockholder making the proposal solicits proxies with respect to such proposal as required by Rule 14a-4(c)(2) under the Exchange Act.

OTHER MATTERS

    The Board does not intend to bring before the Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Meeting, the persons named in the Proxy intend to vote thereon in accordance with their judgment on such matters or motions, including any matters or motions dealing with the conduct of the Meeting.

    No person is authorized to give any information or to make any representations with respect to the matters described in this Proxy Statement other than those contained herein. Any information or representations with respect to such matters not contained herein or therein must not be relied upon as having been authorized by the Company or the Buyers. The delivery of this Proxy Statement shall not under any circumstances create any implication that there has been no change in the affairs of the Company or the Buyers since the date hereof or that the information in this Proxy Statement is correct as of any time subsequent to the date hereof.

    ALL INFORMATION CONCERNING THE COMPANY CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT HAS BEEN FURNISHED BY THE COMPANY AND ALL INFORMATION CONCERNING THE BUYERS CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT HAS BEEN FURNISHED BY THE BUYERS.

                                          By Order of the Board of Directors,
                                          WARREN T. WISHART
                                          SECRETARY

July 30, 1999

                                                                         ANNEX A

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                           THREE CITIES FUND II, L.P.,

                         THREE CITIES OFFSHORE II C. V.,

                             TCR ACQUISITION SUB CO.

                                       and

                          THE LESLIE FAY COMPANY, INC.

                      ------------------------------------

                            Dated as of May 12, 1999

                      ------------------------------------

==============================================================================

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I      THE MERGER..................................................A-1
      Section 1.1    The Merger............................................A-1
      Section 1.2    Closing...............................................A-1
      Section 1.3    Effective Time........................................A-2
      Section 1.4    Effects of the Merger.................................A-2
      Section 1.5    Certificate of Incorporation and By-laws of the
                     Surviving Corporation.................................A-2

ARTICLE II     EFFECT OF MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
               CORPORATIONS................................................A-3
      Section 2.1    Company Common Stock..................................A-3
      Section 2.2    Merger Sub Shares.....................................A-3
      Section 2.3    Common Share Elections................................A-3
      Section 2.4    Proration.............................................A-4
      Section 2.5    Surrender and Payment.................................A-5
      Section 2.7    Stock Options.........................................A-6
      Section 2.8    Lost, Stolen or Destroyed Certificates................A-6
      Section 2.9    Adjustments to Prevent Dilution.......................A-7

ARTICLE III    REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............A-7
      Section 3.1    Organization and Qualification; Subsidiaries..........A-7
      Section 3.2    Certificate of Incorporation and By-Laws..............A-7
      Section 3.3    Capitalization........................................A-8
      Section 3.4    Authority.............................................A-8
      Section 3.5    No Conflict...........................................A-9
      Section 3.6    Required Filings and Consents.........................A-9
      Section 3.7    Permits; Compliance with Law.........................A-10
      Section 3.8    SEC Filings; Financial Statements....................A-10
      Section 3.9    Absence of Certain Changes or Events.................A-11
      Section 3.10   Employee Benefit Plans; Labor Matters................A-11
      Section 3.11   Contracts; Debt Instruments..........................A-13
      Section 3.12   Litigation...........................................A-14
      Section 3.13   Environmental Matters................................A-14
      Section 3.14   Intellectual Property................................A-14
      Section 3.15   Taxes................................................A-15
      Section 3.16   Title to Properties..................................A-15
      Section 3.17   Agreements with Regulatory Agencies..................A-15
      Section 3.18   Suppliers and Customers..............................A-15
      Section 3.19   Insurance............................................A-16
      Section 3.20   Officers, Directors and Employees....................A-16
      Section 3.21   Brokers..............................................A-16
      Section 3.23   Information..........................................A-17

                                                                          Page
                                                                          ----

ARTICLE IV     REPRESENTATIONS AND WARRANTIES
               OF BUYERS AND MERGER SUB...................................A-17
      Section 4.1    Organization.........................................A-17
      Section 4.2    Certificate of Incorporation and By-Laws.............A-17
      Section 4.3    Capitalization of Merger Sub.........................A-17
      Section 4.4    Authority............................................A-17
      Section 4.5    No Conflict..........................................A-18
      Section 4.6    Required Filings and Consents........................A-18
      Section 4.7    Brokers..............................................A-18
      Section 4.8    Information..........................................A-18
      Section 4.9    Interim Operations of Merger Sub.....................A-19
      Section 4.10   Financing............................................A-19

ARTICLE V      COVENANTS..................................................A-19
      Section 5.1    Conduct of Business of the Company...................A-19
      Section 5.2    Certain Interim Operations of Merger Sub.............A-21
      Section 5.3    Other Actions........................................A-21
      Section 5.4    Notification of Certain Matters......................A-21
      Section 5.5    Proxy Statement......................................A-22
      Section 5.6    Stockholders' Meetings; Action by Written Consent....A-23
      Section 5.7    Access to Information................................A-23
      Section 5.8    No Solicitation......................................A-24
      Section 5.9    Directors' and Officers' Indemnification.............A-25
      Section 5.10   Consents; Filings; Further Action....................A-26
      Section 5.11   Public Announcements.................................A-26
      Section 5.12   Expenses.............................................A-26
      Section 5.13   Takeover Statutes....................................A-26
      Section 5.14   Control of the Company's Operations..................A-27
      Section 5.15   Tax Reporting........................................A-27

ARTICLE VI     CONDITIONS.................................................A-27
      Section 6.1    Conditions to Each Party's Obligation to Effect
                     the Merger...........................................A-27
      Section 6.2    Conditions to Obligation of Buyers and the Merger
                     Sub..................................................A-27
      Section 6.3    Conditions to Obligation of the Company..............A-28

ARTICLE VII    TERMINATION................................................A-28
      Section 7.1    Termination..........................................A-28
      Section 7.2    Effect of Termination................................A-30
      Section 7.3    Fees and Expenses....................................A-30

ARTICLE VIII   MISCELLANEOUS..............................................A-30
      Section 8.1    Defined Terms........................................A-30
      Section 8.2    Non-Survival of Representations and Warranties.......A-33
      Section 8.3    VENUE; WAIVER OF JURY TRIAL..........................A-33
      Section 8.4    Notices..............................................A-34

                                                                          Page
                                                                          ----

      Section 8.5    Entire Agreement.....................................A-35
      Section 8.6    No Third-Party Beneficiaries.........................A-35
      Section 8.7    Obligations of Buyers and of the Company.............A-35
      Section 8.8    Counterparts.........................................A-35
      Section 8.9    Interpretation.......................................A-35
      Section 8.10   Assignment...........................................A-35
      Section 8.11   Specific Performance.................................A-35
      Section 8.12   Waivers and Amendments; Non-Contractual Remedies;
                     Preservation of Remedies.............................A-35
      Section 8.13   Usage................................................A-36
      Section 8.14   Headings.............................................A-36
      Section 8.15   Further Assurances...................................A-36

Annexes

Annex A    Share Conversion...............................................A-38

Exhibits

Exhibit A   Amended and Restated Certificate of Incorporation.............A-39

                             INDEX OF DEFINED TERMS

                                                                    Page
                                                                    ----

Acquisition Agreement...............................................A-30
affiliate...........................................................A-30
Agreement............................................................A-1
Benefit Plans.......................................................A-12
Blue Sky Laws........................................................A-9
business day........................................................A-30
Buyer Material Adverse Effect.......................................A-30
Buyers' Consent.....................................................A-17
Cash Election........................................................A-3
Cash Election Number.................................................A-4
Certificate of Merger................................................A-2
CIT.................................................................A-28
CIT Agreement.......................................................A-28
Claims..............................................................A-31
Closing..............................................................A-1
Closing Date.........................................................A-2
Code.................................................................A-5
Common Shares........................................................A-1
Company..............................................................A-1
Company Charter Documents............................................A-7
Company Disclosure Letter............................................A-7
Company Financial Advisor...........................................A-16
Company Material Adverse Effect.....................................A-31
Company Option Plans.................................................A-6
Company Permits.....................................................A-10
Company Preferred Stock..............................................A-8
Company SEC Reports.................................................A-10
Company Stock Option.................................................A-6
Company Stockholders Meeting........................................A-22
Company Subsidiaries.................................................A-7
Contract............................................................A-31
D&O Insurance.......................................................A-25
Delaware State Secretary.............................................A-2
DGCL.................................................................A-1
Dissenting Shares....................................................A-6
Dissenting Stockholder...............................................A-6
Effective Time.......................................................A-2
Electing Cash Shares.................................................A-3
Election Date........................................................A-4
Eligible Institution.................................................A-4
Environment.........................................................A-31
Environmental Claims................................................A-31
ERISA...............................................................A-12

                                                                    Page
                                                                    ----

Excess Proration Factor..............................................A-5
Exchange Act.........................................................A-4
Exchange Agent.......................................................A-5
Fee.................................................................A-30
Form 10-K............................................................A-7
Form of Election.....................................................A-3
GAAP................................................................A-31
Governmental Entity.................................................A-31
HSR Act..............................................................A-9
including...........................................................A-31
Indebtedness........................................................A-31
Indemnified Parties.................................................A-25
Intellectual Property...............................................A-14
knowledge...........................................................A-32
Law.................................................................A-32
Liens...............................................................A-32
Merger...............................................................A-1
Merger Consideration.................................................A-3
Merger Sub...........................................................A-1
Merger Sub  Charter Documents.......................................A-17
Merger Sub Common Stock..............................................A-3
NASDAQ..............................................................A-32
Non-Cash Election Share..............................................A-3
Person..............................................................A-32
Proxy Materials.....................................................A-22
Proxy Statement.....................................................A-22
Registration Statement..............................................A-22
Regulatory Agreement................................................A-15
Representatives.....................................................A-24
Requisite Company Vote...............................................A-8
Safety and Environmental Laws.......................................A-32
SEC..................................................................A-3
Securities Act.......................................................A-9
Stock Purchase Agreement............................................A-32
subsidiaries........................................................A-32
subsidiary..........................................................A-32
Superior Proposal...................................................A-32
Surviving Corporation................................................A-1
Surviving Corporation Common Shares..................................A-1
Surviving Corporation Shares.........................................A-3
Systems.............................................................A-14
Takeover Proposal...................................................A-24
Takeover Statute....................................................A-32
Taxes...............................................................A-33
Teamsters Agreement.................................................A-12

                                                                    Page
                                                                    ----

Title IV Plan.......................................................A-12
UNITE Agreement.....................................................A-12
Year 2000 Compliant.................................................A-14

                          AGREEMENT AND PLAN OF MERGER

            THIS AGREEMENT AND PLAN OF MERGER, is made and entered into as of this 12th day of May, 1999 (the "Agreement"), by and among THREE CITIES FUND II, L.P., a Delaware limited partnership ("TCF II"), THREE CITIES OFFSHORE II C.V., a Netherlands Antilles limited partnership ("TCO" and, together with TCF II, "Buyers"), TCR ACQUISITION SUB CO., a Delaware corporation owned by Buyers ("Merger Sub"), and THE LESLIE FAY COMPANY, INC., a Delaware corporation (the "Company").

            WHEREAS, Buyers and the Company desire that Merger Sub merge with and into the Company (the "Merger"), upon the terms and conditions set forth herein and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") with the result that the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate existence of Merger Sub shall cease;

            WHEREAS, Buyers and the Company desire that upon the Merger, at the Effective Time (as hereinafter defined), all issued and outstanding shares of common stock, par value $.01 per share, of the Company (collectively, the "Common Shares"), other than Electing Cash Shares and Dissenting Shares (each as hereinafter defined, (a) be converted into the right to receive cash or (b) remain outstanding as Surviving Corporation Common Shares (as defined below);

            WHEREAS, Buyers and the Company desire that upon the Merger, at the Effective Time, all issued and outstanding shares of capital stock of Merger Sub be converted into newly issued shares of common stock, par value $.01 per share of the Surviving Corporation ("Surviving Corporation Common Shares");

            WHEREAS, the respective Boards of Directors of the Company and Merger Sub have each approved this Agreement and declared it to be advisable; and

            WHEREAS, Buyers own 2,158,000 Common Shares in the aggregate.

            NOW, THEREFORE, in consideration of the premises and representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

                                    ARTICLE I

                                   THE MERGER

            Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL at the Effective Time (as defined herein), Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the Surviving Corporation.

            Section 1.2 Closing. Upon the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") shall take place as soon as practicable, but in no event later than the second business day (the "Closing Date") following satisfaction or waiver of all of the conditions set forth in Article VI, at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York or at such other place and time and/or other date as agreed to in writing by the parties hereto.

            Section 1.3 Effective Time. At the Closing Date (or on such other date as the parties hereto agree may agree), the Company will cause a Certificate of Merger (the "Certificate of Merger") and all other filings required by Delaware law in connection with the Merger to be executed in accordance with the relevant provisions of the DGCL, and delivered for filing with the Secretary of State of the State of Delaware (the "Delaware State Secretary"). The Merger shall become effective upon the filing of the Certificate of Merger with the Delaware State Secretary or at such later time as Buyers and the Company shall agree and as is specified in the Certificate of Merger (the "Effective Time").

            Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all property of the Company and Merger Sub shall vest in the Surviving Corporation, and all liabilities and obligations of the Company and Merger Sub shall become liabilities and obligations of the Surviving Corporation.

            Section 1.5 Certificate of Incorporation and By-laws of the Surviving Corporation. The Amended and Restated Certificate of Incorporation, as amended, of the Company, which shall be amended as of the Effective Time substantially in the form set forth on Exhibit A, shall become from and after the Effective Time the Certificate of Incorporation of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law. The Bylaws of the Company, as in effect immediately prior to the Effective Time, shall become from and after the Effective Time the By-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

            Section 1.6 Officers and Directors of the Surviving Corporation.

                  (a) The directors of the Company immediately prior to the Effective Time will be the directors of the Surviving Corporation, and they shall hold office until their respective successors are duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws as in effect from time to time of the Surviving Corporation.

                  (b) The officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, and they shall hold office until their respective successors are duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and By-laws as in effect from time to time of the Surviving Corporation.

                                   ARTICLE II

                         EFFECT OF MERGER ON THE CAPITAL
                      STOCK OF THE CONSTITUENT CORPORATIONS

            Section 2.1 Company Common Stock. Except as otherwise provided in
Section 2.6 with respect to Common Shares as to which appraisal rights have been exercised, at the Effective Time, each Common Share issued and outstanding immediately prior to the Effective Time:

                  (a) in the case of Common Shares (other than Electing Cash Shares and Dissenting Shares (each as defined below)), shall remain outstanding as one fully paid and nonassessable Surviving Corporation Common Share (a "Non-Cash Election Share"); and

                  (b) in the case of Common Shares with respect to which an election to receive cash has been effectively made and not revoked or forfeited pursuant to Section 2.3 (the "Electing Cash Shares"), subject to proration pursuant to Section 2.4, shall be converted into the right to receive a cash payment of $7.00 (the "Merger Consideration").

            Section 2.2 Merger Sub Shares. At the Effective Time, all of the shares of common stock, par value $0.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically be converted into either (a) 1,111,966 Surviving Corporation Common Shares or (b) if the Electing Cash Shares are less than 2,111,966 shares, that number of Surviving Corporation Common Shares as shall be set forth on Annex A hereto. Upon such conversion, each Buyer shall own a pro rata portion of such Surviving Corporation Common Shares based on its ownership percentage of Merger Sub Common Stock immediately prior to such conversion.

            Section 2.3 Common Share Elections.

                  (a) Each Person who, on the Election Date (as defined in
Section 2.3(b)), is a record holder of Common Shares shall be entitled, with respect to all or any portion of such Common Shares, to make an unconditional election to receive the Merger Consideration for each such Share on the basis hereinafter set forth ("Cash Election").

                  (b) The Company shall prepare a form of election, which form shall also be a letter of transmittal and shall be subject to the reasonable approval of Buyers (as the same may be amended or supplemented, the "Form of Election"), to be mailed by the Company with the Proxy Statement (as hereinafter defined) to the record holders of Common Shares as of the record date for the Company Stockholders Meeting (as hereinafter defined) and otherwise distributed in accordance with the requirements of the Securities and Exchange Commission ("SEC"), which Form of Election shall be used by each record holder of Common Shares who wishes to elect, subject to the provisions of Sections 2.3 and 2.4, to receive the Merger Consideration for any or all Common Shares as to which it is the record holder. The Company shall use its reasonable best efforts to make the Form of Election and the Proxy Statement available to all Persons who become holders of Common Shares during the period between the date hereof (or such record date) and the Election Date. Any such holder's election to receive the Merger Consideration shall have been properly made only if the Exchange Agent (as hereinafter defined) shall have received at its designated office, by 5:00 p.m., local time for the Exchange Agent, on the fifth business day (or such other business day as agreed upon by the Company and Buyers and publicly announced) prior to the date of the Company Stockholders Meeting (the "Election Date"), pursuant to (i) a Form of Election properly completed and signed and accompanied by certificates representing the Common Shares to which such Form of Election relates, duly endorsed in blank or otherwise in form acceptable for transfer on the books of the Company (or by an appropriate guarantee of delivery of such certificates as set forth in such Form of Election from a firm that is an "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (an "Eligible Institution"), provided such certificates are in fact delivered to the Exchange Agent by the date set forth in the guarantee of delivery) or (ii) such other procedures as may be set forth in the Proxy Statement.

                  (c) Any Form of Election may be revoked by the holder submitting it to the Exchange Agent (as hereinafter defined) only by notice received by the Exchange Agent prior to 5:00 p.m., local time for the Exchange Agent, on the Election Date in accordance with the procedures set forth in the Proxy Statement (unless Buyers and the Company determine not less than two business days prior to the Election Date that the Closing Date is not likely to occur within five business days following the Election Date, in which case any Form of Election will remain revocable until a subsequent date that shall be a date prior to the Closing Date determined by Buyers and the Company and publicly announced). In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Buyers and the Company that this Agreement has been terminated. If a Form of Election is properly revoked, the certificate or certificates (or guarantees of delivery, as appropriate) for the Common Shares to which such Form of Election relates shall be promptly returned by the Exchange Agent to the stockholder submitting the same, or pursuant to such other procedures as are set forth in the Proxy Statement.

                  (d) The determination of the Exchange Agent (or the Company if the Exchange Agent declines to make such determination) shall be binding as to whether elections to receive the Merger Consideration have been properly made or revoked pursuant to this Section 2.3 and as to when elections and revocations were received by it. If the Exchange Agent reasonably determines in good faith that any election to receive the Merger Consideration was not properly made with respect to Common Shares, such Common Shares shall be treated by the Exchange Agent as Non-Cash Election Shares. The Exchange Agent (or the Company if the Exchange Agent declines to make such determination) shall also make all computations as to the allocation and the proration contemplated by Section 2.4 and shall promptly notify Buyers and the Company of such computation, which shall be conclusive and binding on Buyers and the Company absent manifest error, and any such computation shall be conclusive and binding on the holders of Common Shares. The Exchange Agent may, with the mutual written agreement of Buyers and the Company, establish procedures as are consistent with this Section
2.3 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

            Section 2.4 Proration.

                  (a) Notwithstanding anything in this Agreement to the contrary, the maximum number of Common Shares that may receive the Merger Consideration at the Effective Time (the "Cash Election Number") shall be equal to 2,111,966.

                  (b) If the number of Electing Cash Shares exceeds the Cash Election Number, each Electing Cash Share shall (a) be converted into the right to receive the Merger Consideration or (b) remain outstanding as a Surviving Corporation Common Share, in the following manner:

                        (i) a proration factor (the "Excess Proration Factor") shall be determined by dividing the Cash Election Number by the total number of Electing Cash Shares;

                        (ii) the number of Electing Cash Shares entitled to receive the Merger Consideration shall be determined by multiplying the Excess Proration Factor by the total number of Electing Cash Shares (subject to rounding down to the next lowest whole number); and

                        (iii) all Electing Cash Shares, other than those shares entitled to receive the Merger Consideration in accordance with Section 2.4(b)(ii), shall remain outstanding as Surviving Corporation Common Shares in accordance with Section 2.1(a).

            Section 2.5 Surrender and Payment.

                  (a) Prior to the Election Date, the Company shall authorize an exchange agent satisfactory to Buyers to act as Exchange Agent hereunder (the "Exchange Agent") for the purpose of receiving Forms of Election and exchanging certificates representing Common Shares for the Merger Consideration. Assuming the receipt of funds held by the Merger Sub as set forth in Section 4.10, the Company shall make available to the Exchange Agent prior to the Effective Time the aggregate Merger Consideration to be paid in respect of the Electing Cash Shares. For purposes of determining the Merger Consideration to be made available, the Company shall assume that no holder of Common Shares will perfect its right to appraisal of its Common Shares.

                  (b) Each holder of Common Shares that have been converted into a right to receive the Merger Consideration in accordance with Section 2.3 shall be entitled promptly following the Effective Time to receive the Merger Consideration payable in respect of such Common Shares.

                  (c) The Company shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Common Shares such amounts as the Company is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Common Shares in respect of which such deduction and withholding was made by the Company.

                  (d) In the event of a transfer of ownership of a Common Share that is not registered in the transfer records of the Company, a certificate representing the proper number of Common Shares may be issued or paid to such a transferee if the certificate formerly representing such Common Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect the transfer and to evidence that any applicable stock transfer taxes have been paid. If any portion of the Merger Consideration is to be paid to a Person other than the registered holder of the Common Shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required as a result of such payment to a Person other than the registered holder of such Common Shares or establish to the satisfaction of Buyers, the Company or Exchange Agent that such tax has been paid or is not payable.

            Section 2.6 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Common Shares issued and outstanding immediately prior to the Effective Time held by any Person who has the right to demand, and who properly demands ( a "Dissenting Stockholder"), an appraisal of such shares ("Dissenting Shares"), in accordance with Section 262 of the DGCL (or any successor provision) shall not be converted into a right to receive the Merger Consideration or remain outstanding as Surviving Corporation Common Shares, unless such holder fails to perfect, withdraws or otherwise loses such holder's right to such appraisal, if any. If, after the Effective Time, such holder fails to perfect, withdraws or otherwise loses any such right to appraisal and payment under the DGCL, each such share of such holder shall be treated as a Common Share that has remained outstanding as a Surviving Corporation Common Share, without interest or dividends thereon, in accordance with Section 2.1(a). At the Effective Time, any Dissenting Stockholder shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL (or any successor provision) and as provided in the immediately preceding sentence.

            Section 2.7 Stock Options. Immediately following the Effective Time, each option to purchase Common Shares (a "Company Stock Option"), which is outstanding and exercisable (whether or not then vested) at such time for Common Shares under any of the Company's stock option plans (the "Company Option Plans") shall remain outstanding and all terms and conditions of the Company Stock Options, including vesting provisions, shall remain in effect as they exist as of the Effective Time, except that not more than 105,254 Company Stock Options will, in accordance with the terms thereof, vest as a result of the transactions contemplated hereby but will otherwise remain subject to the same terms and conditions to which they are subject as of the date hereof. Prior to the Effective Time, the Company shall make such amendments and take such other actions, if necessary, with respect to the Company Option Plans as shall be necessary to comply with this Section 2.7.

            Section 2.8 Lost, Stolen or Destroyed Certificates. In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and the posting by such

Person of a bond in the form customarily required by the Company as indemnity against any claim that may be made against it with respect to such certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the shares of Surviving Corporation Common Shares and any unpaid dividends or other distributions in respect of that certificate issuable or payable under this Article 2 upon due surrender of and deliverable in respect of the Common Shares represented by such certificate under this Agreement, in each case, without interest; provided, however, that the Proxy Statement (as defined in Section 5.5) will set forth a procedure to permit Cash Election for the Common Shares represented by such lost, stolen or destroyed certificates.

            Section 2.9 Adjustments to Prevent Dilution. In the event that prior to the Effective Time there is a change in the number of Common Shares or securities convertible or exchangeable into or exercisable for Common Shares issued and outstanding as a result of a distribution, reclassification, stock split (including a reverse stock split), stock dividend or distribution or other similar transaction, the numbers of Common Shares set forth herein, and the Merger Consideration, shall be equitably adjusted to eliminate the effects of that event.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company represents and warrants to Buyers and Merger Sub that, except as set forth in the Company SEC Reports (as defined in Section 3.8) that are publicly available prior to the date of this Agreement:

            Section 3.1 Organization and Qualification; Subsidiaries.

                  (a) Each of the Company and each subsidiary of the Company (collectively, the "Company Subsidiaries") has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of the Company and each Company Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

                  (b) Schedule 3.1(b) of the letter from the Company, dated the date hereof, addressed to Buyers and Merger Sub (the "Company Disclosure Letter") sets forth a complete and correct list of all of the Company Subsidiaries and the jurisdiction in which the Company and Company Subsidiaries are duly qualified or authorized to do business. Neither the Company nor any Company Subsidiary holds any interest in any Person other than (i) the Company Subsidiaries so listed and (ii) securities owned, solely as an investment, of any Person traded on any national securities exchange or through the Nasdaq National Market System that do not exceed more than 1% off any class of securities of such Person.

            Section 3.2 Certificate of Incorporation and By-Laws. Copies of the Company's Amended and Restated Certificate of Incorporation and By-laws, each as amended through the date of this Agreement (collectively, the "Company Charter Documents") that are exhibits to the Company's Report on Form 8-K, dated June 20, 1997 and Annual Report on Form 10-K for the fiscal year ended January 2, 1999 ("Form 10-K") are complete and correct copies of those documents. The Company Charter Documents and all comparable corporate organizational documents of the Company Subsidiaries are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents.

            Section 3.3 Capitalization.

                  (a) The authorized capital stock of the Company consists of
(i) 20,000,000 Common Shares and (ii) 500,000 shares of preferred stock, par value $0.01 per share ("Company Preferred Stock"), of the Company. As of the date hereof, (i) 6,041,138 Common Shares are issued and outstanding, all of which were duly authorized and validly issued and are fully paid, nonassessable and not subject to preemptive rights, (ii) 817,100 Common Shares are held in the treasury of the Company and (iii) no shares of Company Preferred Stock are issued and outstanding. The Common Shares to be issued to Buyers in connection with the Merger upon such issuance will be duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive rights.

                  (b) Other than in connection with this Agreement, there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Common Shares or any capital stock of any Company Subsidiary.

                  (c) As of the date hereof, an aggregate of 1,356,874 Company Stock Options are outstanding under the Company Option Plans. Except (i) for such Company Stock Options and (ii) under agreements or arrangements set forth in Schedule 3.3(c) of the Company Disclosure Letter, there are no options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights or other rights, agreements, arrangements or commitments of any character to which the Company is a party or by which the Company is bound relating to the issued or unissued capital stock of the Company or any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Company Subsidiary. Schedule 3.3(c) of the Company Disclosure Letter sets forth, as of the date of this Agreement, (x) the Persons to whom Company Stock Options have been granted, (y) the exercise price for the Company Stock Options held by each such Person and (z) whether such Company Stock Options are subject to vesting and, if subject to vesting, the dates on which each of those Company Stock Options vest. The Company has obtained the consents of option holders with respect to waivers of any acceleration of vesting provisions as a result of the transactions contemplated hereby other than the consent of option holders holding in the aggregate not more than 105,254 Company Stock Options.

            Section 3.4 Authority.

                  (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement to be consummated by the Company. The execution and delivery of this Agreement by the Company and the consummation by the Company of such transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate such transactions, other than the adoption of this Agreement by a vote of at least 662/3 of the outstanding Common Shares (the "Requisite Company Vote"). This Agreement (assuming receipt of the Requisite Company Vote) has been duly authorized and validly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

                  (b) The Board of Directors (i) has unanimously adopted the plan of merger set forth in this Agreement and approved this Agreement and the other transactions contemplated by this Agreement, (ii) has declared that the Merger is advisable and will recommend that the stockholders vote in favor of this Agreement and (iii) contains at least five "Continuing Directors" (as defined in the Company's Amended and Restated Certificate of Incorporation, as amended).

            Section 3.5 No Conflict.

                  (a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not:

                        (i) conflict with or violate any provision of any Company Charter Document or any equivalent organizational documents of any Company Subsidiary;

                        (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.5(b) have been obtained and all filings and obligations described in Section 3.5(b) have been made, conflict with or violate any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected; or

                        (iii) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any Company Subsidiary under any Contract to which the Company or any Company Subsidiary is a party or by which any of them or their assets or properties is or may be bound or affected, except for such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect.

                  (b) Schedule 3.5(b) of the Company Disclosure Letter sets forth a correct and complete list of material Contracts to which the Company or any Company Subsidiaries are a party or by which they or their assets or properties is or may be bound or affected under which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement.

            Section 3.6 Required Filings and Consents. The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for (i) applicable filings required pursuant to the Exchange Act, Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities or "blue sky" laws ("Blue Sky Laws"), if any, (ii) applicable filings required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"),
(iii) the filing of the Certificate of Merger as required by the DGCL and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect.

            Section 3.7 Permits; Compliance with Law. Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "Company Permits") (but not including, however, Company Permits relating to compliance with Safety and Environmental Laws (as defined herein), which are addressed in
Section 3.14), except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Company Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law (but not including, however, any Safety and Environmental Laws, which is addressed in Section 3.14) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is or may be bound or affected or
(ii) any Company Permits, except for any such conflicts, defaults or violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect.

            Section 3.8 SEC Filings; Financial Statements.

                  (a) The Company has filed all forms, reports, statements and other documents (including all exhibits, annexes, supplements and amendments to such documents) required to be filed by it under the Exchange Act and the Securities Act since June 4, 1997 (collectively, including any such documents filed subsequent to the date of this Agreement, the "Company SEC Reports") and the Company has made available to Buyers and Merger Sub all of the Company SEC Reports filed with the SEC. The Company SEC Reports, including any financial statements or schedules included or incorporated by reference, (i) comply in all material respects with the requirements of the Exchange Act or the Securities Act or both, as the case may be, applicable to those Company SEC Reports and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated or necessary in order to make the statements made in those Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or is otherwise required to file any documents with the SEC or any national securities exchange or quotation service or comparable Governmental Entity.

                  (b) Each of the consolidated balance sheets included in or incorporated by reference into the Company SEC Reports (including the related notes and schedules) fairly presented, in all material respects, the consolidated financial position of the Company as of the dates set forth in those consolidated balance sheets. Each of the consolidated statements of income and of cash flows included in or incorporated by reference into the Company SEC Reports (including any related notes and schedules), fairly presented, in all material respects, the consolidated results of operations and cash flows, as the case may be, of the Company and the consolidated Company Subsidiaries for the periods set forth in those consolidated statements of income and of cash flows (subject, in the case of unaudited quarterly statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in conformity with GAAP (except, in the case of unaudited quarterly or other interim statements, as permitted by Form 10-Q of the SEC) consistently applied throughout the periods indicated.

                  (c) Except as disclosed in the Company SEC Reports or specified in Schedule 3.8(c) of the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Company SEC Reports, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in the related notes prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since January 2, 1999 that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect.

            Section 3.9 Absence of Certain Changes or Events. Since January 2, 1999, the Company and the Company Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been:

                  (a) any Company Material Adverse Effect;

                  (b) any damage, destruction or other casualty loss with respect to any asset or property owned, leased or otherwise used by it or any Company Subsidiaries, whether or not covered by insurance, which damage, destruction or loss, individually or in the aggregate, has resulted or could reasonably be expected to result in a Company Material Adverse Effect;

                  (c) any material change by the Company in its or any Company Subsidiary's accounting methods, principles or practices;

                  (d) any declaration, setting aside or payment of any dividend or distribution in respect of Company Common Stock or any redemption, purchase or other acquisition of any of the Company's securities;

                  (e) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company or any Company Subsidiary.

            Section 3.10 Employee Benefit Plans; Labor Matters.

                  (a) Section 3.10(a) of the Company Disclosure Letter identifies each material employment, severance or similar contract or arrangement and each plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, worker's compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) under which the Company or any Company Subsidiary has or in the future could have any liability, including any liability as a result of being a single employer under Section 414 of the Code ("Benefit Plans"). There is no Benefit Plan which (i) is a multiemployer plan (within the meaning of Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) other than the pension plans to which the Company contributes pursuant to (x) the UNITE Agreement, which has a term from June 2, 1997 to May 31, 2001 (the "UNITE Agreement") and (y) the Teamsters Agreement, which has a term from June 20, 1998 to June 19, 2001 (the "Teamsters Agreement"), or (ii) is a plan, other than a multiemployer plan, subject to Title IV of ERISA (a "Title IV Plan").

                  (b) The Company has furnished to Buyers copies of the Benefit Plans (and, if applicable, related trust agreements) and all amendments thereto and written interpretations thereof together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto), the most recent actuarial valuation report prepared in connection with any Benefit Plan, and the most recent Internal Revenue Service determination letter received with respect to any Benefit Plan.

                  (c) Each Benefit Plan that is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified during the period since its adoption; each trust created under any such Plan is exempt from tax under Section 501(a) of the Code and has been so exempt since its creation and nothing has occurred with respect to the operation of any Benefit Plan which would cause the loss of such qualification or exemption. Each Benefit Plan has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code and no transaction prohibited by Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Benefit Plan.

                  (d) Neither the Company nor any Company Subsidiary has any current or projected liability in respect of post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company or any Company Subsidiary, except as required under applicable law.

                  (e) Other than the pension plan to which the Company contributes pursuant to each of the UNITE Agreement and the Teamsters Agreement, there are no unfunded obligations under any Benefit Plan which are not fully reflected on the most recent financial statements of the Company.

                  (f) Neither the Company nor any Company Subsidiary is party to any collective bargaining agreements other than the UNITE Agreement and the Teamsters Agreement. There are no unfair labor practices complaint or other proceeding pending and there is no strike pending or, to the knowledge of the Company or the Company Subsidiaries, threatened against the Company or any Company Subsidiary.

                  (g) With respect to any multiemployer plan (within the meaning of ERISA section 4001(a)(3)) to which the Company, any Company Subsidiary or any member of their Controlled Group (within the meaning of Section 414 of the Code) has any liability or contributes (or has at any time contributed or had an obligation to contribute): (i) none of the Company, the Company Subsidiaries or any member of their Controlled Group has incurred any withdrawal liability under Title IV of ERISA or would be subject to such liability if, as of the Closing Date, the Company, the Company Subsidiaries or any member of their Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; and (ii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA section 4241 and 4245, respectively).

                  (h) No Benefit Plan exists that could result in the payment to any present or former employee of the Company or any Company Subsidiaries of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company or any Company Subsidiaries as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

            Section 3.11 Contracts; Debt Instruments.

                  (a) Except as set forth in Schedule 3.10 of the Company Disclosure Letter, Schedule 3.11(a) of the Company Disclosure Letter sets forth all of the following Contracts to which either of the Company or Company Subsidiaries is a party or by or to which any of them or any of its properties may be bound or subject (other than those specifically set forth on any other Schedule): (i) Contracts with any current or former officer, director, shareholder, employee, consultant, agent or other representative or with an entity in which any of the foregoing is a controlling Person; (ii) Contracts with any Person to manufacture, sell, distribute or otherwise market any of the Company Products providing for payments by either of the Company or Company Subsidiaries in the aggregate of $1,000,000 or more; (iii) Contracts for the purchase of materials, supplies, goods, services, equipment or other assets providing for payments by either of the Company or Company Subsidiaries either of the Company or Company Subsidiaries made payments, in the aggregate of $1,000,000 or more; (iv) Contracts for the sale of any properties other than in the ordinary course of business or for aggregate consideration in excess of $100,000 or for the grant to any Person of any option or preferential rights to purchase any properties;
(v) partnership or joint venture agreements; (vi) Contracts under which either of the Company or Company Subsidiaries agrees to indemnify any party or to share Tax liability of any party; (vii) material Contracts which can be canceled without liability, premium or penalty only on 90 days' or more notice; (viii) Contracts containing covenants of either of the Company or Company Subsidiaries not to engage in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with either of the Company or Company Subsidiaries in any line of business or in any geographical area;
(ix) Contracts containing obligations or liabilities of any kind to holders of the capital stock of either of the Company or Company Subsidiaries as such; (x) Contracts for the payment of fees or other consideration to any officer or director of either of the Company or Company Subsidiaries or to any other entity in which any of the foregoing has an interest; (xi) management Contracts and other similar agreements with any Person; and (xii) any other Con tracts pursuant to the terms of which there is either a current or future obligation or right of either of the Company or Company Subsidiaries to make payments in excess of $100,000 or receive payments in excess of $100,000.

                  (b) All of the Contracts referred to in Section 3.11(a) are valid and binding upon each of the Company or Company Subsidiaries as the case may be, in accordance with their terms. Neither the Company nor any of the Company Subsidiaries is in default in any material respect under any of such Contracts, nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder. No other party to any such Contract is in default thereunder in any material respect nor does any condition exist that with notice or lapse of time or both would constitute such a material default thereunder, except for violations or defaults that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect.

                  (c) Except for any of the following expressly identified in the Company SEC Reports, Schedule 3.11(c) of the Company Disclosure Letter sets forth a list of each loan or credit agreement, note, bond, mortgage, indenture and any other agreement and instrument pursuant to which any Indebtedness in excess of $100,000 payable by the Company or a Company Subsidiary is outstanding or may be incurred. Schedule 3.11(c) of the Company Disclosure Letter sets forth a description of any material changes to the amount and terms of the Indebtedness of the Company and the consolidated Company Subsidiaries as described in the notes to the financial statements set forth as incorporated by reference in the Form 10-K.

            Section 3.12 Litigation. There are no claims pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before any Governmental Entity, which if adversely determined, individually or in the aggregate, has resulted or could reasonably be expected to result in a Company Material Adverse Effect. Neither the Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree, which, individually or in the aggregate, has resulted or could reasonably be expected to result in a Company Material Adverse Effect.

            Section 3.13 Environmental Matters. Except as disclosed in Schedule
3.13 of the Company Disclosure Letter, (i) each of the Company and Company Subsidiaries is and has been in material compliance with all applicable Safety and Environmental Laws and (ii) there is no Environmental Claim (as defined herein) pending or threatened against either of the Company or Company Subsidiaries and there is no civil, criminal or administrative judgment or notice of violation against either of the Company and Company Subsidiaries pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment (as defined herein) or health and safety.

            Section 3.14 Intellectual Property.

                  (a) Except as set forth on Schedule 3.14 of the Company Disclosure Letter, each of the Company and each of the Company Subsidiaries owns, possesses or has the legal right to use all the patents, trademarks, service marks, trade names, brand names, Internet domain names, designs, logos, technology, copyrights, computer software, software licenses and licenses (collectively, the "Intellectual Property") necessary for the present conduct of its business without any known conflict with the rights of others.

                  (b) The Company has a proper plan in place so that all software, hardware, databases, and embedded control systems (collectively, the "Systems") used by the Company and the Company Subsidiaries will be Year 2000 Compliant, except for failures to be Year 2000 Compliant that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect. For purposes of this Agreement, "Year 2000 Compliant" means that the Systems (i) accurately process date and time data (including calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, the years 1999 and 2000, and leap year calculations and (ii) operate accurately with other software and hardware that use standard date format (four digits) for representation of the year.

                  (c) Neither the Company nor any Company Subsidiary is, or, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, will be, in violation of any agreement relating to any Intellectual Property, except for violations that, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Company Material Adverse Effect.

            Section 3.15 Taxes. Except to the extent that failure to do so, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Company Material Adverse Effect, the Company and the Company Subsidiaries have filed all Tax returns and reports to be filed by them and have paid, or established adequate reserves for, all Taxes required to be paid by them. Except as, individually or in the aggregate, has not resulted and could not reasonably be expected to result in a Company Material Adverse Effect, no deficiencies for any Taxes have been proposed, asserted or assessed against the Company or any Company Subsidiaries, and no requests for waivers of the time to assess any such Taxes are pending.

            Section 3.16 Title to Properties. Each of the Company and Company Subsidiaries has good title to its real property, free and clear of any Liens, except for (a) Liens specifically described in the notes to the Company's audited financial statements; (b) properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since January 2, 1999; and
(c) Liens securing Company Taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like Persons, all of which are not yet due and payable or are being contested in good faith, so long as such contest does not involve any substantial danger of the sale, forfeiture or loss of any assets.

            Section 3.17 Agreements with Regulatory Agencies. Neither the Company nor any Company Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not listed in Section 3.17 of the Company Disclosure Letter, a "Regulatory Agreement"), any Governmental Entity that restricts the conduct of its business or that in any manner relates to its management or its business, following consummation of the Merger, to impair Buyers' ability to conduct their business or the business of any of their subsidiaries, as presently conducted. Neither the Company nor any Company Subsidiary has been advised by any Governmental Entity that such Governmental Entity is considering issuing or requesting any Regulatory Agreement.

            Section 3.18 Suppliers and Customers. The relationships of each of the Company and Company Subsidiaries with its suppliers and customers are good commercial working relationships and, except as set forth on Schedule 3.18 of the Company Disclosure Letter, (a) none of the ten largest suppliers or ten largest customers within the last 12 months, to the knowledge of the Company or Company Subsidiaries, intends to cancel or otherwise terminate, the relationship of such Person with each of the Company or Company Subsidiaries, and (b) none of such suppliers or customers has during the last 12 months decreased materially or, to the knowledge of the Company or Company Subsidiaries, intends to modify materially its relationship with each of the Company or Company Subsidiaries or intends to decrease or limit materially its services or supplies to each of the Company or Company Subsidiaries or its usage or purchase of either of the services or products of each of the Company or Company Subsidiaries.

            Section 3.19 Insurance. The Company has policies or binders of fire, liability, product liability, workers' compensation, vehicular and other insurance of the type and in the amounts that is customary for similarly situated companies in the same industry as the Company.

            Section 3.20 Officers, Directors and Employees.

                  (a) The Form 10-K sets forth the name, title and total compensation of each officer, director and significant employee of the Company and the Company Subsidiaries. Schedule 3.20(a) of the Company Disclosure Letter sets forth (i) all wage and salary increases, bonuses and increases in any other direct or indirect compensation received by such Persons since the January 2, 1999; (ii) any payments or commitments to pay any severance or termination pay to any such Persons; and (iii) any accrual for, or any commitment or agreement by each of the Company or Company Subsidiaries to pay, such increases, bonuses or pay, except pursuant to the shared bonus pool described in the Form 10-K. None of such Persons has indicated to the Company that he or she will cancel or otherwise terminate such Person's relationship with either of the Company or Company Subsidiaries.

                  (b) Except as set forth on Schedule 3.20(b) of the Company Disclosure Letter, no employee or former employee of the Company or any Company Subsidiary will become entitled to any bonus, retirement, severance, job security or similar benefit or enhanced such benefit (including acceleration of vesting or exercise of an incentive award) as a result of the transactions contemplated hereby.

                  (c) There is no Contract, plan or arrangement (written or otherwise) covering any employee or former employee of the Company or any Company Subsidiary that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of
Section 280G or Section 162(m) of the Code, except for the employment contracts of John J. Pomerantz and John A. Ward.

            Section 3.21 Brokers. Except for Conway Del Genio Gries & Co., LLC (the "Company Financial Advisor"), no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. Prior to the date of this Agreement, the Company has made available to Buyers and Merger Sub a complete and correct copy of all agreements between the Company and the Company Financial Advisor under which the Company Financial Advisor would be entitled to any payment relating to the Merger and any other transactions contemplated hereby.

            Section 3.22 Certain Statutes. The Board of Directors of the Company has taken all appropriate and necessary actions to ensure that the restrictions on "business combinations" in Section 203 of the DGCL will not apply to this Agreement, the Merger or the other transactions contemplated by this Agreement.

            Section 3.23 Information. None of the information to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement or Registration Statement, if any, will, in the case of any such Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in any such Registration Statement or necessary to make the statements in any such Registration Statement not misleading, or, in the case of the Proxy Statement or any amendments or supplements of the Proxy Statement, at the time of the mailing of the Proxy Statement and any amendments or supplements of the Proxy Statement and at the time of the Company Stockholders Meeting (as defined in Section 5.5), contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading. The Registration Statement, if any, and the Proxy Statement will comply as to form in all material respects with all applicable provisions of the Securities Act and the Exchange Act.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                            OF BUYERS AND MERGER SUB

            Each of Buyers and Merger Sub, as the case may be, represents and warrants to the Company that:

            Section 4.1 Organization. Each of Buyers and Merger Sub has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.

            Section 4.2 Certificate of Incorporation and By-Laws. Complete copies of the certificate of incorporation and by-laws of Merger Sub have been made available to the Company (collectively, the "Merger Sub Charter Documents"). The Merger Sub is not in violation of any of the provisions of the Merger Sub Charter Documents.

            Section 4.3 Capitalization of Merger Sub. Buyers own, directly or indirectly, all of the outstanding capital stock of Merger Sub. Other than the shares of Merger Sub Common Stock outstanding on the date hereof, Merger Sub has no capital stock, options, warrants or other securities of any type outstanding on the date hereof.

            Section 4.4 Authority. Each of Buyers and Merger Sub has all necessary partnership and corporate power, as the case may be, and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by it. The execution and delivery of this Agreement by each of Buyers and Merger Sub and the consummation by each of Buyers and Merger Sub of such transactions have been duly and validly authorized by all necessary partnership and corporate action, as the case may be, and no other company proceedings on the part of Buyers or Merger Sub are necessary to authorize this Agreement or to consummate such transactions, other than the adoption of this Agreement by the written consent of Buyers ("Buyers' Consent"). This Agreement (assuming Buyers' Consent) has been duly authorized and validly executed and delivered by each of Buyers and Merger Sub and constitutes a legal, valid and binding obligation of each of Buyers and Merger Sub enforceable against each of Buyers and Merger Sub in accordance with its terms. Following the execution hereof, Buyers will execute the Buyers' Consent.

            Section 4.5 No Conflict. The execution and delivery of this Agreement by Buyers and Merger Sub do not, and the performance of this Agreement by each of Buyers and Merger Sub will not:

                  (a) conflict with or violate any provision of any Merger Sub Charter Document or the partnership agreements of Buyers;

                  (b) assuming that all consents, approvals, authorizations and other actions described in Section 4.6 have been obtained and all filings and obligations described in Sec tion 4.6 have been made, conflict with or violate any Law applicable to Buyers or Merger Sub or by which any property or asset of Buyers or Merger Sub is or may be bound or affected; or

                  (c) result in any breach of or constitute a default (or an event which with or without notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Buyers or Merger Sub under any Contract to which Buyers or Merger Sub is a party or by which any of them or their assets or properties is or may be bound or affected except for such breaches, defaults or other occurrences which, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Buyer Material Adverse Effect.

            Section 4.6 Required Filings and Consents. The execution and delivery of this Agreement by Buyers and Merger Sub do not, and the performance of this Agreement by Buyers and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Government Entity except (i) for applicable filings required pursuant to the Exchange Act, Securities Act, and applicable state securities or Blue Sky Laws, if any, (ii) applicable filings required pursuant to the HSR Act, (iii) the filing of the Certificate of Merger as required by the DGCL and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, individually or in the aggregate, have not resulted and could not reasonably be expected to result in a Buyer Material Adverse Effect.

            Section 4.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger and the other transactions contemplated hereby based upon arrangements made by or on behalf of Buyers or Merger Sub.

            Section 4.8 Information. None of the information to be supplied by Buyers or Merger Sub for inclusion or incorporation by reference in the Registration Statement, if any, or the Proxy Statement will, in the case of any such Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in any such Registration Statement or necessary to make the statements in any such Registration Statement not misleading, or, in the case of the Proxy Statement or any or amendments thereof or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated in that Proxy Statement or necessary in order to make the statements in that Proxy Statement, in light of the circumstances under which they are made, not misleading.

            Section 4.9 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not engaged in any business activities or conducted any operations, and Merger Sub does not have any liabilities, other than in connection with the transactions contemplated by this Agreement.

            Section 4.10 Financing. Buyers have, or will have as of the Closing Date, funded Merger Sub with cash in the form of a contribution to capital in an amount equal to the product of (a) the Merger Consideration and (b) the number of Surviving Corporation Common Shares into which the Merger Sub Common Shares is converted in accordance with Section 2.2.

                                    ARTICLE V

                                    COVENANTS

            Section 5.1 Conduct of Business of the Company. Except as contemplated by this Agreement or with the prior written consent of Buyers, during the period from the date of this Agreement to the Effective Time, the Company will, and will cause each of the Company Subsidiaries to, conduct its operations only in the ordinary course of business consistent with past practice and will use its reasonable best efforts to, and to cause each Company Subsidiary to, preserve intact the business organization of the Company and each of the Company Subsidiaries, to keep available the services of the present officers and key employees of the Company and the Company Subsidiaries, and to preserve the goodwill of customers, suppliers and all other Persons having business relationships with the Company and the Company Subsidiaries. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, prior to the Effective Time, the Company will not, and will not permit any Company Subsidiary to, without the prior written consent of
Buyers:

                  (a) adopt any amendment to the Company Charter Documents or the comparable organizational documents of any Company Subsidiary;

                  (b) except for issuances of capital stock of Company Subsidiaries to the Company or a wholly owned Company Subsidiary, issue, reissue or sell, or authorize the issuance, reissuance or sale of (i) additional shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issue of Common Shares, in accordance with the terms of the instruments governing such issuance on the date hereof, pursuant to the exercise of Company Stock Options outstanding on the date hereof, or (ii) any other securities in respect of, in lieu of, or in substitution for, Common Shares outstanding on the date hereof;

                  (c) declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock other than between the Company and any Company Subsidiary;

                  (d) split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

                  (e) increase the compensation or fringe benefits payable or to become payable to its directors, officers or significant employees (whether from the Company or any Company Subsidiaries), or pay any benefit not required by any existing plan or arrangement (including the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or grant any severance or termination pay to (except pursuant to existing agreements, plans or policies other than payments to be made solely as a result of the transactions contemplated hereby), or enter into any employment or severance agreement with, any director, officer or other significant employee of the Company or any Company Subsidiaries or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, savings, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except in each case to the extent required by applicable Law; provided, however, that nothing in this Agreement will be deemed to prohibit the payment of benefits as they become payable;

                  (f) acquire, sell, lease, license, transfer, pledge, encumber, grant or dispose of (whether by merger, consolidation, purchase, sale or otherwise), any assets, including capital stock of the Company Subsidiaries (other than the acquisition and sale of inventory or the disposition of used or excess equipment and the purchase of raw materials, supplies and equipment, in either case in the ordinary course of business consistent with past practice), that in the aggregate is in excess of $100,000, or enter into any material commitment or transaction outside the ordinary course of business, other than transactions between a wholly owned Company Subsidiary and the Company or another wholly owned Company Subsidiary that in the aggregate is in excess of $100,000;

                  (g) (i) incur, assume or prepay any long-term Indebtedness or incur or assume any short-term Indebtedness (including, in either case, by issuance of debt securities), which in the aggregate is in excess of $100,000, except that the Company and the Company Subsidiaries may incur, assume or prepay Indebtedness in the ordinary course of business consistent with past practice under existing lines of credit, (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person except in the ordinary course of business, or (iii) make any loans, advances or capital contributions to, or investments in, any other Person, which in the aggregate is in excess of $100,000, except
(x) in the ordinary course of business, (y) loans, advances, capital contributions or investments between any wholly owned Company Subsidiary and (z) Indebtedness described on Schedule 6.1(g) of the Company Disclosure Letter; or

                  (h) terminate, cancel or request any material change in, or agree to any material change in any Contract which is material to the Company and the Company Subsidiaries taken as a whole, or enter into any Contract which would be material to the Company and the Company Subsidiaries taken as a whole, in either case other than in the ordinary course of business consistent with past practice; or make or authorize any capital expenditure, other than capital expenditures that are provided for in the Company's budget for the Company and the Company Subsidiaries taken as a whole for the current fiscal year;

                  (i) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business and consistent with past practice or as required pursuant to applicable Law or GAAP;

                  (j) waive, release, assign, settle or compromise any material rights, claims or litigation;

                  (k) make any Tax election or settle or compromise any material federal, state, local or foreign income Tax liability; or

                  (l) authorize or enter into any formal or informal written or other agreement or otherwise make any commitment to do any of the foregoing.

            Section 5.2 Certain Interim Operations of Merger Sub. Buyers and Merger Sub covenant and agree that, except as contemplated by this Agreement, prior to the Effective Time, without the prior written consent of the Company, Buyers will cause Merger Sub not to do any business other than with respect to, or in connection with, this Agreement and the transactions contemplated hereby.

            Section 5.3 Other Actions. During the period from the date hereof to the Effective Time, the Company and Buyers shall not, and Buyers shall not permit the Merger Sub to, take any action that would, or that could reasonably be expected to, result in any of the conditions to the Merger set forth in
Article 6 hereof not being satisfied.

            Section 5.4 Notification of Certain Matters. Buyers and Merger Sub and the Company shall promptly notify each other of (a) the occurrence or non-occurrence of any fact or event which could reasonably be expected (i) to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, (ii) to cause any material covenant, condition or agreement hereunder not to be complied with or satisfied in all material respects or (iii) to result in, in the case of Buyers or Merger Sub, a Buyer Material Adverse Effect; and, in the case of the Company, a Company Material Adverse Effect, (b) any failure of the Company or Buyers or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect, (c) any notice or other material communications from any Governmental Entity in connection with the transactions contemplated by this Agreement and (d) the commencement of any suit, action or proceeding that seeks to prevent or seek damages in respect of, or otherwise relates to, the consummation of the transactions contemplated by this Agreement; provided, however, that in the case of (a) or (b), no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

            Section 5.5 Proxy Statement.

                  (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare a proxy statement or information statement, as appropriate, of the Company relating to the meeting of the Company's stockholders (the "Company Stockholders Meeting") to be held to consider adoption of this Agreement (together with any amendments thereto, the "Proxy Statement"). Such meeting may be a special meeting or combined with the Company's annual meeting with respect to the Company's fiscal year ended January 2, 1999. The Company shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, (iii) the rules and regulations of NASDAQ and (iv) the DGCL. Substantially contemporaneously with the filing of the Proxy Statement with the SEC, copies of the Proxy Statement shall be provided to NASDAQ. Buyers shall furnish all information concerning Buyers as the Company may reasonably request in connection with such actions and the preparation of the Proxy Statement. If Buyers and the Company determine that a Registration Statement on Form S-4 in connection with the registration under the Securities Act of Surviving Corporation Common Shares (the "Registration Statement") is necessary or appropriate in connection with the transactions contemplated hereby, the Company shall prepare and file the Registration Statement, which shall include the Proxy Statement as the prospectus. The Company shall use its reasonable best efforts to have the Registration Statement, if any, declared effective by the SEC as promptly as practicable. As promptly as practicable after the Registration Statement, if any, is declared effective or, if Buyers and the Company determine that a Registration Statement will not be filed, as promptly or practicable after the date hereof, the proxy statements and prospectus, if any, included in the Proxy Statement (collectively, the "Proxy Materials") will be mailed to the stockholders of the Company; provided, however, that the Proxy Statement shall not be distributed, and no amendment or supplement thereto shall be made by the Company, without the prior consent of Buyers and their counsel.

                  (b) The Proxy Statement shall include the unanimous and unconditional recommendation of the Board of Directors of the Company to the stockholders of the Company that they vote in favor of the adoption of this Agreement; provided, however, that the Board of Directors of the Company may, at any time prior to the Closing Date, to the extent permitted by Section 5.8, withdraw, modify or change any such recommendation if the Board of Directors of the Company determines in good faith that failure to so withdraw, modify or change its recommendation would cause the Board of Directors of the Company to breach its fiduciary duties to the Company's stockholders under applicable Laws after receipt of advice to such effect from independent legal counsel (who may be the Company's regularly engaged independent legal counsel).

                  (c) No amendment or supplement to the Proxy Statement will be made without the approval of Buyers and the Company, which approval shall not be unreasonably withheld or delayed. Each of Buyers and the Company will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement, if any, has become effective or any supplement or amendment has been filed, of the issuance of any stop order or of any request by the SEC or NASDAQ for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (d) The information supplied by the Company for inclusion in the Proxy Statement shall not, at (i) the time the Registration Statement, if any, is declared effective, (ii) the time the Proxy Materials (or any amendment thereof or supplement thereto) are first mailed to the stockholders of the Company, (iii) the time of the Company Stockholders Meeting, and (iv) the Effective Time, contain any untrue statement of a material fact or fails to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement not misleading. If at any time prior to the Effective Time any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers or directors, should be discovered by the Company that should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Buyers.

                  (e) The information supplied by Buyers for inclusion in the Proxy Statement shall not, at (i) the time the Registration Statement, if any, is declared effective, (ii) the time the Proxy Materials (or any amendment of or supplement to the Proxy Materials) are first mailed to the stockholders of the Company, (iii) the time of the Company Stockholders Meeting and (iv) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated in the Proxy Statement or necessary in order to make the statements in the Proxy Statement not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Buyers or Merger Sub, or their respective officers or directors, should be discovered by Buyers that should be set forth in an amendment or a supplement to the Proxy Statement, Buyers shall promptly inform the Company.

            Section 5.6 Stockholders' Meetings; Action by Written Consent.

                  (a) The Company shall call and hold the Company Stockholders Meeting as promptly as practicable after the date hereof for the purpose of voting upon the adoption of this Agreement. The Company shall use its reasonable best efforts (through its agents or otherwise) to solicit from its stockholders, proxies in favor of the adoption of this Agreement and shall take all other action necessary or advisable to secure Requisite Company Vote, except to the extent that the Board of Directors of the Company determines in good faith that doing so would cause the Board of Directors of the Company to breach its fiduciary duties to the Company's stockholders under applicable Law after receipt of advice to such effect from independent legal counsel (who may be the Company's regularly engaged independent legal counsel).

                  (b) Buyers and the Company may determine that in lieu of holding the Company Stockholders Meeting, this Agreement may be approved by the Company's stockholders by written consent, as permitted by the DGCL. In such case, all references to the Proxy Statement herein shall be deemed to be references to the consent solicitation or information statement used in connection with the obtaining of stockholder consents.

            Section 5.7 Access to Information. Except as required under and subject to the provisions of any confidentiality agreement or similar agreement or arrangement to which Buyers or the Company or any of their respective subsidiaries is a party or under applicable Law or the regulations or requirements of any securities exchange or quotation service or other self-regulatory organization with whose rules the parties are required to comply, from the date of this Agreement to the Effective Time, the Company and Buyers shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, investment bankers, agents and other representatives (collectively, "Representa tives")) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and (ii) furnish promptly such information concerning the business, properties, Contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request. No investigation conducted under this Section 5.7 shall affect or be deemed to modify any representation or warranty made in this Agreement.

            Section 5.8 No Solicitation.

                  (a) The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any Company Subsidiaries or any of their Representatives, directly or indirectly, to solicit, initiate or encourage any discussions or inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or the Company Subsidiaries or acquisition of 10% or more of the assets or capital stock of the Company and the Company Subsidiaries taken as a whole (a "Takeover Proposal") or negotiate, explore or otherwise engage in substantive discussions with any Person (other than Buyers) with respect to any Takeover Proposal (it being understood that the passive receipt of communications from third parties shall not be deemed participation in discussions or negotiations) or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger; provided, however, that if the Board of Directors of the Company determines in good faith, after consultation with independent outside legal counsel (who may be the Company's regularly engaged independent legal counsel), that prior to obtaining the Requisite Company Vote, it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, the Company may, prior to obtaining the Requisite Company Vote, in response to a Takeover Proposal, which proposal was not solicited by it and which did not otherwise result from a breach of this Section 5.8, and subject to providing prior written notice of its decision to take such action to Buyers and compliance with the other requirements of this Section 5.8, (i) furnish information with respect to the Company and the Company Subsidiaries to any Person making such Takeover Proposal pursuant to a customary confidentiality agreement (as determined in good faith by the Company based on the advice of its independent outside legal counsel) and (ii) participate in discussions or negotiations regarding such Takeover Proposal.

                  (b) Except in connection with a Superior Proposal, provided that there has been no violation of this Section 5.8, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Buyers, the approval or recommendation by the Board of Directors of the Company or such committee of this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal, or (iii) cause the Company to enter into any Acquisition Agreement.

                  (c) The Company shall promptly advise Buyers orally and in writing of any request for information of the type referred to in Section 5.8(a) or of any Takeover Proposal, the material terms and conditions of such request or Takeover Proposal and the identity of the Person making such request or Takeover Proposal. The Company will keep Buyers informed of the status and details (including amendments or proposed amendments) of any such request or Takeover Proposal.

                  (d) Nothing contained in this Section 5.8 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with independent outside legal counsel and based as to legal matters on the written advice of the Company's independent outside legal consent, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, except as contemplated by Section 5.8(b), neither the Company nor the Board of Directors of the Company nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement, the Offer or Merger, or approve or recommend, or propose publicly to approve or recommend, a Takeover Proposal.

            Section 5.9 Directors' and Officers' Indemnification.

                  (a) The Surviving Corporation shall, to the fullest extent permitted under applicable law or under the Surviving Corporation's Certificate of Incorporation or Bylaws, indemnify and hold harmless, each present and former director, officer or employee of the Company or any of its subsidiaries (collectively, the "Indemnified Parties") against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of such individuals' services as directors, officers or employees of the Company or any of its subsidiaries (x) arising out of or pertaining to the transactions contemplated by this Agreement, the Stock Purchase Agreement, the Agreement, dated as of the date hereof, among the Company and Dickstein & Co., L.P., Dickstein Focus Fund L.P., Dickstein International Limited and Mark B. Dickstein, and the Registration Rights Agreement, dated as of the date hereof, among the Company and Buyers or (y) otherwise with respect to any acts or omissions occurring at or prior to the Effective Time, to the same extent as provided in the Company Charter Documents or any applicable Contract as in effect on the date hereof.

                  (b) The Surviving Corporation will maintain, for a period of not less than six years after the Effective Time, the current policies of directors' and officers' liability insurance maintained by the Company for the Company's directors and officers as of the date prior to the date of this Agreement and as of the date hereof directors and officers for events occurring at or prior to the Effective Time (the "D&O Insurance"); provided that the Surviving Corporation may substitute therefor policies that are no less favorable than the existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 150% of the annual premium currently paid by the Company for such insurance, but in such case shall purchase as much such coverage as possible for such amount.

                  (c) This Section shall survive the consummation of the Merger at the Effective Time, is intended to benefit the Company, the Surviving Corporation and the Indemnified Parties, shall be binding on all successors and assigns of the Surviving Corporation and shall be enforceable by the Indemnified Parties.

            Section 5.10 Consents; Filings; Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective as promptly as practicable the Merger and the other transactions contemplated hereby, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Company or Buyers or any of their respective subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby, (iii) obtain all consents, amendments to or waivers under the terms of any Contracts required by the transactions contemplated by this Agreement, and (iv) make all necessary filings, and thereafter make any other submissions either required or deemed appropriate by each of the parties, with respect to this Agreement and the Merger and the other transactions contemplated hereby required under (A) the Securities Act, the Exchange Act and any applicable state securities laws or Blue Sky Laws, (B) the HSR Act, (C) the DGCL, (D) any other applicable Law and (E) the rules and regulations of NASDAQ. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including by providing copies of all such documents to the nonfiling party and its advisors prior to filing, and none of the parties will file any such document if any of the other parties shall have reasonably objected to the filing of such document. No party to this Agreement shall consent to any voluntary extension of any statutory deadline or waiting party or to any voluntary delay of the consummation of the Merger and the other transactions contemplated hereby at the behest of any Governmental Entity without the consent and agreement of the other parties to this Agreement, which consent shall not be unreasonably withheld or delayed.

            Section 5.11 Public Announcements. The initial press release concerning the Merger shall be a joint press release and, thereafter, the Company and Buyers shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the requirements of NASDAQ, in which case the issuing party shall use its reasonable best efforts to consult with the other parties before issuing any such release or making any such public statement.

            Section 5.12 Expenses. All expenses incurred by the parties hereto in connection with this Agreement and the Merger and the other transactions contemplated hereby, whether or not the Merger or any of such other transactions are consummated, shall be paid by the Company; provided, however, that, with respect to the expenses of Buyers, the Company shall pay only the reasonable aggregate expenses of Buyers but in no event any expenses of Buyers in excess of $500,000; provided, further, that the Company shall not pay any expenses of the Buyers if the Merger is not consummated solely as a result of a breach of this Agreement by either Buyer.

            Section 5.13 Takeover Statutes. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated hereby, each of the Company and Buyers and its respective board of directors or similar body shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

            Section 5.14 Control of the Company's Operations. Nothing contained in this Agreement shall give the Company or Buyers, directly or indirectly, rights to control or direct the other party's operations prior to the Effective Time.

            Section 5.15 Tax Reporting. The parties hereto intend that the Merger be treated as a purchase by Buyers of the Common Shares into which the Merger Sub Common Stock shall convert pursuant to Section 2.2 on the one hand, and a redemption by the Company of the Common Shares on the other hand, and each of the parties agrees to report the Merger on its respective Tax returns in a manner consistent with this position and will not take any position inconsistent with this position.

                                   ARTICLE VI

                                   CONDITIONS

            Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                  (a) The Company shall have received the vote of the holders of any class or series of the Company's capital stock necessary (under the Company Charter Documents, the DGCL, other applicable Law or otherwise) to approve this Agreement, the Merger and the other transactions contemplated by this Agreement;

                  (b) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

                  (c) No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law, order, injunction or decree (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger;

                  (d) The Registration Statement, if any, shall have become effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement, if any, shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened by the SEC; and

                  (e) The number of Dissenting Shares shall not be more than 300,000.

            Section 6.2 Conditions to Obligation of Buyers and the Merger Sub. The obligation of Buyers and the Merger Sub to effect the Merger shall be subject to the fulfillment or waiver at the Effective Time of the following additional conditions:

                  (a) The Company shall have performed in all material respects the covenants and obligations required to be performed by it under this Agreement on or prior to the Effective Time;

                  (b) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (except to the extent that any such representation or warranty had by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct as of such specific date);

                  (c) Buyers shall have received a certificate signed by an executive officer of the Company to the effect of Sections 6.2(a) and (b); and

                  (d) None of the claims pending as set forth in the Company SEC Reports, individually or in the aggregate, has resulted or could reasonably be expected to be likely result in a Company Material Adverse Effect.

            Section 6.3 Conditions to Obligation of the Company. The obligation of the Company to effect the Merger shall be subject to the fulfillment or waiver at the Effective Time of the following additional conditions:

                  (a) Buyers and the Merger Sub shall have performed in all material respects the covenants and obligations required to be performed by them under this Agreement on or prior to the Effective Time;

                  (b) The representations and warranties of Buyers and the Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (except to the extent that any such representation or warranty had by its terms been made as of a specific date in which case such representation or warranty shall have been true and correct as of such specific date);

                  (c) The Company shall have received a certificate signed by the general partner of each Buyer to the effect of Sections 6.3(a) and (b); and

                  (d) The Company shall have obtained financing from The CIT Group/Commercial Services, Inc. ("CIT") on the terms contemplated by the letter agreement, dated May 10, 1999 (the "CIT Agreement"), between CIT and Leslie Fay Marketing, Inc. or, if such financing is not available, financing from a third party in such amounts and on terms comparable to the terms set forth in the CIT Agreement, or, if such financing is not available, financing from Three Cities Research, Inc. or one of its affiliates (if offered by such Persons at their option) on terms reasonably satisfactory to the Company and in such amount as is necessary to fund the aggregate Merger Consideration.

                                   ARTICLE VII

                                   TERMINATION

            Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the Requisite Company Vote, as follows:

                  (a) by mutual written consent of Buyers and the Company;

                  (b) by either Buyers or the Company if:

                        (i) the Merger has not been consummated on or before September 30, 1999; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

                        (ii) a statute, rule, regulation or executive order shall have been enacted, entered or promulgated prohibiting the consummation of the Merger substantially on the terms contemplated hereby; or

                        (iii) an order, decree, ruling or injunction shall have been entered permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger substantially on the terms contemplated hereby and such order, decree, ruling or injunction shall have become final and non-appealable;

                  (c) by Buyers, if the Board of Directors of the Company or any committee thereof shall have (i) withdrawn or modified, or proposed publicly to withdraw or modify, in a manner adverse to Buyers, its approval of this Agreement or recommendation to the Company's stockholders, (ii) approved or recommended, or proposed publicly to approve or recommend, any Takeover Proposal, (iii) caused the Company to enter into any agreement with respect to any Superior Proposal, in each case in accordance with Section 5.8 of this Agreement, or (iv) the Board or any committee thereof shall have resolved to take any of the foregoing actions;

                  (d) by Buyers or Merger Sub, if the Company shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement and such breach has not been cured within 30 days after the giving of written notice to the Company;

                  (e) by the Company, if Buyers or Merger Sub shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreements, and such breach has not been cured within 30 days after the giving of written notice to Buyers or Merger Sub;

                  (f) by the Company, if the Company receives a Superior Proposal and the Board of Directors of the Company, based on the advice of independent outside legal counsel (who may be the Company's regularly engaged independent legal counsel), determines in good faith that such action is necessary for the Board of Directors to avoid breaching its fiduciary duties to the Company's stockholders under applicable law; or

                  (g) by Buyers or the Company, if the Requisite Company Vote has not been obtained at the relevant stockholders' meeting or completion of the consent solicitation process, as applicable.

            Section 7.2 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall terminate and be of no further force and effect (except for the provisions of Sections 5.11, 5.12 and 7.3 and Article VIII), and there shall be no other liability on the part of Buyers, Merger Sub or the Company, except liability, if any, for a breach of this Agreement.

            Section 7.3 Fees and Expenses.

                  (a) If this Agreement is terminated by (x) Buyers pursuant to
Section 7.1(c) or (y) by the Company pursuant to Section 7.1(f), the Company shall pay Buyers an aggregate fee (the "Fee") of $350,000; provided, however, that if the Superior Proposal, as a result of which the Agreement is terminated in accordance with Section 7.1, is for less than all shares of the Company's capital stock then outstanding, the Fee shall be an aggregate of $1,000,000.

                  (b) The Company shall pay the Fee payable pursuant to Section 7.3(a) and the expenses of the Buyers payable pursuant to Section 5.12, if any, promptly (but not later than five days) after the date of the termination of this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            Section 8.1 Defined Terms.

            "Acquisition Agreement" shall mean any letter of intent, agreement in principle, acquisition agreement or other similar agreement, contract or commitment related to any Takeover Proposal.

            "affiliate," as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

            "business day" shall mean any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern Standard or Eastern Daylight time, as appropriate. In computing any time period under this Agreement, the date of the event which begins the running of such time period shall be included except that if such event occurs on other than a business day such period shall begin to run on and shall include the first business day thereafter.

            "Buyer Material Adverse Effect" shall mean any change in or effect on the business, assets, properties, results of operations or financial condition, prospects or condition (financial or otherwise) of Buyers or Merger Sub that is or could reasonably be expected to be materially adverse to the Buyers and Merger Sub, taken as a whole, or that could reasonably be expected to materially impair the ability of Buyers to perform its obligations under this Agreement or consummate the Merger and the other transactions contemplated hereby.

            "Claims" shall mean any suit, claim, action, proceeding or investigation.

            "Company Material Adverse Effect" shall mean any change in or effect on the business, assets, properties, results of operations or financial condition, prospects or condition (financial or otherwise) of the Company or any Company Subsidiaries that is or could reasonably be expected to be materially adverse to the Company and the Company Subsidiaries, taken as a whole, or that could reasonably be expected to materially impair the ability of the Company to perform its obligations under this Agreement or consummate the Merger and the other transactions contemplated hereby.

            "Contract" shall mean any note, bond, mortgage, indenture, contract, agreement, commitment, lease, license, permit, franchise or other instrument or obligation.

            "Environment" means navigable waters, waters of the contiguous zone, ocean waters, natural resources, surface waters, ground water, drinking water supply, land surface, subsurface strata, ambient air, both inside and outside of buildings and structures, man-made buildings and structures, and plant and animal life on earth.

            "Environmental Claims" means any notification, whether direct or indirect, formal or informal, written or oral, pursuant to Safety and Environmental Laws or principles of common law relating to pollution, protection of the Environment or health and safety, that any of the current or past operations of the Company or any Company Subsidiary, as the case may be, or any by-product thereof, or any of the property currently or formerly owned, leased or operated by the Company or any Company Subsidiary, or the operations or property of any predecessor of the Company or any Company Subsidiary is or may be implicated in or subject to any proceeding, action, investigation, claim, lawsuit, order, agreement or evaluation by any Governmental Entity or any other person.

            "GAAP" shall mean United States generally accepted accounting principles, as currently in effect.

            "Governmental Entity" shall mean any domestic or foreign national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal or arbitral body or self-regulated entity.

            "including" shall mean, unless the context clearly requires otherwise, including but not limited to the things or matters named or listed after that term.

            "Indebtedness" shall mean (i) indebtedness of or any obligation of the Company and Company Subsidiaries for borrowed money, whether current, short-term, or long-term, secured or unsecured, (ii) all lease obligations of the Company and Company Subsidiaries, (iii) any payment obligations of the Company or Company Subsidiaries in respect of banker's acceptances or letters of credit and (iv) any present, future or contingent obligations of the Company or Company Subsidiaries.

            "knowledge," shall mean, as applied to the Company, the actual knowledge of the directors and executive officers of the Company.

            "Law" shall mean foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree.

            "Liens" shall mean any mortgage, security interest, lien, encumbrance, claim, pledge, option, right of first refusal, agreement or limitation of any kind on the Company's or Company Subsidiary's voting rights, charges and other encumbrances or any nature whatsoever.

            "NASDAQ" shall mean either the Nasdaq National Market System or Nasdaq Small Cap Market.

            "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

            "Safety and Environmental Laws" means all federal, state and local laws and orders relating to pollution, protection of the Environment, public or worker health and safety, or the emission, discharge, release or threatened release of pollutants, contaminants or industrial, toxic or hazardous substances or wastes into the Environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants or industrial, toxic or hazardous substances or wastes.

            "Stock Purchase Agreement" shall mean the Stock Purchase Agreement dated as of the date hereof among Buyers and Dickstein & Co., L.P., Dickstein Focus Fund L.P., Dickstein International Limited and Mark B. Dickstein.

            "subsidiary" or "subsidiaries" shall mean, with respect to Buyers, the Company or any other Person, any entity of which any of Buyers, the Company or such other Person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, stock or other equity interests constituting more than 50% of the voting or economic interest in such entity.

            "Superior Proposal" shall mean any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, reorganization, liquidation, dissolution or similar transaction, for consideration to the Company's stockholders consisting of cash and/or securities, a majority of the shares of the Company's capital stock then outstanding or all or substantially all the assets of the Company, on terms which the Board of Directors of the Company determines in its good faith judgment to be more favorable to the Company's stockholders than the Merger and for which financing, to the extent required, is then committed.

            "Takeover Statute" shall mean a "fair price," "moratorium," "control share acquisition" or other similar state or federal anti-takeover statute or regulation.

            "Taxes" shall mean all federal, state, local and foreign income, property, sales, excise and other taxes, tariffs, assessments, or governmental charges of any nature whatsoever.

            Section 8.2 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement shall not survive the Closing. Each party agrees that, except for the representations and warranties contained in this Agreement and the Company Disclosure Letter, no party to this Agreement has made any other representations and warranties, and each party disclaims any other representations and warranties, made by itself or any of its Representatives with respect to the execution and delivery of this Agreement or the transactions contemplated by this Agreement, notwithstanding the delivery of disclosure to any other party or any party's Representatives of any documentation or other information with respect to any one or more of the foregoing.

            Section 8.3 VENUE; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES, EXCEPT THAT DELAWARE LAW SHALL APPLY TO THE EXTENT REQUIRED IN CONNECTION WITH THE EFFECTUATION OF THE MERGER. The parties irrevocably submit to the jurisdiction of the federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated by this Agreement and by those documents, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject to this Agreement or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a federal court. The parties hereby consent to and grant any such court jurisdiction over the Person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.4 or in such other manner as may be permitted by Law, shall be valid and sufficient service thereof.

                  (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.3.

            Section 8.4 Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

            If to Buyers or Merger Sub:

                  Three Cities Research, Inc.
                  650 Madison Avenue
                  New York, New York 10022
                  Attention: Willem F. P. de Vogel
                  Telephone: (212) 838-9660
                  Facsimile: (212) 980-1142

            with copies to:

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attention: Judith R. Thoyer, Esq.
                  Telephone: (212) 373-3000
                  Facsimile: (212) 757-3990

            If to the Company:

                  The Leslie Fay Company, Inc.
                  1412 Broadway
                  New York, New York 10018
                  Attention: John J. Pomerantz
                  Telephone: (212) 221-4141
                  Facsimile: (212) 221-4287

            with copies to:

                  Parker, Chapin, Flattau & Klimpl, LLP
                  1211 Avenue of the Americas
                  New York, New York 10036
                  Attention: Michael J. Shef, Esq.
                  Telephone: (212) 704-6140
                  Facsimile: (212) 704-6288

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

            Section 8.5 Entire Agreement. This Agreement (including any exhibits and annexes to this Agreement) and the Company Disclosure Letter constitute the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter of this Agreement.

            Section 8.6 No Third-Party Beneficiaries. Except as provided in
Section 5.9, this Agreement is not intended to confer upon any Person other than the parties to this Agreement any rights or remedies under this Agreement.

            Section 8.7 Obligations of Buyers and of the Company. Whenever this Agreement requires Merger Sub to take any action, that requirement shall be deemed to include an undertaking on the part of Buyers to cause Merger Sub to take that action. Whenever this Agreement requires a Company Subsidiary to take any action, that requirement shall be deemed to include an undertaking on the part of the Company to cause that Company Subsidiary to take that action.

            Section 8.8 Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

            Section 8.9 Interpretation. The table of contents and headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. Where a reference in this Agreement is made to a section, exhibit or annex, that reference shall be to a section of or exhibit or annex to this Agreement unless otherwise indicated.

            Section 8.10 Assignment. This Agreement shall not be assignable by operation of law or otherwise, except that Buyers or Merger Sub may designate, by written notice to the Company, another subsidiary that is wholly owned directly or indirectly by either Buyer or that is owned directly or indirectly jointly by Buyers to be merged with and into the Company in lieu of Merger Sub, in which event all references in this Agreement to Merger Sub shall be deemed references to such other subsidiary, and in that case, all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other subsidiary as of the date of such designation.

            Section 8.11 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise reached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

            Section 8.12 Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. At any time prior to the Effective Time and subject to applicable Law, this Agreement may be amended, superseded, canceled, modified, renewed or extended, and the terms hereof may be waived, only by a written agreement signed by each of the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at Law or in equity.

            Section 8.13 Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their plural or singular forms, respectively.

            Section 8.14 Headings. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

            Section 8.15 Further Assurances. Each of the parties agree to execute any and all documents and take any and actions as may be reasonably required or necessary to carry out the provisions of this Agreement.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.

                              THE LESLIE FAY COMPANY, INC.

                              By: /s/ Warren Wishart
                                  ------------------------------------------
                                  Warren Wishart
                                  Chief Financial Officer


                              THREE CITIES FUND II, L.P.,

                              By: TCR Associates, L.P., its general partner

                                    By: /s/ Willem F. P. de Vogel
                                        ------------------------------------
                                        Willem F. P. de Vogel
                                        General Partner


                              THREE CITIES OFFSHORE II C.V.,

                              By: Three Cities Associates, N.V.,
                                       its general partner

                                    By: J. William Uhrig
                                        ------------------------------------
                                        J. William Uhrig
                                        Managing Director


                              TCR ACQUISITION SUB CO.

                              By: /s/ J. William Uhrig
                                  ------------------------------------------
                                  J. William Uhrig
                                  President

                                                                         Annex A

                                SHARE CONVERSION

1. If the number of Electing Cash Shares is less than 825,000, the shares of Merger Sub Common Stock shall convert, in accordance with Section 2.2, into one Surviving Corporation Common Share.

2. If the number of Electing Cash Shares is at least 825,000 but less than 1,625,000, the shares of Merger Sub Common Stock shall convert, in accordance with Section 2.2, into the number of Surviving Corporation Common Shares equal to the number of Electing Cash Shares.

3. If the number of Electing Cash Shares is at least 1,625,000 but less than 2,111,966, the shares of Merger Sub Common Stock shall convert, in accordance with Section 2.2, into the number of Surviving Corporation Common Shares equal to the excess of (A) 3,295,890.04(1) over (B) the product of (x) 1.04(2) and (y) the number of Electing Cash Shares; provided, however, that such number shall be rounded up to the nearest whole number if it is not a whole number.

--------
(1)   (Total Diluted Shares * 0.51 less 2,158,000)/0.49

(2)   51/49

                                                                       Exhibit A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                          THE LESLIE FAY COMPANY, INC.

                                    ARTICLE I

            The name of the Corporation is:

                         "The Leslie Fay Company, Inc."

                                   ARTICLE II

            The address of the registered office of the Corporation in the State of Delaware is: 15 East North Street, Dover, Kent County, Delaware 19901. The name of the registered agent of the Corporation in the State of Delaware at such address is: United Corporate Services, Inc.

                                   ARTICLE III

            The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

            (A) Authorized Stock. The total number of shares of stock which the corporation shall have authority to issue is twenty million five hundred thousand (20,500,000), consisting of twenty million (20,000,000) shares of common stock, par value $.01 per share ("Common Stock"), and five hundred thousand (500,000) shares of preferred stock, par value $.01 per share ("Preferred Stock").

            (B) Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to create and provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

            The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (i) The designation of the series, which may be by distinguishing number, letter or title.

                  (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

                  (iii) Whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series.

                  (iv) The dates at which dividends, if any, shall be payable.

                  (v) The redemption rights and price or prices, if any, for shares of the series.

                  (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

                  (vii) The amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

                  (viii) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion may be made.

                  (ix) Restrictions on the issuance of shares of the same series or of any other class or series.

                  (x) The voting rights, if any, of the holders of shares of the series.

                  (xi) Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof as the Board of Directors shall determine.

            (C) Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each share of Common Stock shall be equal to each other share of Common Stock. The holders of shares of Common Stock shall be entitled to one vote for each such share upon all questions presented to the stockholders.

            (D) Vote. Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of shares of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

            (E) Record Holders. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

                                    ARTICLE V

            (A) In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered:

                  (i) to adopt, amend or repeal the By-laws of the Corporation, provided, however, the By-laws may also be altered, amended or repealed by the affirmative vote of the holders of at least 66-2/3 percent of the voting power of the then outstanding Voting Stock (as hereinafter defined), voting together as a single class; and

                  (ii) from time to time to determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Corporation, or any of them, shall be open to inspection of stockholders; and, except as so determined, or as expressly provided in this Certificate of Incorporation or in any Preferred Stock Designation, no stockholder shall have any right to inspect any account, book or document of the Corporation other than such rights as may be conferred by applicable law.

            (B) The Corporation may in its By-laws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by applicable law. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, repeal or adopt any provision inconsistent with subparagraph (i) of paragraph (A) of this Article V. For the purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors of the Corporation.

                                   ARTICLE VI

            (A) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, the number of directors of the Corporation shall be fixed by the By-laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-laws.

            (B) Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

            (C) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, and unless the Board of Directors otherwise determines or the By-laws otherwise provide, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office until the next annual meeting of stockholders and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.

            (D) Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 66-2/3 percent of the voting power of the then outstanding Voting Stock, voting together as a single class.

            (E) Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 66-2/3 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article VI.

                                   ARTICLE VII

            Section 1. Vote Required for Certain Business Combinations.

            (A) Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation or by any Preferred Stock Designation, and except as otherwise expressly provided in
Section 2 of this Article VII:

                  (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other person (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

                  (ii) any sale, lease exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, including all Affiliates of the Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or

                  (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder, including all Affiliates of any Interested Stockholder, in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

                  (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliates of an Interested Stockholder; or

                  (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not an Interested Stockholder is a party thereto) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is Beneficially Owned (as hereinafter defined) by any Interested Stockholder or any Affiliate of any Interested Stockholder;

shall require the affirmative vote of the holders of at least 66 2/3 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, and the affirmative vote of the holders of more than 50 percent of the voting power of the Voting Stock voting on such matter that is not owned directly or indirectly by an Interested Stockholder or any Affiliate of any Interested Stockholder. Such affirmative votes shall be required notwithstanding any other provision of this Certificate of Incorporation, any Preferred Stock Designation or any provision of law or of any agreement with any national securities exchange or otherwise which might otherwise permit a lesser vote or no vote.

            (B) Definition of "Business Combination." The term "Business Combination" as used in this Article VII shall mean any transaction described in any one or more of clauses (i) through (v) of paragraph (A) of this Section 1.

            Section 2. When Higher Vote is Not Required. The provisions of
Section 1 of this Article VII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law or any other provision of this Certificate of Incorporation and any Preferred Stock Designation, if, in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, the condition specified in the following paragraph (A) is met or, in the case of any other Business Combination, the conditions specified in either of the following paragraph (A) or (B) are met:

            (A) Approval by Independent Directors. The Business Combination shall have been approved by at least 75% of the Independent Directors; provided, however, that this condition shall not be capable of satisfaction unless there are at least three Independent Directors.

            (B) Price and Procedure Requirements. All of the following conditions shall have been met:

                  (i) The consideration to be received by holders of shares of a particular class (or series) of outstanding capital stock (including Common Stock and other than Excluded Preferred Stock (as hereinafter defined)) shall be in cash or in the same form as the Interested Stockholder or any of its Affiliates has previously paid for shares of such class (or series) or capital stock. If the Interested Stockholder or any of its Affiliates have paid for shares of any class (or series) of capital stock with varying forms of consideration, the form of consideration to be received per share by holders of shares of such class (or series) of capital stock shall be either cash or the form used to acquire the largest number of shares of such class (or series) of capital stock previously acquired by the Interested Stockholder.

                  (ii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the date (the "Consummation Date") of the consummation of the Business Combination, of the consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event):

                        (a) (if applicable) the highest per share price
            (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates for any shares of Common Stock acquired by them within the two-year period immediately prior to the date of the first public announcement of the proposal of the Business Combination (the "Announcement Date") or in any transaction in which the Interested Stockholder became an Interested Stockholder, whichever is higher, plus interest compounded annually from the first date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date") through the Consummation Date at the publicly announced base rate of interest of Citibank, N.A. (or such other major bank headquartered in the City of New York as may be selected by the Independent Directors) from time to time in effect in the City of New York, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of Common Stock from the Determination Date through the Commission Date in an amount up to but not exceeding the amount of interest so payable per share of Common Stock; and

                        (b) the Fair Market Value per share of Common Stock on
            the Announcement Date or the Determination Date, whichever is higher.

                  (iii) The aggregate amount of (x) the cash and (y) the Fair Market Value, as of the Consummation Date, of the consideration other than cash to be received per share by holders of shares of any class (or series), other than Common Stock or Excluded Preferred Stock, of outstanding capital stock shall be at least equal to the highest of the following (in each case appropriately adjusted in the event of any stock dividend, stock split, combination of shares or similar event), it being intended that the requirements of this paragraph (B)(iii) shall be required to be met with respect to every such class (or series) or outstanding capital stock whether or not the Interested Stockholder or any of its Affiliates has previously acquired any shares of a particular class (or series) of capital stock:

                        (a) (if applicable) the highest per share price
            (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Interested Stockholder or any of its Affiliates for any shares of such class (or series) of capital stock acquired by them within the two-year period immediately prior to the Announcement Date or in any transactions in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the publicly announced base rate of interest of Citibank, N.A. (or such other major bank headquartered in the City of New York as may be selected by the Independent Directors) from time to time in effect in the City of New York, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, on each share of such class (or series) of capital stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of interest so payable per share of such class (or series) of capital stock;

                        (b) the Fair Market Value per share of such class (or
            series) of capital stock on the Announcement Date or on the Determination Date, whichever is higher, and

                        (c) the highest preferential amount per share, if any,
            to which the holders of shares of such class (or series) of capital stock would be entitled in the event of and voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

                  (iv) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business
      Combination: (a) except as approved by a majority of the Independent Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock; (b) there shall have been
      (I) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Independent Directors, and (II) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Independent Directors; and (c) neither such Interested Stockholder nor any of its Affiliates shall have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder; provided, however, that no approval by Independent Directors shall satisfy the requirements of this subparagraph (iv) unless at the time of such approval there are at least three Independent Directors.

                  (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder and any of its Affiliates shall not have received the benefit, directly or indirectly (except proportionately, solely in such Interested Stockholder's or Affiliate's capacity as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                  (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                  (vii) Such Interested Stockholder shall have supplied the Corporation with such information as shall have been requested pursuant to
      Section 4 of this Article VII within the time period set forth therein.

            Section 3. For the purposes of this Article VII:

            (1) A "person" means any individual, limited partnership, general partnership, corporation or other firm or entity.

            (2) "Interested Stockholder" means any person (other than the Corporation or any Subsidiary) who or which:

                  (i) is the beneficial owner (as hereinafter defined), directly or indirectly, of ten percent or more of the voting power of the outstanding Voting Stock; or

                  (ii) is an Affiliate or an Associate of the Corporation and at
            any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then-outstanding Voting Stock; or

                  (iii) is an assignee of or has otherwise succeeded to any
            shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933, as amended, or any successor act thereto.

            (3) A person shall be a "beneficial owner" of, or shall "Beneficially Own", any Voting Stock:

                  (i) which such person or any of its Affiliates or Associates
            (as hereinafter defined) beneficially owns, directly or indirectly within the meaning of Rule 13d-3, or any successor rule thereto, under the Securities Exchange Act of 1934, as amended, or any successor act thereto; or

                  (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise or (b) the right to vote pursuant to any agreement, arrangement or understanding (but neither such person nor any such Affiliate or Associate shall be deemed to be the beneficial owner of any shares of Voting Stock solely by reason of a revocable proxy granted for a particular meeting of stockholders, pursuant to a public solicitation of proxies for such meeting, and with respect to which shares neither such person nor any such Affiliate or Associate is otherwise deemed the beneficial owner); or

                  (iii) which are beneficially owned, directly or indirectly, within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule thereto, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (other than solely by reason of a revocable proxy as described in subparagraph (ii) of this paragraph
            (3)) or disposing of any shares of Voting Stock;

provided, however, that in the case of any employee stock ownership or similar plan of the Corporation or of any Subsidiary in which the beneficiaries thereof possess the right to vote any shares of Voting Stock held by such plan, no such plan nor any trustee with respect thereto (nor any Affiliate of such trustee), solely by reason of such capacity of such trustee, shall be deemed, for any purposes hereof, to beneficially own any shares of Voting Stock held under any such plan.

            (4) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (2) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (3) of this Section 3 but shall not include any other unissued shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

            (5) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, or any successor rule thereto.

            (6) "Subsidiary" means any person of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (2) of this Section 3, the term "Subsidiary" shall mean only a person of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

            (7) "Independent Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and independent of management and free from any relationship that, in the opinion of the Whole Board, would interfere with the exercise of independent judgment.

            (8) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in accordance with Section 4 of this Article VII; and
(ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in accordance with Section 4 of this Article VII.

            (9) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (B)(ii) of Section 2 of this Article VII shall include the shares of Common Stock and/or the shares of any other class (or series) of outstanding capital stock retained by the holders of such shares.

            (10) "Whole Board" means the total number of directors which this Corporation would have if there were no vacancies.

            (11) "Excluded Preferred Stock" means any series of Preferred Stock with respect to which the Preferred Stock Designation creating such series expressly provides that the provisions of this Article VII shall not apply.

            Section 4. (a) A majority of the Whole Board, but only if a majority of the Whole Board shall then consist of Independent Directors or, if a majority of the Whole Board shall not then consist of Independent Directors, a majority of the Independent Directors, shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article VII, including, without limitation,
(i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the applicable conditions set forth in paragraph (B) of Section 2 of this Article VII have been met with respect to any Business Combination, (v) the Fair Market Value of stock or other property in accordance with paragraph (8) of Section 3 of this Article VII, and
(vi) whether the assets which are the subject of any Business Combination referred to in paragraph (1)(A)(ii) of Section 1 of this Article VII have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination referred to in paragraph (1)(A)(iii) of Section 1 of this Article VII has, an aggregate Fair Market Value of $10,000,000 or more.

            (b) A majority of the Whole Board shall have the right to demand, but only if a majority of the Whole Board shall then consist of Independent Directors, or, if a majority of the Whole Board shall not then consist of Independent Directors, a majority of the then Independent Directors shall have the right to demand, that any person who it is reasonably believed is an Interested Stockholder (or holds of record shares of Voting Stock Beneficially Owned by any Interested Stockholder) supply this Corporation with complete information as to (i) the record owner(s) of all shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder, (ii) the number of, and class or series of, shares Beneficially Owned by such person who it is reasonably believed is an Interested Stockholder and held of record by each such record owner and the number(s) of the stock certificate(s) evidencing such shares, and (iii) any other factual matter relating to the applicability or effect of this Article VII, as may be reasonably requested of such person, and such person shall furnish such information within 10 days after receipt of such demand.

            Section 5. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article VII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

            Section 6. When Stockholder Approval is Required. Notwithstanding any other provisions of this Certificate of Incorporation (including, without limitation, Sections 1 and 2 of this

Article VII), but in addition to any affirmative vote required by law or this Certificate of Incorporation or by any Preferred Stock Designation:

                  (i) any merger or consolidation of the Corporation with any person (whether or not an Interested Stockholder); or

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any person (whether or not an Interested Stockholder or Affiliate thereof) of all or substantially all of the assets of the Corporation;

shall require the affirmative vote of the holders of at least 66-2/3 percent of the voting power of the then outstanding Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding any other provision of this Certificate of Incorporation, any Preferred Stock Designation or any provision of law or of any agreement with any national securities exchange or otherwise which might otherwise permit a lesser vote or no vote.

            Section 7. Amendment, Repeal, etc. (a) Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be permitted by law, this Certificate of Incorporation, any Preferred Stock Designation or the By-laws of the Corporation), but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 66 2/3 percent of the voting power of the shares of the then outstanding Voting Stock voting together as a single class, including the affirmative vote of the holders of more than 50 percent of the voting power of the Voting Stock voting on such matter that is not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, Sections 1 through 5 and this clause (a) of
Section 7 of this Article VII; and (b) the affirmative vote of the holders of at least 66-2/3 percent of the voting power of the shares of the then outstanding Voting Stock voting together as a single class shall be required to amend or repeal, or adopt any provisions inconsistent with, Section 6 and this clause (b) of Section 7 of this Article VII.

                                  ARTICLE VIII

            A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article VIII shall not adversely affect any right or protection of a director of the Corporation existing hereunder in respect of any act or omission occurring to such repeal or modification.

                                   ARTICLE IX

            Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or who had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-laws of the Corporation, to the fullest extent permitted from time to time by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect. The Corporation may, by action of the Board of Directors, provide indemnification to employees and agents of the Corporation, and to persons serving as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, at the request of the Corporation, with the same scope and effect as the foregoing indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification of directors and officers. The Corporation shall be required to indemnify any person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors or is a proceeding to enforce such person's claim to indemnification pursuant to the rights granted by this Certificate of Incorporation or otherwise by the Corporation. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any person which provide for indemnification greater or different than that provided in this Article IX. Any amendment or repeal of this Article IX shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                    ARTICLE X

            In furtherance and not in limitation of the powers conferred by law or in this Certificate of Incorporation, the Board of Directors (and any committee of the Board of Directors) is expressly authorized, to the extent permitted by law, to take such action or actions as the Board of Directors or such committee may determine to be reasonably necessary or desirable to (A) encourage any person (as defined in Article VII of this Certification of Incorporation) to enter into negotiations with the Board of Directors and management of the Corporation with respect to any transaction which may result in a change in control of the Corporation which is proposed or initiated by such person or (B) contest or oppose any such transaction which the Board of Directors or such committee determines to be unfair, abusive or otherwise undesirable with respect to the Corporation and its business, assets or properties or the stockholders of the Corporation, including, without limitation, the adoption of such plans or the issuance of such rights, options, capital stock, notes, debentures or other evidences of indebtedness or other securities of the Corporation, which rights, options, capital stock, notes, evidences of indebtedness and other securities (i) may be exchangeable for or convertible into cash or other securities on such terms and conditions as may be determined by the Board of Directors or such committee and (ii) may provide for the treatment of any holder or class of holders thereof designated by the Board of Directors or any such committee in respect of the terms, conditions, provisions and rights of such securities which is different from, and unequal to, the terms, conditions, provisions and rights applicable to all other holders thereof.

                                   ARTICLE XI

            Except as may be expressly provided in this Certification of Incorporation, the Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, or any Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended as granted subject to the right reserved in this Article XI; provided, however, that any amendment or repeal of Article VIII or Article IX of this Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal; and provided, further, that no Preferred Stock Designation shall be amended after the issuance of any shares of the series of Preferred Stock created thereby, except in accordance with the terms of such Preferred Stock Designation and the requirements of applicable law.

            IN WITNESS WHEREOF, The Leslie Fay Company, Inc. has caused this Restated Certificate of Incorporation to be executed by _________________, its _____________, attested by its Secretary, this ____ day of _______________,
1999.

                                       THE LESLIE FAY COMPANY, INC.


Attest:                                By:
       ----------------------------       -----------------------------
        Name:                              Name:
        Title: Secretary                   Title:

                                                                         Annex B

262 APPRAISAL RIGHTS.

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of such stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to ss.251(g) of this title), ss.252, ss.254, ss.257, ss.258, ss.263 or ss.264 of this title:

            (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

            (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                  a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                  b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                  c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                  d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

            (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

            (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for the approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

            (2) If the merger or consolidation was approved pursuant to ss.228 or ss.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
      (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

            (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and
      (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

            (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

            (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

            (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

            (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

            (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

            (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

            (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                   PROXY CARD

PROXY                                                                      PROXY

                          The Leslie Fay Company, Inc.
                 (Solicited on behalf of the Board of Directors)

      The undersigned holder of Common Stock of The Leslie Fay Company, Inc., revoking all proxies heretofore given, hereby constitutes and appoints John J. Pomerantz, John A. Ward and Warren T. Wishart, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the 1999 Annual Meeting of Stockholders of The Leslie Fay Company, Inc., to be held at the Fashion Institute of Technology, Seventh Avenue at 27th Street, C-Building, 9th Floor, New York, New York, on Tuesday, August 24, 1999 at 10:30 a.m., New York City time, and at any adjournments or postponements thereof.

      The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

      Each properly executed Proxy will be voted in accordance with the specifications made below and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR all listed nominees to serve as directors and FOR each of the proposals set forth below.

The Board of Directors recommends a vote FOR Proposal 1, FOR all listed nominees and FOR Proposals 3 and 4.

(1)   Proposal to adopt the Merger Agreement.

      |_| FOR     |_| AGAINST     |_| ABSTAIN

(2)   Election of Directors.

      |_| FOR all nominees listed               |_| WITHHOLD AUTHORITY
      (except as marked to the contrary)        to vote for all listed nominees

Nominees: John J. Pomerantz, John A. Ward, Clifford B. Cohn, Mark Kaufman,
          Robert L. Sind, Bernard Olsoff, H. Whitney Wagner and Thomas G. Weld

          (Instruction: To withhold authority to vote for any individual nominee, circle that nominee's name in the list provided above.)

       PLEASE MARK, DATE AND SIGN THIS PROXY ON THIS AND THE REVERSE SIDE

(3) Proposal to ratify the appointment of the Company's independent accountants.

      |_| FOR     |_| AGAINST     |_| ABSTAIN

(4) Proposal to adjourn the Meeting, if necessary, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the Meeting to adopt the Merger Agreement.

      |_| FOR     |_| AGAINST     |_| ABSTAIN

                                        The shares represented by this proxy
                                    will be voted in the manner directed. In the
                                    absence of any direction, the shares will be
                                    voted FOR Proposal 1, FOR each nominee named
                                    in Proposal 2 and FOR Proposals 3 and 4 and
                                    in accordance with the Proxies' discretion
                                    on such other matters as may properly come
                                    before the meeting.
                                    Dated:________________________________, 1999
                                    ____________________________________________
                                    ____________________________________________
                                                     Signature(s)

                                    (Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation or other representative capacity, please give full title).

                                           PLEASE MARK AND SIGN ABOVE AND
                                                  RETURN PROMPTLY